EXHIBIT 99.1
                                 ------------

                                                                EXECUTION COPY




                           ========================




                                 CWALT, INC.,
                                   Depositor
                         COUNTRYWIDE HOME LOANS, INC.,
                                    Seller
                               PARK GRANADA LLC,
                                    Seller
                     COUNTRYWIDE HOME LOANS SERVICING LP,
                                Master Servicer
                                      and
                             THE BANK OF NEW YORK,
                                    Trustee

                     -----------------------------------

                        POOLING AND SERVICING AGREEMENT
                         Dated as of September 1, 2004

                      -----------------------------------


                        ALTERNATIVE LOAN TRUST 2004-J9


              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-J9




                           ========================

                                         Table of Contents
                                                                                                      Page


ARTICLE I DEFINITIONS....................................................................................1


ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.................................40
     SECTION 2.01.    Conveyance of Mortgage Loans......................................................40
     SECTION 2.02.    Acceptance by Trustee of the Mortgage Loans.......................................46
     SECTION 2.03.    Representations, Warranties and Covenants of the Sellers and Master Servicer......49
     SECTION 2.04.    Representations and Warranties of the Depositor as to the Mortgage Loans..........52
     SECTION 2.05.    Delivery of Opinion of Counsel in Connection with Substitutions...................52
     SECTION 2.06.    Execution and Delivery of Certificates............................................53
     SECTION 2.07.    REMIC Matters.....................................................................53
     SECTION 2.08.    Covenants of the Master Servicer..................................................53

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..............................................54

     SECTION 3.01.    Master Servicer to Service Mortgage Loans.........................................54
     SECTION 3.02.    Subservicing; Enforcement of the Obligations of Servicers.........................55
     SECTION 3.03.    Rights of the Depositor and the Trustee in Respect of the Master Servicer.........55
     SECTION 3.04.    Trustee to Act as Master Servicer.................................................56
     SECTION 3.05.    Collection of Mortgage Loan Payments; Certificate Account; Distribution Account;
                      Carryover Reserve Fund; Supplemental Loan Account.................................56
     SECTION 3.06.    Collection of Taxes, Assessments and Similar Items; Escrow Accounts...............60
     SECTION 3.07.    Access to Certain Documentation and Information Regarding the Mortgage Loans......61
     SECTION 3.08.    Permitted Withdrawals from the Certificate Account, the Distribution Account and the Carryover Reserve Fund........................................................61
     SECTION 3.09.    Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies........63
     SECTION 3.10.    Enforcement of Due-on-Sale Clauses; Assumption Agreements.........................65
     SECTION 3.11.    Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans...66
     SECTION 3.12.    Trustee to Cooperate; Release of Mortgage Files...................................69
     SECTION 3.13.    Documents, Records and Funds in Possession of Master Servicer to be Held for the
                      Trustee...........................................................................70
     SECTION 3.14.    Servicing Compensation............................................................70
     SECTION 3.15.    Access to Certain Documentation...................................................71



                                                       i

     SECTION 3.16.    Annual Statement as to Compliance.................................................71
     SECTION 3.17.    Annual Independent Public Accountants' Servicing Statement; Financial Statements..72
     SECTION 3.18.    Errors and Omissions Insurance; Fidelity Bonds....................................72
     SECTION 3.19.    Notification of Adjustments.......................................................72
     SECTION 3.20.    The Corridor Contracts............................................................73
     SECTION 3.21.    Prepayment Charges................................................................73

ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER............................................75

     SECTION 4.01.    Advances..........................................................................75
     SECTION 4.02.    Priorities of Distribution........................................................76
     SECTION 4.03.    [Reserved]........................................................................84
     SECTION 4.04.    [Reserved]........................................................................84
     SECTION 4.05.    [Reserved]........................................................................84
     SECTION 4.06.    Monthly Statements to Certificateholders..........................................84
     SECTION 4.07.    Determination of Pass-Through Rates for COFI Certificates.........................86
     SECTION 4.08.    Determination of Pass-Through Rates for LIBOR Certificates........................87

ARTICLE V THE CERTIFICATES..............................................................................90

     SECTION 5.01.    The Certificates..................................................................90
     SECTION 5.02.    Certificate Register; Registration of Transfer and Exchange of Certificates.......90
     SECTION 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates.................................95
     SECTION 5.04.    Persons Deemed Owners.............................................................95
     SECTION 5.05.    Access to List of Certificateholders' Names and Addresses.........................95
     SECTION 5.06.    Maintenance of Office or Agency...................................................96

ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER........................................................97

     SECTION 6.01.    Respective Liabilities of the Depositor and the Master Servicer...................97
     SECTION 6.02.    Merger or Consolidation of the Depositor or the Master Servicer...................97
     SECTION 6.03.    Limitation on Liability of the Depositor, the Sellers, the Master Servicer and
                      Others............................................................................97
     SECTION 6.04.    Limitation on Resignation of Master Servicer......................................98

ARTICLE VII DEFAULT.....................................................................................99

     SECTION 7.01.    Events of Default.................................................................99
     SECTION 7.02.    Trustee to Act; Appointment of Successor.........................................100
     SECTION 7.03.    Notification to Certificateholders...............................................102

ARTICLE VIII CONCERNING THE TRUSTEE....................................................................103

     SECTION 8.01.    Duties of Trustee................................................................103
     SECTION 8.02.    Certain Matters Affecting the Trustee............................................104
     SECTION 8.03.    Trustee Not Liable for Certificates or Mortgage Loans............................105


                                                      ii


     SECTION 8.04.    Trustee May Own Certificates.....................................................105
     SECTION 8.05.    Trustee's Fees and Expenses......................................................105
     SECTION 8.06.    Eligibility Requirements for Trustee.............................................106
     SECTION 8.07.    Resignation and Removal of Trustee...............................................106
     SECTION 8.08.    Successor Trustee................................................................107
     SECTION 8.09.    Merger or Consolidation of Trustee...............................................107
     SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee....................................108
     SECTION 8.11.    Tax Matters......................................................................109

ARTICLE IX TERMINATION.................................................................................112

     SECTION 9.01.    Termination upon Liquidation or Purchase of all Mortgage Loans...................112
     SECTION 9.02.    Final Distribution on the Certificates...........................................112
     SECTION 9.03.    Additional Termination Requirements..............................................113

ARTICLE X MISCELLANEOUS PROVISIONS.....................................................................115

     SECTION 10.01.   Amendment........................................................................115
     SECTION 10.02.   Recordation of Agreement; Counterparts...........................................116
     SECTION 10.03.   Governing Law....................................................................116
     SECTION 10.04.   Intention of Parties.............................................................117
     SECTION 10.05.   Notices..........................................................................117
     SECTION 10.06.   Severability of Provisions.......................................................118
     SECTION 10.07.   Assignment.......................................................................118
     SECTION 10.08.   Limitation on Rights of Certificateholders.......................................119
     SECTION 10.09.   Inspection and Audit Rights......................................................119
     SECTION 10.10.   Certificates Nonassessable and Fully Paid........................................120
     SECTION 10.11.   [Reserved].......................................................................120
     SECTION 10.12.   Protection of Assets.............................................................120


                                                     iii


SCHEDULES
Schedule I:           Mortgage Loan Schedule.........................................................S-I-1
Schedule II-A:        Representations and Warranties of Countrywide...............................S-II-A-1
Schedule II-B:        Representations and Warranties of Park Granada..............................S-II-B-1
Schedule III-A:       Representations and Warranties of Countrywide as to all
                      of the Mortgage Loans......................................................S-III-A-1
Schedule III-B:       Representations and Warranties of Countrywide as to the
                      Countrywide Mortgage Loans.................................................S-III-B-1
Schedule III-C:       Representations and Warranties of Park Granada as to the
                      Park Granada Mortgage Loans................................................S-III-C-1
Schedule IV:          Representations and Warranties of the Master Servicer.........................S-IV-1
Schedule V:           Principal Balance Schedules [if applicable]....................................S-V-1
Schedule VI:          Form of Monthly Master Servicer Report........................................S-VI-1
Schedule VII:         Notional Balance Schedule....................................................S-VII-1


                                                 EXHIBITS

Exhibit A:            Form of Senior Certificate (excluding Notional Amount Certificates)..............A-1
Exhibit B:            Form of Subordinated Certificate.................................................B-1
Exhibit C-1:          Form of Class A-R Certificate..................................................C-1-1
Exhibit C-2:          Form of Class C Certificate....................................................C-2-1
Exhibit C-3:          Form of Class P Certificate....................................................C-3-1
Exhibit D:            Form of Notional Amount Certificate..............................................D-1
Exhibit E:            Form of Reverse of Certificates..................................................E-1
Exhibit F-1:          Form of Initial Certification of Trustee (Initial Mortgage Loans)................F-1
Exhibit F-2:          Form of Delay Delivery Certification of Trustee (Supplemental Mortgage Loans)....F-2
Exhibit G-1:          Form of  Delay Delivery Certification of Trustee (Initial Mortgage Loans)........G-1
Exhibit G-2:          Form of Delay Delivery Certification of Trustee (Supplemental Mortgage Loans)....G-2
Exhibit H-1:          Form of Final Certification of Trustee (Initial Mortgage Loans)..................H-1
Exhibit H-2:          Form of Final Certification of Trustee (Supplemental Mortgage Loans).............H-2
Exhibit I:            Form of Transfer Affidavit.......................................................I-1
Exhibit J-1:          Form of Transferor Certificate (Residual)......................................J-1-1
Exhibit J-2:          Form of Transferor Certificate (Private).......................................J-2-1
Exhibit K:            Form of Investment Letter [Non-Rule 144A]........................................K-1
Exhibit L:            Form of Rule 144A Letter.........................................................L-1
Exhibit M:            Form of Request for Release (for Trustee)........................................M-1
Exhibit N:            Form of Request for Release of Documents (Mortgage Loan) Paid in Full,
                      Repurchased and Replaced)........................................................N-1
Exhibit O:            [Reserved].......................................................................O-1
Exhibit P:            Form of Supplemental Transfer Agreement..........................................P-1
Exhibit Q-1:          Form of Class 2-A-1 Corridor Contract..........................................Q-1-1
Exhibit Q-2:          Form of Group 3 Corridor Contract..............................................Q-2-1



                                                      iv


Exhibit Q-3:          Form of Subordinated Certificates Corridor Contract............................Q-3-1
Exhibit R:            Form of Corridor Contract Assignment Agreement...................................R-1

     THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2004, among CWALT, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC. ("Countrywide"), a New York corporation, as a seller (a "Seller"), PARK GRANADA LLC ("Park Granada"), a Delaware limited liability company, as a seller (a "Seller"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the "Master Servicer"), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                                WITNESSETH THAT

     In consideration of the mutual agreements contained in this Agreement, the parties to this Agreement agree as follows:

                             PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (except for the Corridor Contracts and the Carryover Reserve Fund) for federal income tax purposes will consist of four REMICs ("REMIC 1," "REMIC 2," "REMIC 3" and the "Master REMIC"). Each Certificate, other than the Class A-R Certificate, will represent ownership of one or more regular interests in the Master REMIC for purposes of the REMIC Provisions. The Class A-R Certificate represents ownership of the sole class of residual interest in REMIC 1, REMIC 2, REMIC 3 and the Master REMIC. The Master REMIC will hold as assets the several classes of uncertificated REMIC 3 Interests. Each REMIC 3 Interest (other than the Class R-3-A-R Interest) is hereby designated as a regular interest in REMIC 3. REMIC 3 will hold as assets the several classes of uncertificated REMIC 2 Interests. Each REMIC 2 Interest (other than the Class R-2-A-R Interest) is hereby designated as a regular interest in REMIC 2. REMIC 2 will hold as assets the several classes of REMIC 1 Interests (other than the Class R-1-A-R Interest). Each REMIC 1 Interest (other than the Class R-1-A-R Interest) is hereby designated as a regular interest in REMIC 1. REMIC 1 will hold as assets all property of the Trust Fund (except for the Corridor Contracts and the Carryover Reserve Fund). The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.


     The REMIC 1 Regular Interests will have the principal balances, pass-through rates and Corresponding Loan Groups as set forth in the following table:


                                                                              Pass-Through           Corresponding
REMIC 1 Interests                                     Initial Balance              Rate               Loan Group
--------------------------------------------------  --------------------  ---------------------  -----------------------
A-1  (0.9% of SP Group 1)...................                (1)                    (2)                    1
B-1  (0.1% of SP Group 1)...................                (1)                    (2)                    1
C-1 (0.9% of ASP Group 1)                                   (1)                    (2)                    1
D-1 (0.1% of ASP Group 1)                                   (1)                    (2)                    1
E-1  (Excess of Group 1)....................                (1)                    (2)                    1
A-2 (0.9% of SP Group 2)....................                (1)                    (2)                    2
B-2 (0.1% of SP Group 2)....................                (1)                    (2)                    2




C-2 (0.9% of ASP Group 2)                                   (1)                    (2)                    2
D-2 (0.1% of ASP Group 2)                                   (1)                    (2)                    2
E-2 (Excess of Group 2).....................                (1)                    (2)                    2
A-3 (0.9% of SP Group 2)....................                (1)                    (2)                    3
B-3 (0.1% of SP Group 2)....................                (1)                    (2)                    3
C-3 (0.9% of ASP Group 2)                                   (1)                    (2)                    3
D-3 (0.1% of ASP Group 2)                                   (1)                    (2)                    3
E-3 (Excess of Group 2).....................                (1)                    (2)                    3
R-1-PC-$100                                                $100                    (4)                   N/A
R-1-A-R                                                     (3)                    (3)                   N/A


---------------

(1) Each Class A Interest will have a principal balance initially equal to 0.9% of the Subordinate Portion ("SP") of its Corresponding Loan Group. Each Class B Interest will have a principal balance initially equal to 0.1% of the SP of its Corresponding Loan Group. Each Class C Interest will have a principal balance initially equal to 0.9% of the Adjusted Subordinate Portion ("ASP") of its Corresponding Loan Group. Each Class D Interest will have a principal balance initially equal to 0.1% of the ASP of its Corresponding Loan Group. The initial principal balance of each Class E Interest will equal the excess of its corresponding Loan Group over the initial aggregate principal balances of the Class A, Class B, Class C and Class D Interests corresponding to such Loan Group.

(2) A Rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans of the Corresponding Loan Group.

(3) The Class R-1-A-R Interest is the sole class of residual interest in REMIC 1. It has no principal balance and pays no principal or interest.

(4) The Class R-1-PC Interest is entitled to all Prepayment Charges collected with respect to the Mortgage Loans. It pays no interest.

     On each Distribution Date, the Available Funds of the Corresponding Loan Groups shall be distributed with respect to the REMIC 1 Interests in the following manner:

     (1) Interest. Interest is to be distributed with respect to each REMIC 1 Interest at the rate, or according to the formulas, described above;

     (2) Principal if no Cross-Over Situation Exists. If no Cross-Over Situation exists with respect to any Class of Interests, then Principal Amounts arising with respect to each Loan Group will be allocated: first to cause the Loan Group's corresponding Class A, Class B, Class C and Class D Interests to equal, respectively, 0.9% of the SP, 0.1% of the SP, 0.9% of the ASP and 0.1% of the ASP and then to the Loan Group's corresponding Class E Interest;

     (3) Principal if a Cross-Over Situation Exists. If a Cross-Over Situation exists with respect to the Class A and Class B Interests then:

     (a) if the Calculation Rate in respect of the outstanding Class A and Class B Interests is less than the Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the outstanding Class A Interests prior to any other Principal Distributions from each such Loan Group; and

     (b) if the Calculation Rate in respect of the outstanding Class A and Class B Interests is greater than the Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the outstanding Class B Interests prior to any other Principal Distributions from each such Loan Group.

In each case, Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding Class A and Class B Interests to equal the Subordinate Net Rate Cap. With respect to each Loan Group, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Remittance Amount received during the Due Period and (b) the Realized Losses, are insufficient to make the necessary reductions of principal on the Class A and Class B Interests, then interest will be added to the Loan Group's other Interests that are not receiving Principal Relocation Payments, in proportion to their principal balances.

     (c) The outstanding aggregate Class A and Class B Interests for all Loan Groups will not be reduced below 1 percent of the excess of (i) the aggregate outstanding Principal Balances of all Loan Groups as of the end of any Due Period over (ii) the Senior Certificates for all Loan Groups as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

     If (and to the extent that) the limitation in paragraph (c) prevents the distribution of principal to the Class A and Class B Interests of a Loan Group, and if the Loan Group's Class E Interest has already been reduced to zero, then the excess principal from that Loan Group will be paid to the Class E Interests of the other Loan Groups, the aggregate Class A and Class B Interests of which are less than one percent of the Subordinated Portion. If the Loan Group of the Class E Interest that receives such payment has a weighted average Adjusted Net Mortgage Rate below the weighted average Adjusted Net Mortgage Rate of the Loan Group making the payment, then the payment will be treated by the REMIC 1 as a Realized Loss. Conversely, if the Loan Group of the Class E Interest that receives such payment has a weighted average Adjusted Net Mortgage Rate above the weighted average Adjusted Net Mortgage Rate of the Loan Group making the payment, then the payment will be treated by the REMIC 1 as a reimbursement for prior Realized Losses.

If a Cross-Over Situation exists with respect to the Class C and Class D Interests then:

     (d) if the Calculation Rate in respect of the outstanding Class C and Class D Interests is less than the Adjusted Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the outstanding Class C Interests prior to any other Principal Distributions from each such Loan Group; and

     (e) if the Calculation Rate in respect of the outstanding Class C and Class D Interests is greater than the Adjusted Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the outstanding Class D Interests prior to any other Principal Distributions from each such Loan Group.

In each case, Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding Class C and Class D Interests to equal the Adjusted Subordinate Net Rate Cap. With respect to each Loan Group, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Remittance Amount received during the Due Period and (b) the Realized Losses, are insufficient to make the necessary reductions of principal on the Class C and Class D Interests, then interest will be added to the Loan Group's other Interests that are not receiving Principal Relocation Payments, in proportion to their principal balances.

     (f) The outstanding aggregate Class C and Class D Interests for all Loan Groups will not be reduced below 1 percent of the excess of (i) the aggregate outstanding Principal Balances of all Loan Groups as of the end of any Due Period over (ii) the Senior Certificates for all Loan Groups as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

     If (and to the extent that) the limitation in paragraph (f) prevents the distribution of principal to the Class C and Class D Interests of a Loan Group, and if the Loan Group's Class E Interest has already been reduced to zero, then the excess principal from that Loan Group will be paid to the Class E Interests of the other Loan Groups, the aggregate Class C and Class D Interests of which are less than one percent of the Adjusted Subordinated Portion. If the Loan Group of the Class E Interest that receives such payment has a weighted average Adjusted Net Mortgage Rate below the weighted average Adjusted Net Mortgage Rate of the Loan Group making the payment, then the payment will be treated by the REMIC 1 as a Realized Loss. Conversely, if the Loan Group of the Class C Interest that receives such payment has a weighted average Adjusted Net Mortgage Rate above the weighted average Adjusted Net Mortgage Rate of the Loan Group making the payment, then the payment will be treated by the REMIC 1 as a reimbursement for prior Realized Losses.

     The REMIC 2 Regular Interests will have the principal balances, pass-through rates and Corresponding Certificates as set forth in the following table:


---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
                                  Initial Principal                            Corresponding                  Designated
   REMIC 2 Interest                    Balance         Interest Rate          REMIC 3 Interest            Termination Date (12)
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-1                             (1)                (5)                    N/A                                      N/A
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-2                          17,763,370.57         (5)                    (9)                             October 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-3                          16,449,355.81         (5)                    (9)                            November 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-4                          15,232,494.15         (5)                    (9)                            December 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-5                          14,105,605.78         (5)                    (9)                             January 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-6                          13,062,041.24         (5)                    (9)                            February 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-7                          12,095,642.33         (5)                    (9)                               March 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-8                          11,200,705.77         (5)                    (9)                               April 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-9                          10,371,949.60         (5)                    (9)                                 May 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-10                          9,604,482.15         (5)                    (9)                                June 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-11                          8,893,773.12         (5)                    (9)                                July 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-12                          8,235,626.93         (5)                    (9)                              August 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-13                          7,626,158.00         (5)                    (9)                           September 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-14                          7,061,767.89         (5)                    (9)                             October 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-15                          6,539,124.00         (5)                    (9)                            November 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-16                          6,055,140.04         (5)                    (9)                            December 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-17                          5,606,957.74         (5)                    (9)                             January 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-18                          5,191,930.11         (5)                    (9)                            February 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-19                          4,807,605.72         (5)                    (9)                               March 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------


                                                               4


---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
                                  Initial Principal                            Corresponding                  Designated
   REMIC 2 Interest                    Balance         Interest Rate          REMIC 3 Interest            Termination Date (12)
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-20                          4,451,714.35         (5)                    (9)                               April 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-21                          4,122,153.55         (5)                    (9)                                 May 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-22                          3,816,976.27         (5)                    (9)                                June 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-23                          3,534,379.35         (5)                    (9)                                July 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-24                          3,272,692.94         (5)                    (9)                              August 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-25                          3,030,370.57         (5)                    (9)                           September 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-26                          2,805,980.15         (5)                    (9)                             October 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-27                          2,598,195.40         (5)                    (9)                            November 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-28                          2,405,788.11         (5)                    (9)                            December 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-29                          2,227,620.87         (5)                    (9)                             January 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-30                          2,062,640.33         (5)                    (9)                            February 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-1-31                         25,767,757.16         (5)                    (9)                               March 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-1                             (2)                (6)                    N/A                                      N/A
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-2                          33,804,715.43         (6)                    (10)                            October 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-3                          31,304,406.27         (6)                    (10)                           November 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-4                          28,989,020.93         (6)                    (10)                           December 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-5                          26,844,760.15         (6)                    (10)                            January 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-6                          24,859,106.28         (6)                    (10)                           February 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-7                          23,020,245.79         (6)                    (10)                              March 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-8                          21,317,377.49         (6)                    (10)                              April 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-9                          19,740,424.43         (6)                    (10)                                May 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-10                         18,280,079.54         (6)                    (10)                               June 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-11                         16,927,723.41         (6)                    (10)                               July 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-12                         15,675,326.09         (6)                    (10)                             August 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-13                         14,515,592.27         (6)                    (10)                          September 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-14                         13,441,630.31         (6)                    (10)                            October 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-15                         12,447,094.44         (6)                    (10)                           November 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-16                         11,526,112.90         (6)                    (10)                           December 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-17                         10,673,247.81         (6)                    (10)                            January 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-18                          9,883,463.19         (6)                    (10)                           February 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-19                          9,152,095.25         (6)                    (10)                              March 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-20                          8,474,824.88         (6)                    (10)                              April 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-21                          7,847,652.18         (6)                    (10)                                May 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-22                          7,266,872.93         (6)                    (10)                               June 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-23                          6,728,998.75         (6)                    (10)                               July 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-24                          6,224,573.18         (6)                    (10)                             August 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-25                          5,764,260.24         (6)                    (10)                          September 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-26                          5,338,044.82         (6)                    (10)                            October 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-27                          4,943,331.04         (6)                    (10)                           November 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-28                          4,577,791.51         (6)                    (10)                           December 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-29                          4,239,268.57         (6)                    (10)                            January 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-30                          3,925,770.55         (6)                    (10)                           February 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-2-31                         49,133,652.29         (6)                    (10)                              March 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------


                                                               5


---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
                                  Initial Principal                            Corresponding                  Designated
   REMIC 2 Interest                    Balance         Interest Rate          REMIC 3 Interest            Termination Date (12)
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-1                             (3)                (7)                     NA                                      N/A
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-2                          15,592,034.90         (7)                    (11)                            October 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-3                          14,438,834.48         (7)                    (11)                           November 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-4                          13,370,892.28         (7)                    (11)                           December 2004
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-5                          12,381,907.32         (7)                    (11)                            January 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-6                          11,466,044.12         (7)                    (11)                           February 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-7                          10,617,910.67         (7)                    (11)                              March 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-8                           9,832,475.40         (7)                    (11)                              April 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-9                           9,105,117.42         (7)                    (11)                                May 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-10                          8,431,543.95         (7)                    (11)                               June 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-11                          7,807,779.40         (7)                    (11)                               July 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-12                          7,230,126.27         (7)                    (11)                             August 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-13                          6,695,208.42         (7)                    (11)                          September 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-14                          6,199,849.81         (7)                    (11)                            October 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-15                          5,741,126.01         (7)                    (11)                           November 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-16                          5,316,328.70         (7)                    (11)                           December 2005
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-17                          4,922,949.70         (7)                    (11)                            January 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-18                          4,558,666.24         (7)                    (11)                           February 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-19                          4,221,327.12         (7)                    (11)                              March 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-20                          3,908,940.23         (7)                    (11)                              April 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-21                          3,619,660.61         (7)                    (11)                                May 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-22                          3,351,779.73         (7)                    (11)                               June 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-23                          3,103,689.41         (7)                    (11)                               July 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-24                          2,870,663.02         (7)                    (11)                             August 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-25                          2,658,423.16         (7)                    (11)                          September 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-26                          2,461,877.58         (7)                    (11)                            October 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-27                          2,279,857.13         (7)                    (11)                           November 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-28                          2,111,288.83         (7)                    (11)                           December 2006
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-29                          1,955,171.63         (7)                    (11)                            January 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-30                          1,810,600.68         (7)                    (11)                           February 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-3-31                         22,663,539.56         (7)                    (11)                              March 2007
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-PC                                  100.00         (8)                   R-3-PC                                    N/A
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------
     R-2-A-R                             (4)                (4)                    N/A                                      N/A
---------------------------- ----------------------- ----------------- ---------------------------- ----------------------------

     (1) The Initial Principal Balance of the Class R-2-1-1 REMIC 2 Interest is equal to the difference between (a) the aggregate Principal Balance of the Mortgage Loans in Loan Group 1 and the sum of the other Class R-2-1 REMIC 2 Interests.

     (2) The Initial Principal Balance of the Class R-2-2-1 REMIC 2 Interest is equal to the difference between (a) the aggregate Principal Balance of the Mortgage Loans in Loan Group 2 and the sum of the other Class R-2-2 REMIC 2 Interests.

     (3) The Initial Principal Balance of the Class R-2-3-1 REMIC 2 Interest is equal to the difference between (a) the aggregate Principal Balance of the Mortgage Loans in Loan Group 3 and the sum of the other Class R-2-3 REMIC 2 Interests.

     (4) The Class R-2-A-R REMIC 2 Interest is the sole class of residual interest in REMIC 2. It has no principal balance and pays no principal or interest.

     (5) A Rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans of Group 1. This Class of REMIC 2 Interest corresponds to Loan Group 1.

     (6) A Rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans of Group 2. This Class of REMIC 2 Interest corresponds to Loan Group 2.

     (7) A Rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans of Group 3. This Class of REMIC 2 Interest corresponds to Loan Group 3.

     (8) The Class R-2-PC Interest is entitled to all Prepayment Charges payable with respect to the Class R-1-PC Interest. It pays no interest.

     (9) For each Distribution Date occuring before the Designated Termination Date, the Class R-3-1-A-IO REMIC 3 Interest is entitled to a specified portion of the interest payable on this REMIC 2 Interest. Specifically, for each Distribution Date, the Class R-3-1-A-IO REMIC 3 Interest is entitiled to interest on this REMIC 2 Interest at a rate equal to 1.300% per annum.

     (10) For each Distribution Date occuring before the Designated Termination Date, the Class R-3-2-A-IO REMIC 3 Interest is entitled to a specified portion of the interest payable on this REMIC 2 Interest. Specifically, for each Distribution Date, the Class R-3-2-A-IO REMIC 3 Interest is entitiled to interest on this REMIC 2 Interest at a rate equal to 0.550% per annum.

     (11) For each Distribution Date occuring before the Designated Termination Date, the Class R-3-3-A-IO REMIC 3 Interest is entitled to a specified portion of the interest payable on this REMIC 2 Interest. Specifically, for each Distribution Date, the Class R-3-3-A-IO REMIC 3 Interest is entitiled to interest on this REMIC 2 Interest at a rate equal to 0.650% per annum.

     (12) The Designated Termination Date for any R-2 REMIC 2 Interest is the day after the Distribution Date for the listed month and year.

     On each Distribution Date, the Available Funds of each Loan Group shall be distributed with respect to its corresponding REMIC 2 Interests in the following manner:

     (1) Interest. Interest is to be distributed with respect to each REMIC 2 Interest at the rate, or according to the formulas, described above;

     (2) Principal. Principal Amounts arising with respect to each Loan Group will be allocated with respect to its corresponding REMIC 2 Interest having the lowest numeric value until its Principal Balance is reduced to zero and thereafter shall be allocated to the next corresponding REMIC 2 Interest having the lowest numeric value.

     The REMIC 3 Regular Interests will have the principal balances, pass-through rates and Corresponding Certificates as set forth in the following table:


------------------------------- ---------------------------- ---------------------------- ----------------------------
    REMIC 3 Interests                Initial Principal           Interest Rate                    Corresponding
------------------------------- ---------------------------- ---------------------------- ----------------------------


                                                         7


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                         Balance                                                   Certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-1                           (1)                          (2)                            1-A-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-2                           (1)                          (2)                            1-A-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-3                           (1)                          (2)                            1-A-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-4                           (1)                          (2)                            1-A-4
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-5                           (1)                          (2)                            1-A-5
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-6                           (1)                          (2)                            1-A-6
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-1-A-IO                          N/A                          (3)                            1-A-IO
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-2-A-1                           (1)                          (2)                            2-A-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-2-A-IO                          N/A                          (3)                            2-A-IO
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-3-A-1                           N/A                          (2)                            3-A-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-3-A-2                           (1)                          (2)                            3-A-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-3-A-3                           (1)                          (2)                            3-A-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-3-A-4                           (1)                          (2)                            3-A-4
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-3-A-5                           (1)                          (2)                            3-A-5
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-3-A-IO                          N/A                          (3)                            3-A-IO
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-$100                            $100                         (4)                             A-R
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-M-1                             (1)                          (2)                             M-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-M-2                             (1)                          (2)                             M-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-B                               (1)                          (2)                              B
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-Accrual                         (1)                          (5)                             N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-PC                              $100                         (4)                              P
------------------------------- ---------------------------- ---------------------------- ----------------------------
     R-3-A-R                             (6)                          (6)                             N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) The Class R-3-1-A-1 Interest, Class R-3-1-A-2 Interest, Class R-3-1-A-3 Interest, Class R-3-1-A-4 Interest, Class R-3-1-A-5 Interest, Class R-3-1-A-6 Interest, Class R-3-2-A-1 Interest, Class R-3-3-A-1, Class R-3-3-A-2 Interest, Class R-3-3-A-3 Interest, Class R-3-3-A-4 Interest, Class R-3-3-A-5 Interest, Class R-3-M-1 Interest, Class R-3-M-2 Interest and Class R-3-B Interest (each referred to hereafter as an "Accretion Directed Class") each has a principal balance that is initially equal to 50% of its corresponding Certificate Class issued by the Master REMIC. Principal payments, both scheduled and prepaid, Realized Losses, and interest accruing on the Class R-3-Accrual Interest will be allocated to each of the foregoing classes to maintain the size of each Class relative to its Corresponding Certificate Class (that is, 50%) with any excess payments of principal and Realized Losses being allocated to the Class R-3-Accrual Interest in such manner as to cause the principal balance of the Class R-3-Accrual Interest to have a principal balance equal to (a) 50% of the Loan Group 1, Loan Group 2 and Loan Group 3 principal balances plus (b) 50% of the Overcollateralized Amount for such Distribution Date.

(2) The interest rate with respect to any Distribution Date (and the related Accrual Period) for this REMIC 3 Interest is a per annum rate equal to the Net Rate Cap for the Group 1 Senior Certificates with respect to the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Net Rate Cap for the Group 2 Senior Certificates with respect to the Class 2-A-1 Certificates, the Net Rate Cap for the Group 3 Senior Certificates with respect to the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), and the Adjusted Subordinate Net Rate Cap with respect to the Subordinate Certificates.

(3) With respect to each Distribution Date, the interest payable on this Class of REMIC 3 Interest is payable to its corresponding Master REMIC Certificate.

(4) The R3-$100 Interest and the Class R-3-PC Interest do not pay any interest. The R-3-PC Interest is entitled to all Prepayment Charges payable with respect to the Class R-2-PC Interest.

(5) The interest rate with respect to any Distribution Date (and the related Accrual Period) for the Class R-3-Accrual Interest is a per annum rate (hereafter referred to as the "Pool WAC Rate") equal to the weighted average of the Adjusted Net Mortgage Rates of each of the Mortgage Loans.

(6) The Class R-3-A-R Interest is the sole class of residual interest in REMIC
3. It has no principal balance and pays no principal or interest.

     The following table specifies the class designation, interest rate, and principal amount for each class of Master REMIC Interest:


========================= ======================== ===================== ====================== ======================
                                                                                                      Integral
                                                       Pass-Through                                  Multiples in
      Class                      Initial Class             Rate                 Minimum               Excess of
   Designation                Certificate Balance      (per annum)            Denomination             Minimum
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 1-A-1                      $102,368,000              (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 1-A-2                       $59,000,000             4.586%               $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 1-A-3                       $13,600,000             5.169%               $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 1-A-4                       $24,615,000             5.584%               $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 1-A-5                       $22,176,000             4.795%               $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 1-A-IO                        (2)                   1.400%               $25,000.00(3)          $1,000.00(3)
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 2-A-1                      $194,710,000              (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 2-A-IO                        (4)                   .650%                $25,000.00(3)          $1,000.00(3)
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 3-A-1                        $47,045,000             (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 3-A-2                         $17,132,000            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 3-A-3                         $25,968,000            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 3-A-4                        $290,000,000            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 3-A-5                         $42,000,000            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class 3-A-IO                        (5)                   .650%                $25,000.00(3)          $1,000.00(3)
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class M-1                           $29,042,000            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class M-2                           $22,689,000            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class B                             $17,247,876            (1)                 $25,000.00             $1,000.00
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class C                             (6)                    (6)                      (7)                   (7)
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class A-R                       $100.00(8)                 (9)                     (10)                  (10)
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Class P                           $100.00                  (11)               $     100.00              N/A
========================= ======================== ===================== ====================== ======================

---------------------------------------

     (1) Interest will accrue on each Class of LIBOR Certificates during each Interest Accrual Period at a rate equal to the lesser of LIBOR plus the Pass-Through Margin for such Class for such Distribution Date and the applicable Net Rate Cap for such

     Distribution Date. For federal income tax purposes, the pass through rate in respect of each of the Class M-1, Class M-2 and Class B Certificates will be subject to a cap equal to the lesser of the Adjusted Subordinate Net Rate Cap and the Subordinate Net Rate Cap. Any entitlement of the Class M-1, Class M-2 and Class B Certificates to Current Interest in excess of the Adjusted Subordinate Net Rate Cap will be treated as paid by the Master REMIC to the Class C Certificates or the Class A-R Certificates, as applicable, and then paid to the Class M-1, Class M-2 and Class B Certificates, as applicable, pursuant to a limited recourse cap contract as described in Section 8.11 herein.

     (2) The Class 1-A-IO Certificates will be Notional Amount Certificates, will have no Class Certificate Balance and will bear interest on its Notional Amount (initially, $240,000,000.00).

     (3) Minimum denomination is based on the Notional Amount of such Class.

     (4) The Class 2-A-IO Certificates will be Notional Amount Certificates, will have no Class Certificate Balance and will bear interest on its Notional Amount (initially, $210,725,613.00).

     (5) The Class 3-A-IO Certificates will be Notional Amount Certificates, will have no Class Certificate Balance and will bear interest on its Notional Amount (initially, $456,867,462.00).

     (6) For each Interest Accrual Period, the Class C Certificates are entitled to a specified portion of the interest on the Mortgage Loans (the "Class C Distributable Amount") equal to the excess of the Pool WAC Rate over the product of two and the weighted average interest rate of the REMIC 3 Regular Interests with each Accretion Directed Class subject to a cap equal to the Pass-Through Rate of the corresponding Certificate Class and the 3-Accrual Class subject to a cap of 0.00%. The Pass-Through Rate of the Class C Certificates shall be a rate sufficient to entitle it to all interest accrued on the Mortgage Loans less the interest accrued on the other interests issued by the Master REMIC.

     (7) The Class C Certificates will be issued as a single Class of Certificates.

     (8) The Class A-R Certificates are the sole class of residual interest in the Master REMIC.

     (9) No interest will accrue on the $100 principal balance of the Class A-R Certificates.

     (10) The Class A-R Certificate shall be issued as two separate certificates, one with an initial Certificate Balance of $99.99 and the Tax Matters Person Certificate with an initial Certificate Balance of $0.01.

     (11) The Class P Certificate will not be entitled to any interest, but will be entitled to 100% of any Prepayment Charges paid on the Mortgage Loans. For the federal income tax purposes, the Class P Certificate will be entitled to 100% of the Regular Interest cash flow of the Class R-3-PC REMIC 3 Interest.

          The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall--actual or potential (other than for credit losses) to any REMIC regular interest. To the extent that the structure is believed to diverge from such intention the Trustee shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

     Set forth below are designations of Classes or Components of Certificates and other defined terms to the categories used in this Agreement:


Accretion Directed
Certificates........................        None.

Accretion Directed
Components..........................        None.

Accrual Certificates................        None.

Accrual Components..................        None.

Book-Entry Certificates.............        All Classes of Certificates other than the Physical Certificates.

COFI Certificates...................        None.

Component Certificates..............        None.

Components..........................        None.

Delay Certificates..................        All interest-bearing Classes of Certificates other than the Non-Delay
                                            Certificates, if any.

ERISA-Restricted
Certificates........................        The Residual Certificates and the Private Certificates; and any
                                            Certificate of a Class that does not or no longer satisfies the applicable rating requirement under the Underwriter's Exemption.

Group 1
Senior Certificates.................        The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and
                                            Class 1-A-IO Certificates.

Group 2
Senior Certificates.................        The Class 2-A-1 and Class 2-A-IO Certificates.

Group 3
Senior Certificates.................        The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5 and
                                            Class 3-A-IO Certificates.

Inverse Floating Rate
Certificates........................        None.

LIBOR Certificates..................        The Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3,
                                            Class 3-A-4, Class 3-A-5, Class M-1, Class M-2 and Class B Certificates.


                                                         12


Non-Delay Certificates..............        LIBOR Certificates.

Notional Amount
Certificates........................        The Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates.

Offered Certificates................        All Classes of Certificates other than the Private Certificates.

Physical Certificates...............        The Private Certificates and the Residual Certificates.

Planned Principal Classes...........        None.

Planned Principal
Components..........................        None.

Principal Only Certificates.........        None.

Private Certificates................        The Class C and Class P Certificates.

Rating Agencies.....................        S&P and Moody's.

Regular Certificates................        All Classes of Certificates, other than the Residual Certificates.

Residual Certificates...............        The Class A-R Certificates.

Scheduled Principal
Classes.............................        None.

Senior Certificates.................        The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,
                                            Class 1-A-IO, Class 2-A-1, Class 2-A-IO, Class 3-A-1, Class 3-A-2,
                                            Class 3-A-3, Class 3-A-4, Class 3-A-5 and Class 3-A-IO Certificates.

Subordinated Certificates ..........        The Class M-1, Class M-2 and Class B Certificates.

Targeted Principal
Classes.............................        None.

Underwriter.........................        Countrywide Securities Corporation.


     With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions in this Agreement relating solely to such designations shall be of no force or effect, and any calculations in this Agreement incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions in this Agreement relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

     If the aggregate Stated Principal Balance of the Initial Mortgage Loans in any Loan Group on the Closing Date is equal to or greater than the aggregate Class Certificate Balance of the Certificates in the related Certificate Group as of such date, all references herein to "Aggregate Supplemental Purchase Amount ", "Aggregate Supplemental Transfer Amount", "Capitalized Interest Account", "Capitalized Interest Requirement", "Conveyance Period", "Conveyance Period Distribution Date", "Supplemental Loan Amount", "Supplemental Amount", "Supplemental Cut-Off Date", "Supplemental Loan Account", "Supplemental Mortgage Loan", "Supplemental Transfer Agreement", and "Supplemental Transfer Date" with respect to that Loan Group shall be of no force or effect and all provisions herein related thereto shall similarly be of no force or effect.

                                  ARTICLE I
                                  DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accretion Directed Classes: As specified in the Preliminary Statement.

     Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate.

     Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

     Adjusted Subordinate Net Rate Cap: For each Distribution Date, the weighted average of the Net Rate Cap for the Group 1 Senior Certificates, the Net Rate Cap for the Group 2 Senior Certificates and the Net Rate Cap for the Group 3 Senior Certificates weighted on the basis of the respective Adjusted Subordinate Portion of their corresponding Loan Groups. For federal income tax purposes, the Adjusted Subordinate Net Rate Cap will be the Calculation Rate in respect of the Class C and Class D Interests in REMIC 1.

     Adjusted Subordinate Portion: For any Distribution Date and for each Loan Group, (i) the principal balance of such Loan Group as of the first day of the related Due Period less (ii) the product of (a) the Overcollateralized Amount and (b)(I) the principal balance of such Loan Group, divided by (II) the sum of the principal balance of the Mortgage Loans, in each case, as of the first day of the related Due Period, less (iii) the principal balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) in the case of Loan Group 1, the Class 2-A-1 Certificates in the case of Loan Group 2 and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) in the case of Loan Group 3.

     Adjustment Date: A date specified in each Mortgage Note as a date on which the Mortgage Rate on the related Mortgage Loan will be adjusted.

     Advance: As to each Loan Group, the payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans in such Loan Group that were due on the related Due Date and not received by the Master Servicer as of the close of business on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property is an REO Property, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

     Aggregate Supplemental Purchase Amount: With respect to any Supplemental Transfer Date and Loan Group, the applicable "Aggregate Supplemental Purchase Amount" identified in the related Supplemental Transfer Agreement for such Loan Group, which shall be an estimate of the aggregate Stated Principle Balance of the Supplemental Mortgage Loans to be included in such Loan Group identified in such Supplemental Transfer Agreement.

     Aggregate Supplemental Transfer Amount: With respect to any Supplemental Transfer Date and Loan Group, the aggregate Stated Principal Balance as of the related Supplemental Cut-off Date of the Supplemental Mortgage Loans to be included in such Loan Group conveyed on such Supplemental Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(f); provided, however, that such amount shall not exceed the amount on deposit in the Supplemental Loan Account allocated to purchasing Supplemental Mortgage Loans for such Loan Group.

     Agreement: This Pooling and Servicing Agreement and all amendments or supplements to this Pooling and Servicing Agreement.

     Amount Held for Future Distribution: As to any Distribution Date and each Loan Group, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Distribution Date relating to such Loan Group and (ii) all Scheduled Payments due after the related Due Date relating to such Loan Group.

     Applied Realized Loss Amount: With respect to any Distribution Date, the sum of the Realized Losses with respect to the Mortgage Loans which are to be applied in reduction of the Class Certificate Balances of any Class of Subordinated Certificates or the Class 3-A-5 Certificates pursuant to this Agreement, which shall equal (i) in the case of the Subordinated Certificates, the amount, if any, by which the aggregate Class Certificate Balance of all Certificates (after all distributions of principal on such Distribution Date) exceeds the sum of (x) the Stated Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs (after giving effect to Principal Prepayments and Liquidation Proceeds received in the related Prepayment Period) and (y) the amount on deposit in the Supplemental Loan Account, if any, and (ii) in the case of the Class 3-A-5 Certificates, after the Class Certificate Balances of the Subordinated Certificates have been reduced to zero, the amount, if any, by which the aggregate Class Certificate Balance of the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4 and Class 3-A-5 Certificates (after all distributions of principal on such Distribution Date) exceeds the sum of (x) the Stated Principal Balance of the Loan Group 3 Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs (after giving effect to Principal Prepayments and Liquidation Proceeds received in the related Prepayment Period) and (y) the amount of any remaining Group 3 Supplemental Loan Amount on deposit in the Supplemental Loan Account on such Distribution Date, if any.

     Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; (ii) with respect to a Refinancing Mortgage Loan other than a Streamlined Documentation Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made-at the time of the origination of such Refinancing Mortgage Loan; and
(iii) with respect to a Streamlined Documentation Mortgage Loan, (a) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was 80% or less and the loan amount of the new mortgage loan is $650,000 or less, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of the Original Mortgage Loan and (b) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, the value of the Mortgaged Property based upon the appraisal (which may be a drive-by appraisal) made at the time of the origination of such Streamlined Documentation Mortgage Loan.

     Available Funds: As to any Distribution Date and each Loan Group, the sum of (a) the aggregate amount held in the Certificate Account at the close of business on the related Determination Date, including any Subsequent Recoveries, in respect of such Mortgage Loans net of the related Amount Held for Future Distribution and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) - (viii) of Section 3.08(a) in respect of such Mortgage Loans, Prepayment Charges and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) - (iii) of
Section 3.08(b) in respect of such Mortgage Loans, (b) the amount of the related Advance, (c) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date, and (d) with respect to each Loan Group, on the last Conveyance Period Distribution Date, the amount, if any, transferred from the Supplemental Loan Account, if any; provided, however, that after the second Senior Termination Date, Available Funds with respect to the Loan Group relating to the remaining Senior Certificate Group shall include the Available Funds from the other Loan Groups and on any Distribution Date thereafter, Available Funds shall be calculated based on all the Mortgage Loans in the Mortgage Pool, as opposed to the Mortgage Loans in the related Loan Group.

     Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

     Book-Entry Certificates: As specified in the Preliminary Statement.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, or the States of California or Texas or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     Calculation Rate: For each Distribution Date: (a) in the case of the Class A and Class B Interests, the product of (i) 10 and (ii) the weighted average rate of the outstanding Class A and Class B Interests, treating each Class A Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class, and (b) in the case of the Class C and Class D Interests, the product of (i) 10 and (ii) the weighted average rate of the outstanding Class C and Class D Interests, treating each Class C Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class.

     Carryover Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 3.05(g) in the name of the Trustee for the benefit of the Holders of the Offered Certificates (other than the Notional Amount Certificates) and designated "The Bank of New York in trust for registered holders of CWALT, Inc., Alternative Loan Trust 2004-J9, Mortgage Pass-Through Certificates, Series 2004-J9." Funds in the Carryover Reserve Fund shall be held in trust for the Holders of the Offered Certificates (other than the Notional Amount certificates) for the uses and purposes set forth in this Agreement.

     Certificate: Any one of the certificates executed by the Trustee in substantially the forms attached this Agreement as exhibits.

     Certificate Account: The separate Eligible Account or Accounts created and initially maintained by the Master Servicer pursuant to Section 3.05 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "Countrywide Home Loans Servicing LP in trust for the registered holders of Alternative Loan Trust 2004-J9, Mortgage Pass-Through Certificates Series 2004-J9." Funds in the Certified Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Balance: With respect to any Certificate (other than the Notional Amount Certificates and the Class C Certificate) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination of that Certificate (A) plus with respect to the Subordinated Certificates and the Class 3-A-5 Certificates, any increase to the Certificate Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries and (B) minus the sum of (i) all distributions of principal previously made with respect to that Certificate and (ii) with respect to the Subordinated Certificates and the Class 3-A-5 Certificates, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.02 without duplication.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate. For the purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor, and/or the Master Servicer, as applicable.

     Certificate Register: The register maintained pursuant to Section 5.02.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision of this Agreement (other than the second sentence of Section 10.01) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action under this Agreement. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

     Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

     Class 2-A-1 Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-1.

     Class 2-A-1 and Group 3 Corridor Contract Counterparty: Bear Stearns Financial Products Inc., and its successors.

     Class 2-A-1 and Group 3 Corridor Contract Assignment Agreement: The assignment agreement dated as of the Closing Date among Countrywide, the Trustee and the Class 2-A-1 and Group 3 Corridor Contract Counterparty, a form of which is attached hereto as Exhibit R-1.

     Class 2-A-1 Corridor Contract Scheduled Termination Date: The Distribution Date in December 2008.

     Class B Principal Distribution Amount: For any Distribution Date, the excess of: (1) the sum of (a) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates), the Class M-1 Certificates and the Class M-2 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such Distribution Date), and (b) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 98.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period), minus the OC Floor; provided, however, that if the Class B Certificates are the only Class of Subordinated Certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     Class C Distributable Amount: As defined in the Preliminary Statement.

     Class Certificate Balance: With respect to any Class of Certificates other than the Class C Certificates and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date. With respect to the Class C Certificates and any Distribution Date, the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the Offered Certificates and the Class P Certificates immediately prior to that Distribution Date.

     Class M-1 Principal Distribution Amount: For any Distribution Date, the excess of: (1) the sum of (a) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), and (b) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over
(2) the lesser of (x)

89.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period), minus the OC Floor; provided, however, that if the Class M-1 Certificates are the only Class of Subordinated Certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     Class M-2 Principal Distribution Amount: For any Distribution Date, the excess of: (1) the sum of (a) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) and the Class M-1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount for such Distribution Date), and (b) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over
(2) the lesser of (x) 94.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period), minus the OC Floor; provided, however, that if the Class M-2 Certificates are the only Class of Subordinated Certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     Class P Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans that have a Prepayment Charge.

     Closing Date: September 30, 2004.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     COFI: The Monthly Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions published by the Federal Home Loan Bank of San Francisco.

     COFI Certificates: As specified in the Preliminary Statement.

     Compensating Interest: As to any Distribution Date, an amount equal to the product of 50% and the aggregate Master Servicing Fee payable to the Master Servicer for that Distribution Date.

     Component: As specified in the Preliminary Statement.

     Component Balance: Not applicable.

     Component Certificates: As specified in the Preliminary Statement.

     Component Notional Amount: Not applicable.

     Conveyance Period: The period from the Closing Date until the earliest of
(i) the date on which the amount on deposit in the Supplemental Loan Account for each Loan Group is less than $150,000, (ii) an Event of Default occurs or
(iii) October 30, 2004.

     Conveyance Period Distribution Date: Each Distribution Date during the Conveyance Period and, if the Conveyance Period ends after the Distribution Date in a month, the immediately succeeding Distribution Date.

     Confirmation: The confirmations amended as of September 22, 2004 between the Class 2-A-1 and Group 3 Corridor Contract Counterparty and Countrywide relating to the Class 2-A-1 Corridor Contract and the Group 3 Corridor Contract, and the Confirmation dated September 24, 2004 between the Subordinated Certificates Corridor Contract Counterparty and Countrywide relating to the Subordinated Certificates Corridor Contract.

     Coop Shares: Shares issued by a Cooperative Corporation.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

     Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

     Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

     Cooperative Unit: A single family dwelling located in a Cooperative
Property.

     Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 8W, New York, New York 10286 (Attn: Mortgage-Backed Securities Group, CWALT, Inc. Series 2004-J9, facsimile no. (212) 815-3986, and which is the address to which notices to and correspondence with the Trustee should be directed.

     Corridor Contract: The Class 2-A-1, the Group 3 Corridor Contract and the Subordinated Certificates Corridor Contract, as applicable.

     Corridor Contract Counterparty: The Class 2-A-1 and Group 3 Corridor Contract Counterparty and the Subordinated Certificates Corridor Contract Counterparty, as applicable.

     Corridor Contract Scheduled Termination Date: The Class 2-A-1 Corridor Contract Scheduled Termination Date, the Group 3 Corridor Contract Scheduled Termination Date and the Subordinated Classes Corridor Contract Scheduled Termination Date, as applicable.

     Countrywide: Countrywide Home Loans, Inc., a New York corporation and its successors and assigns, in its capacity as the seller of the Countrywide Mortgage Loans to the Depositor.

     Countrywide Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Countrywide is the applicable Seller.

     Countrywide Servicing: Countrywide Home Loans Servicing LP, a Texas limited partnership and its successors and assigns.

     Cross-Over Situation: For any Distribution Date and for each Loan Group (after taking into account principal distributions on such Distribution Date) with respect to (1) the Class A and Class B REMIC 1 Interests, a situation in which the Class A and Class B Interests corresponding to any Loan Group are in the aggregate less than 1% of the Subordinate Portion of the Loan Group to which they correspond and (2) the Class C and Class D REMIC 1 Interests, a situation in which the Class C and Class D Interests corresponding to any Loan Group are in the aggregate less than 1% of the Adjusted Subordinate Portion of the Loan Group to which they correspond.

     Cumulative Loss Trigger Event: With respect to a Distribution Date on or after the Stepdown Date, the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Initial Cut-off Date to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the sum of (x) the Initial Cut-off Date Pool Principal Balance and (y) the amount on deposit in the Supplemental Loan Account as of the Closing Date.


Distribution Date                                Percentage
-----------------                                ----------

October 2007 -- September 2008..................  1.00% with respect to October 2007, plus an additional 1/12th of 0.30% for each month thereafter until
                                                  September 2008
October 2008 -- September 2009..................  1.35% with respect to October 2008, plus an additional 1/12th of 0.15% for each month thereafter until
                                                  September 2009
October 2009 -- September 2010..................  1.50% with respect to October 2009, plus an additional 1/12th of 0.10% for each month thereafter until
                                                  September 2010
October 2010 and thereafter.....................  1.60%


     Current Interest: With respect to each Class of Offered Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance or Notional Amount, as applicable, of such Class immediately prior to such Distribution Date.

     Cut-off Date: In the case of any Initial Mortgage Loan, the Initial Cut-off Date, and in the case of any Supplemental Mortgage Loan, the related Supplemental Cut-off Date.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

     Delay Certificates: As specified in the Preliminary Statement.

     Delay Delivery Certification: As defined in Section 2.02(a).

     Delay Delivery Mortgage Loans: The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to Trustee on the Closing Date or Supplemental Transfer Date, as applicable. With respect to up to 50% of the Initial Mortgage Loans, the Depositor may deliver all or a portion of each related Mortgage File to the Trustee not later than thirty days after the Closing Date and not later than twenty days after the related Supplemental Transfer Date with respect to 90% of the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date. To the extent that Countrywide Servicing shall be in possession of any Mortgage Files with respect to any Delay Delivery Mortgage Loan, until delivery of such Mortgage File to the Trustee as provided in Section 2.01, Countrywide Servicing shall hold such files as Master Servicer hereunder, as agent and in trust for the Trustee.

     Deleted Mortgage Loan: As defined in Section 2.03(c).

     Delinquency Trigger Event: With respect to a Distribution Date on or after the Stepdown Date exists if the Rolling Sixty Day Delinquency Rate equals or exceeds the product of 42.0% and the Senior Enhancement Percentage for such Distribution Date.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face of that Certificate as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

     Depositor: CWALT, Inc., a Delaware corporation, or its successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: As to any Distribution Date, the 22nd day of each month or, if such 22nd day is not a Business Day, the next preceding Business Day; provided, however, that if such 22nd day or such Business Day, whichever is applicable, is less than two Business Days prior to the related Distribution Date, the Determination Date shall be the first Business Day that is two Business Days preceding such Distribution Date.

     Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered holders of Alternative Loan Trust 2004-J9, Mortgage Pass-Through Certificates, Series 2004-J9." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Distribution Account Deposit Date: As to any Distribution Date, 12:30 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2004.

     Due Date: With respect to a Mortgage Loan, the date on which Scheduled Payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     Due Period: Not applicable.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody's and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

     Eligible Repurchase Month: As defined in Section 3.11.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the applicable requirements of the Underwriter's Exemption.

     ERISA-Restricted Certificate: As specified in the Preliminary Statement.

     Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a).

     Event of Default: As defined in Section 7.01.

     Excess Cashflow: With respect to any Distribution Date the sum of (i) the Interest Funds remaining as set forth in Section 4.02(a)(iii)(C), and (ii) the Principal Distribution Amount for all three Groups remaining after distributions pursuant to Section 4.02(b)(i) or (b)(iii), as applicable, in each case for such Distribution Date.

     Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds received with respect to such Mortgage Loan during the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan plus any Subsequent Recoveries received with respect to such Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

     Expense Fee: As to each Mortgage Loan and any Distribution Date, the product of the related Expense Fee Rate and its Stated Principal Balance as of that Distribution Date.

     Expense Fee Rate: As to each Mortgage Loan and any date of determination, the sum of (a) the related Master Servicing Fee Rate and (b) the Trustee Fee Rate.

     Extra Principal Distribution Amount: With respect to any Distribution Date and Loan Group, the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment pursuant to Section 4.02(c) and (b) a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the sum of the Principal Remittance Amounts for all three Loan Groups.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor to the Federal Home Loan Mortgage Corporation.

     Final Certification: As defined in Section 2.02(a).

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor to the Federal National Mortgage Association.

     Gross Margin: The percentage set forth in the related Mortgage Note for the Mortgage Loans to be added to a Mortgage Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule.

     Group 1 Mortgage Loans: The Mortgage Loans in Loan Group 1.

     Group 1 Principal Distribution Amount: For any Distribution Date, the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Target Amount.

     Group 1 Principal Distribution Target Amount: For any Distribution Date, the excess of:

     (1) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) immediately prior to such Distribution Date, over

     (2) the lesser of (x) 83.50% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent

Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Supplemental Loan Amount as of the Closing Date.

     Group 1 Supplemental Loan Amount: The portion of the Supplemental Loan Amount allocable for purchase of Supplemental Mortgage Loans as Group 1 Mortgage Loans on the Closing Date, which shall equal $57,226,364.

     Group 2 Mortgage Loans: The Mortgage Loans in Loan Group 2.

     Group 2 Principal Distribution Amount: For any Distribution Date, the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of Group 1 Principal Distribution Target Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Target Amount.

     Group 2 Principal Distribution Target Amount: for any Distribution Date, the excess of:

     (1) the aggregate Class Certificate Balance of the Group 2 Senior Certificates (other than the Class 2-A-IO Certificates) immediately prior to such Distribution Date, over

     (2) the lesser of (x) 83.50% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the Group 2 Supplemental Loan Amount as of the Closing Date.

     Group 2 Supplemental Loan Amount: The portion of the Supplemental Loan Amount allocable for purchase of Supplemental Mortgage Loans as Group 2 Mortgage Loans on the Closing Date, which shall equal $24,302,748.

     Group 3 Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-2.

     Group 3 Corridor Contract Scheduled Termination Date: The Distribution Date in June 2009.

     Group 3 Mortgage Loans: The Mortgage Loans in Loan Group 3.

     Group 3 Principal Distribution Amount: For any Distribution Date, the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the

Group 3 Principal Distribution Target Amount and the denominator of which is the sum of Group 1 Principal Distribution Target Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Target Amount.

     Group 3 Principal Distribution Target Amount: for any Distribution Date, the excess of:

     (1) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) immediately prior to such Distribution Date, over

     (2) the lesser of (x) 83.50% of the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 3 and the Group 3 Supplemental Loan Amount as of the Closing Date.

     Group 3 Supplemental Loan Amount: The portion of the Supplemental Loan Amount allocable for purchase of Supplemental Mortgage Loans as Group 3 Mortgage Loans on the Closing Date, which shall equal $57,059,894.

     Index: With respect to any Interest Accrual Period for the COFI Certificates, if any, the then-applicable index used by the Trustee pursuant to Section 4.07 to determine the applicable Pass-Through Rate for such Interest Accrual Period for the COFI Certificates.

     Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Initial Certification: As defined in Section 2.02(a).

     Initial Component Balance: As specified in the Preliminary Statement.

     Initial Cut-off Date: With respect to any Initial Mortgage Loan, the later of (i) the date or origination of such Mortgage Loan and (ii) September 1, 2004.

     Initial Cut-off Date Pool Principal Balance: $769,004,070.45.

     Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust Fund on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

     Initial Periodic Rate Cap: As to each Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on the first Adjustment Date for that Mortgage Loan to not more than the amount set forth therein.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Accrual Period: With respect to each Class of Delay Certificates, its corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to any Class of Non-Delay Certificates, its corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the period commencing on the Distribution Date in the month preceding the month in which such Distribution Date occurs (other than the first Distribution Date, for which it is the Closing Date) and ending on the day preceding such Distribution Date.

     Interest Carry Forward Amount: With respect to each Class of Offered Certificates and each Distribution Date, the excess of (i) the Current Interest for such Class with respect to prior Distribution Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

     Interest Determination Date: With respect to (a) any Interest Accrual Period for any LIBOR Certificates and (b) any Interest Accrual Period for the COFI Certificates for which the applicable Index is LIBOR, the second Business Day prior to the first day of such Interest Accrual Period.

     Interest Funds: With respect to any Distribution Date and Loan Group, the excess of the Interest Remittance Amount for that Loan Group over the portion of the Trustee Fee for such Distribution Date allocable to such Loan Group.

     Interest Remittance Amount: With respect to the Mortgage Loans in a Loan Group and any Distribution Date, (x) the sum, without duplication, of (i) all scheduled interest on the Mortgage Loans in that Loan Group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on Lender PMI Mortgage Loans, (ii) all interest on prepayments on the Mortgage Loans in that Loan Group, other than Prepayment Interest Excess, (iii) all Advances relating to interest with respect to the Mortgage Loans in that Loan Group, (iv) all Compensating Interest with respect to such Mortgage Loans in that Loan Group and (v) Liquidation Proceeds with respect to the Mortgage Loans in that Loan Group during the related Prepayment Period (to the extent such Liquidation Proceeds relate to interest), less (y) all reimbursements to the Master Servicer since the immediately preceding Due Date for Advances of interest previously made allocable to such Loan Group.

     Investment Letter: As defined in Section 5.02(b).

     Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

     Lender PMI Mortgage Loan: Certain Mortgage Loans as to which the lender (rather than the borrower) acquires the Primary Insurance Policy and charges the related borrower an interest premium.

     LIBOR: The London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 4.08.

     LIBOR Certificates: As specified in the Preliminary Statement.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

     Loan Group: Any of Loan Group 1, Loan Group 2 and Loan Group 3, as applicable.

     Loan Group 1: All Mortgage Loans identified as Loan Group 1 Mortgage Loans on the Mortgage Loan Schedule.

     Loan Group 2: All Mortgage Loans identified as Loan Group 2 Mortgage Loans on the Mortgage Loan Schedule.

     Loan Group 3: All Mortgage Loans identified as Loan Group 3 Mortgage Loans on the Mortgage Loan Schedule.

     Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Supplemental Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Supplemental Transfer Date pursuant to Section 2.01(f). Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Supplemental Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

     Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at that date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

     Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     Master REMIC: As described in the Preliminary Statement.

     Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

     Master Servicer Advance Date: As to any Distribution Date, 12:30 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

     Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date, subject to reduction as provided in Section 3.14.

     Master Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule for such Mortgage Loan.

     Maximum Mortgage Rate: With respect to each Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor to Mortgage Electronic Registration Systems, Inc.

     MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

     MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: The mortgage identification number for any MERS Mortgage Loan.

     Minimum Mortgage Rate: With respect to each Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note, which, with respect to certain Mortgage Loans is equal to the related Gross Margin.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

     Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Index: Six-month CD, one-month LIBOR, six-month LIBOR, twelve-month LIBOR or one-year CMT, as applicable.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans, the addition of any Supplemental Mortgage Loans pursuant to the provisions of this Agreement and any Supplemental Transfer Agreement and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached to this Agreement as Schedule I, setting forth the following information with respect to each Mortgage Loan:

          (i) the loan number;

          (ii) the Loan Group;

          (iii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

          (iv) the maturity date;

          (v) the original principal balance;

          (vi) the Cut-off Date Principal Balance;

          (vii) the first payment date of the Mortgage Loan;

          (viii) the Scheduled Payment in effect as of the Cut-off Date;

          (ix) the Loan-to-Value Ratio at origination;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating whether the residential dwelling is either
          (a) a detached or attached single family dwelling, (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD) or (d) a two- to four-unit residential property or (e) a Cooperative Unit;

          (xii) the Mortgage Rate as of the Cut-off Date, the Gross Margin, the Initial Periodic Rate Cap, the Subsequent Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate;

          (xiii) the initial Adjustment Date and the Master Servicing Fee Rate both before and after the initial Adjustment Date for each Mortgage Loan;

          (xiv) a code indicating whether the Mortgage Loan is a Lender PMI Mortgage Loan and, in the case of any Lender PMI Mortgage Loan, a percentage representing the amount of the related interest premium charged to the borrower;

          (xv) the purpose for the Mortgage Loan;

          (xvi) the type of documentation program pursuant to which the Mortgage Loan was originated;

          (xvii) a code indicating whether the Mortgage Loan is a Countrywide Mortgage Loan or a Park Granada Mortgage Loan;

          (xviii) the direct servicer of such Mortgage Loan as of the Cut-off Date; and

          (xix) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan.

     Such schedule shall also set forth the total of the amounts described under (iv) and (v) above for all of the Mortgage Loans and for each Loan Group. Countrywide shall update the Mortgage Loan Schedule in connection with each Supplemental Transfer Agreement within a reasonable period of time after delivery to it of the Schedule of Supplemental Mortgage Loans attached to the related Supplemental Transfer Agreement as Schedule A thereto. The Mortgage Loan Schedule shall be deemed to include each Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and all the related Supplemental Mortgage Loans and Supplemental Mortgage Loan information included therein.

     Mortgage Loans: Such of the mortgage loans as from time to time are transferred and assigned to the Trustee pursuant to the provisions of this Agreement and any Supplemental Transfer Agreement as are from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any interest premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

     Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

     Mortgagor: The obligor(s) on a Mortgage Note.

     National Cost of Funds Index: The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the Office of Thrift Supervision.

     Net Prepayment Interest Shortfalls: As to any Distribution Date and Loan Group, the excess of the amount of the aggregate Prepayment Interest Shortfalls for that Loan Group during the related Prepayment Period over the sum of (i) the Compensating Interest for such Loan Group and Distribution Date and (ii) the excess, if any, of the Compensating Interest for the other Loan Group for such Distribution Date over the Prepayment Interest Shortfall for such other Loan Group.

     Net Rate Cap: For each Distribution Date and the Group 1 Senior Certificates other than the Class 1-A-IO Certificates, (1) the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) minus (2) the product of (a) the Pass-Through Rate of the Class 1-A-IO Certificates for that Distribution Date and (b) a fraction, the numerator of which is the Notional Amount of the Class 1-A-IO Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) and the amount of any remaining Group 1 Supplemental Loan Amount on deposit in the Supplemental Loan Account on such Distribution Date, if any. With respect to the Class 1-A-1 Certificates, the Net Rate Cap for the Group 1 Senior Certificates is adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. For each Distribution Date and the Class 2-A-1 Certificates, (1) the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) minus (2) the product of (a) the Pass-Through Rate of the Class 2-A-IO Certificates for that Distribution Date and (b) a fraction, the numerator of which is the Notional Amount of the Class 2-A-IO Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) and the amount of any remaining Group 2 Supplemental Loan Amount on deposit in the Supplemental Loan Account on such Distribution Date, if any, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. For each Distribution Date and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), (1) the weighted average Adjusted Net Mortgage Rate on the Group 3 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) minus (2) the product of (a) the Pass-Through Rate of the Class 3-A-IO Certificates for that Distribution Date and (b) a fraction, the numerator of which is the Notional Amount of the Class 3-A-IO Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) and the amount of any remaining Group 3 Supplemental Loan Amount on deposit in the Supplemental Loan Account on such Distribution Date, if any, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. For each Distribution Date and the Classes of Subordinated Certificates, the weighted average of the Net Rate Caps of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Class 2-A-1 Certificates and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), in each case, weighted on the basis of the excess of (x) the sum of (1) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) and (2) any amount remaining in the Supplemental Loan Account on such Distribution Date, if any, over (y) the respective aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Class 2-A-1 Certificates and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) immediately prior to such Distribution Date, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that Interest accrual Period.

     Net Rate Carryover: For any Class of interest-bearing Certificates other than the Notional Amount Certificates and any Distribution Date, the sum of
(A) the excess of (i) the amount of interest that such Class would otherwise have accrued for such Distribution Date had the applicable Pass-Through Rate for such Class not been determined based on the applicable Net Rate Cap (in the case of the LIBOR Certificates, only up to a per annum rate of 11.25%), over (ii) the amount of interest accrued on such Class at the applicable Net Rate Cap for such Distribution Date and (B) the Net Rate Carryover for such Class for all previous Distribution Dates not previously paid pursuant to
Section 4.02(d), together with interest thereon at the then applicable Pass-Through Rate for such Class, without giving effect to the Net Rate Cap and, in the case of the LIBOR Certificates, up to a per annum rate of 11.25%.

     Non-Delay Certificates: As specified in the Preliminary Statement.

     Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

     Notional Amount: For the Interest Accrual Period related to each Distribution Date, the notional amount for each Class of Notional Amount Certificates will equal the lesser of (a) the related Notional Amount set forth in the table below and (b) the outstanding aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to such Due Date).

                           Class 1-A-IO       Class 2-A-IO       Class 3-A-IO
                             Notional           Notional           Notional
  Distribution Date         Balance ($)        Balance ($)        Balance ($)
----------------------   ----------------   ----------------   ---------------
October 2004.........     240,000,000.00     210,725,613.78     456,867,462.92
November 2004........     222,236,629.43     195,133,578.88     423,062,747.49
December 2004........     205,787,273.62     180,694,744.40     391,758,341.22
January 2005.........     190,554,779.47     167,323,852.12     362,769,320.29
February 2005........     176,449,173.69     154,941,944.80     335,924,560.14
March 2005...........     163,387,132.45     143,475,900.68     311,065,453.86
April 2005...........     151,291,490.12     132,857,990.01     288,045,208.07
May 2005.............     140,090,784.35     123,025,514.61     266,727,830.58
June 2005............     129,718,834.75     113,920,397.19     246,987,406.15
July 2005............     120,114,352.60     105,488,853.24     228,707,326.61
August 2005..........     111,220,579.48      97,681,073.84     211,779,603.20
September 2005.......     102,984,952.55      90,450,947.57     196,104,277.11
October 2005.........      95,358,794.55      83,755,739.15     181,588,684.84
November 2005........      88,297,026.66      77,555,889.34     168,147,054.53
December 2005........      81,757,902.66      71,814,763.33     155,699,960.09
January 2006.........      75,702,762.62      66,498,434.63     144,173,847.19
February 2006........      70,095,804.88      61,575,484.93     133,500,599.38
March 2006...........      64,903,874.77      57,016,818.69     123,617,136.19
April 2006...........      60,096,269.05      52,795,491.57     114,465,040.94
May 2006.............      55,644,554.70      48,886,551.34     105,990,216.06
June 2006............      51,522,401.15      45,266,890.73      98,142,563.88
July 2006............      47,705,424.88      41,915,111.00      90,875,690.95
August 2006..........      44,171,045.53      38,811,421.59      84,146,692.20
September 2006.......      40,898,352.59      35,940,758.57      77,922,119.02
October 2006.........      37,867,982.02      33,282,335.41      72,157,858.78
November 2006 .......      35,062,001.87      30,820,457.83      66,819,813.96
December 2006........      32,463,806.47      28,540,600.70      61,876,482.92
January 2006.........      30,058,018.36      26,429,311.87      57,298,691.41
February 2006........      27,830,397.49      24,474,140.24      53,059,422.84
March................      25,767,757.16      22,663,539.56      49,133,652.29
April 2007
 and thereafter......               0.00               0.00               0.00


     Notional Amount Certificates: As specified in the Preliminary Statement.

     OC Floor: An amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the amount on deposit in the Supplemental Loan Account as of the Closing Date.

     Offered Certificates: As specified in the Preliminary Statement.

     Officer's Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, (ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner or (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

     One-Year LIBOR: As of any date of determination, the per annum rate equal to the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of (x) the Initial Cut-off Date Pool Principal Balance and
(y) the amount on deposit in the Supplemental Loan Account as of the Closing
Date.

     Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

     OTS: The Office of Thrift Supervision.

     Outside Reference Date: As to any Interest Accrual Period for the COFI Certificates, the close of business on the tenth day thereof.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

          (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, which was not the subject of a Principal Prepayment in Full prior to the end of the related Prepayment Period and which did not become a Liquidated Mortgage Loan prior to the end of the related Prepayment Period.

     Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each Loan Group on such Distribution Date).

     Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Distribution Date in January 2005, zero, (b) on or after the Distribution Date in January 2005 but prior to the Stepdown Date, an amount equal to 0.65% of the sum of (x) the Initial Cut-off Date Pool Principal Balance and (y) the amount on deposit in the Supplemental Loan Account as of the Closing Date and (c) on or after the Stepdown Date, the greater of (i) an amount equal to 1.30% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

     Overcollateralized Amount: For any Distribution Date, the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period) as of the Due Date in the month of that Distribution Date and any remaining amounts on deposit in the Supplemental Loan Account as of such Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (other than any Notional Amount Certificates) as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amount for each Loan Group to be made on such Distribution Date).

     Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Park Granada: Park Granada LLC, a Delaware limited liability company, and its successors and assigns, in its capacity as the seller of the Park Granada Mortgage Loans to the Depositor.

     Park Granada Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Park Granada is the applicable Seller.

     Pass-Through Margin: With respect to the Interest Accrual Period for any Distribution Date and Class of LIBOR Certificates, the per annum rate indicated in the following table:

  ------------------------- ------------------------ ------------------------
                                   Pass-Through              Pass-Through
           Class                     Margin (1)               Margin (2)
  ------------------------- ------------------------ ------------------------
  Class 1-A-1.............             0.180%                   0.180%
  ------------------------- ------------------------ ------------------------
  Class 2-A-1.............             0.380%                   0.760%
  ------------------------- ------------------------ ------------------------
  Class 3-A-1.............             0.200%                   0.400%
  ------------------------- ------------------------ ------------------------
  Class 3-A-2.............             0.360%                   0.720%
  ------------------------- ------------------------ ------------------------
  Class 3-A-3.............             0.530%                   1.060%
  ------------------------- ------------------------ ------------------------
  Class 3-A-4.............             0.390%                   0.780%
  ------------------------- ------------------------ ------------------------
  Class 3-A-5.............             0.470%                   0.940%
  ------------------------- ------------------------ ------------------------
  Class M-1...............             0.650%                   0.975%
  ------------------------- ------------------------ ------------------------
  Class M-2...............             1.100%                   1.650%
  ------------------------- ------------------------ ------------------------
  Class B.................             1.850%                   2.755%
  ------------------------- ------------------------ ------------------------
(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the Interest Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

     Pass-Through Rate: For the Interest Accrual Period related to each Distribution Date and each Class of Certificates, the per annum rate calculated as set forth in the Preliminary Statement for such Class.

     Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class. With respect to the Class C, Class P and Class A-R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

          (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

          (v) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

          (vi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

          (vii) such other relatively risk free investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

     Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the
Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in Section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Physical Certificate: As specified in the Preliminary Statement.

     Pool Characteristics: With respect to the Mortgage Loans as of the Cut-off Date, the characteristics set forth in the sixth bullet point under "The Mortgage Pool--Conveyance of Supplemental Mortgage Loans" for such Loan Group set forth on page S-28 of the Prospectus Supplement.

     Pool Stated Principal Balance: The aggregate of the Stated Principal Balances of the Outstanding Mortgage Loans plus the amount on deposit in the Supplemental Loan Account, exclusive of any investment income included therein.

     Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan within the related Prepayment Charge Period in accordance with the terms thereof.

     Prepayment Charge Period: With respect to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

     Prepayment Charge Schedule: As of the Initial Cut off Date with respect to each Initial Mortgage Loan and as of the Supplemental Cut-off Date with respect to each Supplemental Mortgage Loan, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

          (i) the Mortgage Loan identifying number;

          (ii) a code indicating the type of Prepayment Charge;

          (iii) the state of origination of the related Mortgage Loan;

          (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

          (v) the term of the related Prepayment Charge; and

          (vi) the principal balance of the related Mortgage Loan as of the Cut off Date.

     As of the Closing Date, the Prepayment Charge Schedule shall contain the necessary information for each Mortgage Loan. The Prepayment Charge Schedule shall be amended by the Master Servicer upon the sale of any Supplemental Mortgage Loans to the Trust Fund. In addition, the Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the Class P and Class C Certificateholders.

     Prepayment Interest Excess: As to any Principal Prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Initial Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

     Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after September 1, 2004) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date and the related Due Date, the period from the 16th day of the calendar month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, from September 1, 2004) through the 15th day of the calendar month in which the Distribution Date occurs.

     Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

     Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

     Principal Distribution Amount: With respect to each Distribution Date and Loan Group, the sum of: (1) the Principal Remittance Amount for such Loan Group and Distribution Date, (2) the Extra Principal Distribution Amount for such Loan Group and Distribution Date and (3) with respect to the Distribution Date immediately following the end of the Supplemental Period, the amount, if any, remaining in the Supplemental Loan Account at the end of the Supplemental Period (net of any investment income therefrom) allocable to such Loan Group.

     Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     Principal Relocation Payments: A payment from any Loan Group to REMIC 2 Regular Interests other than those of their Corresponding Loan Group as provided in the Preliminary Statement. Principal Relocation Payments shall be made of principal allocations comprising the Principal Remittance Amount from a Loan Group.

     Principal Remittance Amount: As to any Distribution Date and either Loan Group, (x) the sum, without duplication, of (a) the principal portion of each Scheduled Payment (without giving effect to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan in that Loan Group (other than a Liquidated Mortgage Loan) on the related Due Date and received prior to the related Determination Date, (b) the principal portion of the Purchase Price of each Mortgage Loan in that Loan Group that was repurchased by the applicable Seller or purchased by the Master Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan in that Loan Group received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the related Prepayment Period, (e) with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Liquidation Proceeds allocable to principal received during such Prepayment Period with respect to such Mortgage Loan, (f) all Principal Prepayments on the Mortgage Loans in that Loan Group received during the related Prepayment Period and (g) any Subsequent Recoveries on the Mortgage Loans in that Loan Group received during the related Prepayment Period minus (y) all non-recoverable Advances on the Mortgage Loans in that Loan Group relating to principal and certain expenses reimbursable pursuant to Section 6.03 and reimbursed since the immediately preceding Due Date.

     Priority Amount: For any Distribution Date, an amount equal to the product of (A) any amounts distributed to the Group 1 Senior Certificates pursuant to Section 4.02(b) or 4.04(c), (B) the Shift Percentage and (C) the Priority Percentage.

     Priority Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) immediately preceding that Distribution Date.

     Private Certificate: As specified in the Preliminary Statement.

     Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

     Prospectus Supplement: The prospectus supplement dated September 28, 2004 relating to the Offered Certificates.

     PUD: Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be purchased by the applicable Seller pursuant to Section 2.02 or 2.03 or purchased at the option of the Master Servicer pursuant to Section 3.11, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Master Servicer or (y) if the purchaser is Countrywide and Countrywide is an affiliate of the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.03 that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

     Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References in this Agreement to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated

Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

     To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of Realized Losses with respect to that Mortgage Loan will be reduced by the amount of such Subsequent Recoveries.

     Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

     Record Date: With respect to any Distribution Date and the interest-bearing Certificates other than the LIBOR Certificates, the last Business Day of the month preceding the month of a Distribution Date. With respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding such Distribution Date, or if such Certificates are no longer Book-Entry Certificates, the last Business Day of the month preceding the month of such Distribution Date. With respect to the Class A-R, Class C and Class P Certificates, the last Business Day of the month preceding the month of a Distribution Date.

     Reference Bank: As defined in Section 4.07.

     Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     Regular Certificates: As specified in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act, as amended.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC 1: As described in the Preliminary Statement.

     REMIC 1 Interest: Any one of the REMIC Interests.

     REMIC 1 Regular Interest: Any one of the "regular interests" in the REMIC 1 described in the Preliminary Statement.

     REMIC 2: As described in the Preliminary Statement.

     REMIC 2 Interest: Any one of the REMIC 2 Interests or the R-2 Interest.

     REMIC 2 Regular Interest: Any one of the "regular interests" in REMIC 2 described in the Preliminary Statement.

     REMIC 3: As described in the Preliminary Statement.

     REMIC 3 Interest: Any one of the REMIC 3 Interests or the R-3 Interest.

     REMIC 3 Regular Interest: Any one of the "regular interests" in REMIC 3 described in the Preliminary Statement.

     REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N to this Agreement, as appropriate.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Residual Certificates: As specified in the Preliminary Statement.

     Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rolling Sixty-Day Delinquency Rate: With respect to any Distribution Date on or after the Stepdown Date, the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

     Scheduled Balances: Not applicable.

     Scheduled Classes: As specified in the Preliminary Statement.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Seller: Countrywide or Park Granada, as applicable.

     Senior Certificates: As specified in the Preliminary Statement.

     Senior Enhancement Percentage: With respect to a Distribution Date on and after the Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over (b) (i) before the Class Certificate Balances of the Senior Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or
(ii) after the Class Certificate Balances of the Senior Certificates have been reduced to zero, the Class Certificate Balance of the most senior Class of Subordinate Certificates outstanding as of the preceding Master Servicer Advance Date and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     Senior Principal Distribution Amount: As to any Distribution Date, the sum of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount, in each case for such Distribution Date.

     Senior Principal Distribution Target Amount: As to any Distribution Date, the excess of (x) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date, over (y) the lesser of (i) 83.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period), minus the OC Floor.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

     Shift Percentage: For any Distribution Date, as follows:

    --------------------------------------------- ------------------
    Distribution Date                             Shift Percentage
    --------------------------------------------- ------------------

    --------------------------------------------- ------------------
    October 2004 -- September 2007...............  0%
    --------------------------------------------- ------------------
    October 2007 -- September 2009...............  45%
    --------------------------------------------- ------------------
    October 2009 -- September 2010...............  80%
    --------------------------------------------- ------------------
    October 2010 -- September 2011...............  100%
    --------------------------------------------- ------------------
    October 2011 and thereafter..................  300%
      ------------------------------------------- ------------------


     Sixty-Day Delinquency Rate: With respect to any Distribution Date on or after the Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to Principal Prepayments, the principal portion of any Liquidation Proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     Startup Day: The Closing Date.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to the sum of: (i) any previous partial Principal Prepayments and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor, and (ii) Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) received in the related Prepayment Period and Principal Prepayments received through the last day of the related Prepayment Period, in each case, with respect to that Mortgage Loan.

     Stepdown Date: The earlier to occur of: (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and (2) the later to occur of (x) the Distribution Date in October 2007 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 83.50% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

     Streamlined Documentation Mortgage Loan: Any Mortgage Loan originated pursuant to Countrywide's Streamlined Loan Documentation Program then in effect. For the purposes of this Agreement, a Mortgagor is eligible for a mortgage pursuant to Countrywide's Streamlined Loan Documentation Program if that Mortgagor is refinancing an existing mortgage loan that was originated or acquired by Countrywide where, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve month period.

     Subordinated Certificates: As specified in the Preliminary Statement.

     Subordinated Certificates Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-3.

     Subordinated Certificates Corridor Contract Scheduled Termination Date:
The Distribution Date in July 2012.

     Subordinated Certificates Corridor Contract Counterparty: Royal Bank of Canada, and its successors.

     Subordinated Certificates Corridor Contract Ceiling Rate: For any Distribution Date, the Subordinated Certificates Corridor Contract Ceiling Rate set forth in Schedule VII hereto for such Distribution Date.

     Subordinated Certificates Corridor Contract Notional Balance: For any Distribution Date, the applicable Subordinated Certificates Corridor Contract Notional Balance set forth in Schedule VII hereto for such Distribution Date

     Subordinated Certificates Corridor Contract Strike Rate: For any Distribution Date, the applicable Subordinated Certificates Corridor Contract Strike Rate set forth in Schedule VII hereto for such Distribution Date.

     Subordinated Weighted Average Rate: For each Distribution Date and the Classes of Subordinated Certificates, the weighted average of the Net Rate Caps of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Class 2-A-1 Certificates and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) over the respective aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Class 2-A-1 Certificates and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) and adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

     Subordinate Net Rate Cap: For each Distribution Date and the Classes of Subordinated Certificates, the weighted average of the Net Rate Caps of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Class 2-A-1 Certificates and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), in each case, weighted on the basis of the excess of (x) the sum of (1) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments, the principal portion of Liquidation Proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) and (2) any amount remaining in the Supplemental Loan Account on such Distribution Date, if any, over (y) the respective aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), the Class 2-A-1 Certificates and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) immediately prior to such Distribution Date, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that Interest accrual Period. For federal income tax purposes, the Adjusted Subordinate Net Rate Cap will be the Calculation Rate in respect of the Class A and Class B Interests in REMIC 1.

     Subordinate Portion: For any Distribution Date and for each Loan Group, the excess of the principal balance of such Loan Group as of the first day of the related Due Period (after giving effect to Principal Prepayments received in the related Prepayment Period) over the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) in the case of Loan Group 1, the Class 2-A-1 Certificates in the case of Loan Group 2 and the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) in the case of Loan Group 3.

     Subsequent Periodic Rate Cap: As to each Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on the each Adjustment Date after the first Adjustment Date for that Mortgage Loan to not more than the amount set forth therein.

     Subsequent Recoveries: As to any Distribution Date and Loan Group, with respect to a Liquidated Mortgage Loan in that Loan Group that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.08) specifically related to such Liquidated Mortgage Loan after the classification of such Mortgage Loan as a Liquidated Mortgage Loan.

     Subservicer: Any person to whom the Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02.

     Substitute Mortgage Loan: A Mortgage Loan substituted by the applicable Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) have a maximum interest rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (vi) have a minimum interest specified in its related mortgage note not more than 1% per annum higher or lower than the minimum mortgage rate of the Deleted Mortgage Loan; (vii) have the same mortgage index reset period and periodic rate cap as the Deleted Mortgage Loan and a gross margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; and (ix) comply with each representation and warranty set forth in Section 2.03.

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

     Supplemental Amount: The amount deposited in the Supplemental Loan Account on the Closing Date, which shall equal $138,589,005, of which $57,226,364 shall be allocated to Loan Group 1, $24,302,748 shall be allocated to Loan Group 2, and $57,059,894 shall be allocated to Loan Group 3.

     Supplemental Certificate Account Deposit: With respect to any Supplemental Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Supplemental Mortgage Loans due after the related Supplemental Cut-off Date and received by the Master Servicer on or before such Supplemental Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Supplemental Mortgage Loans due after such Supplemental Cut-off Date and received by the Master Servicer on or before the Supplemental Transfer Date.

     Supplemental Cut-off Date: With respect to any Supplemental Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan and (ii) the first day of the month in which the related Supplemental Transfer Date occurs.

     Supplemental Loan Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Alternative Loan Trust 2004-J9, Mortgage Pass-Through Certificates, Series 2004-J9." Funds in the Supplemental Loan Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Supplemental Loan Account shall be for the account of the Depositor.

     Supplemental Loan Amount: Any of the Group 1 Supplemental Loan Amount, Group 2 Supplemental Loan Amount or Group 3 Supplemental Loan Amount, as applicable.

     Supplemental Loan Period: The period from the Closing Date to and including the earlier to occur of (x) the date the amount in the Supplemental Loan Account for each loan group is less than $150,000 and (y) October 30, 2004.

     Supplemental Mortgage Loan: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Supplemental Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Supplemental Transfer Agreement. When used with respect to a single Supplemental Transfer Date, Supplemental Mortgage Loan shall mean a Supplemental Mortgage Loan conveyed to the Trust Fund on that Supplemental Transfer Date.

     Supplemental Transfer Agreement: A Supplemental Transfer Agreement substantially in the form of Exhibit P hereto, executed and delivered by the related Seller or Sellers, the Master Servicer, the Depositor and the Trustee as provided in Section 2.01 hereof.

     Supplemental Transfer Date: For any Supplemental Transfer Agreement, the date the related Supplemental Mortgage Loans are transferred to the Trust Fund pursuant to the related Supplemental Transfer Agreement, provided, however, the Supplemental Transfer Date for any Supplemental Transfer Agreement must be a Business Day and may not be a date earlier than the date on which the Supplemental Transfer Agreement is executed and delivered by the parties thereto pursuant to Section 2.01(d).

     Supplemental Transfer Date Purchase Amount: With respect to any Supplemental Transfer Date, the "Supplemental Transfer Date Purchase Amount" identified in the related Supplemental Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Supplemental Mortgage Loans identified in such Supplemental Transfer Agreement.

     Supplemental Transfer Date Transfer Amount: With respect to any Supplemental Transfer Date, the aggregate Stated Principal Balances as of the related Supplemental Cut-off Dates of the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f); provided, however, that such amount shall not exceed the amount on deposit in the Supplemental Loan Account.

     Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the Trustee.

     Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $0.01.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     Trigger Event: With respect to a Distribution Date on or after the Stepdown Date, either a Delinquency Trigger Event or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

     Trust Fund: The corpus of the trust created under this Agreement consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance of the Mortgage Loans; (ii) the Certificate Account, the Distribution Account, the Carryover and the Supplemental Loan Account; (iii) the Corridor Contracts; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

     Trustee: The Bank of New York and its successors and, if a successor trustee is appointed under this Agreement, such successor.

     Trustee Advance Rate: With respect to any Advance made by the Trustee pursuant to Section 4.01(b), a per annum rate of interest determined as of the date of such Advance equal to the Prime Rate in effect on such date plus 5.00%.

     Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance plus (ii) any amounts remaining in the Supplemental Loan Account (excluding any investment earnings thereon) with respect to such Distribution Date.

     Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor.

     Underwriters: As specified in the Preliminary Statement.

     Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

     Unpaid Realized Loss Amount: For any Class of Subordinated Certificates and the Class 3-A-5 Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that Class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that Class pursuant to Section 4.02(f).

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to each of the Class A-R, Class C and Class P Certificates, and (c) the remaining Voting Rights (or 100% of the Voting Rights if there is no Class of Notional Amount Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

     Weighted Average Mortgage Rate: As to any Distribution Date, the average of the Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the end of the Prepayment Period related to the immediately preceding Distribution Date.

                                  ARTICLE II
                         CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans

     (a) Each Seller, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all its respective right, title and interest in and to the related Initial Mortgage Loans, including all interest and principal received or receivable by such Seller, on or with respect to the applicable Initial Mortgage Loans after the Initial Cut-off Date and all interest and principal payments on the related Initial Mortgage Loans received prior to the Initial Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on such Initial Mortgage Loans on or before the Initial Cut-off Date. On or prior to the Closing Date, Countrywide shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule (except that, in the case of the Delay Delivery Mortgage Loans (which may include both Countrywide Mortgage Loans and Park Granada Mortgage Loans), such delivery may take place within thirty (30) days following the Closing Date or twenty (20) days following the applicable Supplemental Transfer Date, as applicable). Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Sellers and Depositor, for the Mortgage Loans. With respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first applicable Distribution Date or any Supplemental Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Supplemental Transfer Date, Countrywide shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first applicable Distribution Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan.

     (b) Immediately upon the conveyance of the Initial Mortgage Loans referred to in clause (a), the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with the Depositor's right to require each Seller to cure any breach of a representation or warranty made in this Agreement by such Seller or to repurchase or substitute for any affected Mortgage Loan in accordance herewith.

     (c) On any Business Day during the Supplemental Loan Period designated by Countrywide to the Trustee, the Sellers, the Depositor and the Trustee shall complete, execute and deliver a Supplemental Transfer Agreement. After the execution and delivery of such Supplemental Transfer Agreement, on the Supplemental Transfer Date, the Trustee shall set aside in the Supplemental Loan Account an amount equal to the related Supplemental Transfer Date Purchase Amount.

     (d) In connection with the transfer and assignment set forth in clause
(b) above, the Depositor has delivered or caused to be delivered to the Trustee (or, in the case of the Delay Delivery Mortgage Loans that are Initial Mortgage Loans, will deliver or cause to be delivered to the Trustee within thirty (30) days following the Closing Date and in the case of the Delay

Delivery Mortgage Loans that are Supplemental Mortgage Loans, will deliver or cause to be delivered to the Trustee within twenty (20) days following the applicable Supplemental Transfer Date) for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) (A) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ____________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

              (B) with respect to any Lost Mortgage Note, a lost note affidavit from Countrywide stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

          (ii) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by Countrywide as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; provided, further, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico;

          (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

          (v) except as provided below, the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto; and

          (vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

               (A) The Coop Shares, together with a stock power in blank;

               (B) The executed Security Agreement;

               (C) The executed Proprietary Lease;

               (D) The executed Recognition Agreement;

               (E) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

               (F) The executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

     In addition, in connection with the assignment of any MERS Mortgage Loan, each Seller agrees that it will cause, at the Trustee's expense, the MERS(R) System to indicate that the Mortgage Loans sold by such Seller to the Depositor have been assigned by that Seller to the Trustee in accordance with this Agreement (and any Supplemental Transfer Agreement, as applicable) for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with such Mortgage Loans. Each Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan sold by such Seller to the Depositor during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

     In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage,
(b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii),
(iii) or (v) above, respectively, concurrently with the execution and delivery of this Agreement because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or
(iii) above, or because the title policy has not been delivered to either the Master Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, Countrywide shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

     As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days after such transfer and assignment, the Trustee shall (i) as the assignee thereof, affix the following language to each assignment of Mortgage: "CWALT Series 2004-J9, The Bank of New York as trustee", (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof and that the Trustee need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction (including Puerto
Rico) under the laws of which in the opinion of counsel the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

     In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to
Section 3.05.

     Notwithstanding anything to the contrary in this Agreement, within thirty
(30) days after the Closing Date with respect to the Initial Mortgage Loans, Countrywide (on its own behalf and on behalf of Park Granada) shall either (i) deliver to the Depositor, or at the Depositor's direction, to the Trustee or other designee of the Depositor the Mortgage File as required pursuant to this
Section 2.01 for each Delay Delivery Mortgage Loan or (ii) either (A) substitute a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or
(B) repurchase the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03); provided, however, that if

Countrywide fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the thirty (30)-day period provided in the prior sentence, Countrywide (on its own behalf and on behalf of Park Granada) shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather Countrywide (on its own behalf and on behalf of Park Granada) shall have five
(5) Business Days to cure such failure to deliver. At the end of such thirty
(30)-day period the Trustee shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such thirty (30)-day period in accordance with the provisions of Section 2.02.

     Notwithstanding anything to the contrary in this Agreement, within twenty
(20) days after a Supplemental Transfer Date with respect to all of the Supplemental Mortgage Loans sold to the Depositor on such Supplemental Transfer Date, Countrywide (on its own behalf and on behalf of Park Granada) shall either (i) deliver to the Depositor, or at the Depositor's direction, to the Trustee or other designee of the Depositor the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or (ii)
(A) substitute a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (B) repurchase the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03); provided, however, that if Countrywide fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the twenty (20) day period provided in the prior sentence, Countrywide (on its own behalf and on behalf of Park Granada) shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather Countrywide (on its own behalf and on behalf of Park Granada) shall have five (5) Business Days to cure such failure to deliver. At the end of such twenty (20) day period the Trustee shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such twenty (20) day period in accordance with the provisions of Section 2.02.

     (d) Subject to the execution and delivery of the related Supplemental Transfer Agreement as provided in Section 2.01(e) hereof and the terms and conditions of this Agreement, each Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Supplemental Transfer Date, with respect to each Supplemental Mortgage Loan sold by such Seller to the Depositor, all the right, title and interest of that Seller in and to the Supplemental Mortgage Loans sold by it identified in such Supplemental Transfer Agreement, including all interest and principal received and receivable by such Seller on or with respect to the related Supplemental Mortgage Loans on and after the related Supplemental Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the related Seller, other than principal and interest due on such Supplemental Mortgage Loans prior to the related Supplemental Cut-off Date.

     Immediately upon the conveyance of the Supplemental Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in all of the Supplemental Mortgage Loans.

     Each Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans sold by such Seller to the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trust Fund pursuant to Sections 2.01(a) or (b).

     (e) Upon five (5) Business Days written notice to the Trustee, the Depositor, the Master Servicer (if the Master Servicer is not a Seller) and the Rating Agencies, on any other Business Day during the Conveyance Period designated by Countrywide and Park Granada, if applicable, the Depositor and the Trustee shall complete, execute and deliver a Supplemental Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Supplemental Transfer Agreement will result in a reduction or withdrawal of the any ratings assigned to the Certificates. After the execution and delivery of such Supplemental Transfer Agreement, on the Supplemental Transfer Date, the Trustee shall set aside in the Supplemental Loan Account an amount equal to the Aggregate Supplemental Purchase Amount.

     The transfer of Supplemental Mortgage Loans and the other property and rights relating to them on a Supplemental Transfer Date is subject to the satisfaction of each of the following conditions:

     (i) each Supplemental Mortgage Loan conveyed on such Supplemental Transfer Date satisfies the representations and warranties applicable to it under this Agreement; provided, however, that with respect to a breach of a representation and warranty with respect to a Supplemental Mortgage Loan, the obligation under Section 2.03(c) of this Agreement of Countrywide and Park Granada, if applicable, to cure, repurchase or replace such Supplemental Mortgage Loan shall constitute the sole remedy against such Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

     (ii) the Trustee, the Underwriter and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel with respect to the tax treatment of the Trust Fund, to be delivered as provided pursuant to Section 2.01(f);

     (iii) the Rating Agencies and the Underwriter are provided with an Opinion of Counsel or Opinions of Counsel with respect to the validity of the conveyance of the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date, to be delivered as provided pursuant to Section 2.01(f);

     (iv) the execution and delivery of such Supplemental Transfer Agreement or conveyance of the related Supplemental Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies;

     (v) the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

     (vi) no Supplemental Mortgage Loan conveyed on such Supplemental Transfer date was 30 or more days delinquent;

     (vii) following the conveyance of the Supplemental Mortgage Loans on such Supplemental Transfer Date to the Trust Fund, the characteristics of the Mortgage Loans will comply with the Pool Characteristics (including the permitted variances listed therein); provided, that for the purpose of making these calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Supplemental Mortgage Loan will be taken as of the related Supplemental Cut-off Date.

     (viii) none of the Sellers or the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer; and

     (ix) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each of these conditions precedent.

     The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

     (f) Within seven Business Days after each Supplemental Transfer Date, upon (1) delivery to the Trustee by the Depositor or Countrywide of the Opinions of Counsel referred to in Sections 2.01(e)(ii) and (iii), (2) delivery to the Trustee by Countrywide of a revised Mortgage Loan Schedule reflecting the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date to the Loan Group into which each Supplement Mortgage Loan was conveyed and (3) deposit in the Certificate Account by the Master Servicer on behalf of the Sellers of the applicable Supplemental Certificate Account Deposit, and (4) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay to each Seller the Aggregate Supplemental Transfer Amount for a Loan Group used to purchase Supplemental Mortgage Loans from such Seller from those funds that were set aside in the Supplemental Loan Account pursuant to Section 2.01(e). The positive difference, if any, between the Aggregate Supplemental Transfer Amount for a Loan Group and the Aggregate Supplemental Purchase Amount for that Loan Group shall be reinvested by the Trustee in the Supplemental Loan Account and shall remain designated as a portion of the Supplemental Loan Amount allocated to the applicable Loan Group.

     The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

     Within thirty days after the final Supplemental Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date conform to the characteristics in Section 2.01(e)(vi), (vii) and (viii) for that Loan Group.

     SECTION 2.02. Acceptance by Trustee of the Mortgage Loans.

     (a) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F (an "Initial Certification") and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

     The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) an Initial Certification in the form annexed to this Agreement as Exhibit F. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Initial Mortgage Loans. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

     On or about the thirtieth (30th) day after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) a Delay Delivery Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit G-1 (a "Delay Delivery Certification"), with any applicable exceptions noted thereon. Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) a Final Delay Delivery Certification with respect to the Initial Mortgage Loans in the form annexed hereto as Exhibit G-1, with any applicable exceptions noted thereon.

     Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) a Final Certification with respect to the Initial Mortgage Loans in the form annexed hereto as Exhibit H-1 (a "Final Certification"), with any applicable exceptions noted thereon.

     If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File that does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. Countrywide (on its own behalf and on behalf of Park Granada) shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if Countrywide does not correct or cure such defect within such period, Countrywide (on its own behalf and on behalf of Park Granada) shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date Countrywide (on its own behalf and on behalf of Park Granada) was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Master Servicer or Countrywide (on its own behalf and on behalf of Park

Granada) and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) that has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by Countrywide (on its own behalf and on behalf of Park Granada) in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to Countrywide (on its own behalf and on behalf of Park Granada) and shall execute and deliver at Countrywide's (on its own behalf and on behalf of Park Granada) request such instruments of transfer or assignment prepared by Countrywide, in each case without recourse, as shall be necessary to vest in Countrywide (on its own behalf and on behalf of Park Granada), or its designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions Countrywide (on its own behalf and on behalf of Park Granada) repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to Countrywide (on its own behalf and on behalf of Park Granada) or its designee and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System Countrywide (on its own behalf and on behalf of Park Granada) or its designee as the beneficial holder of such Mortgage Loan.

     (a) Upon delivery of the Supplemental Mortgage Loans pursuant to a Supplemental Transfer Agreement, the Trustee shall acknowledge receipt of the documents identified in any Supplemental Certification in the form annexed hereto as Exhibit F-2 and declare that it will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

     The Trustee agrees to execute and deliver on the Supplemental Transfer Date to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) a Supplemental Certification in the form annexed hereto as Exhibit F-2. Based on its review and examination, and only as to the documents identified in such Supplemental Certification, the Trustee shall acknowledge that such documents appear regular on their face and relate to such Supplemental Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

     On or about the twentieth (20th) day after the Supplemental Transfer Date, the Trustee shall deliver to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) a Delay Delivery Certification with respect to the Supplemental Mortgage Loans in the form annexed hereto as Exhibit G-2, with any applicable exceptions noted thereon.

     Not later than 90 days after the final Supplemental Transfer Date, the Trustee shall deliver to the Depositor, the Master Servicer and Countrywide (on its own behalf and on behalf of Park Granada) a Final Certification with respect to the Supplemental Mortgage Loans in the form annexed hereto as Exhibit H-2, with any applicable exceptions noted thereon.

     (b) The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

     (c) It is understood and agreed that the respective obligations of each Seller to substitute for or to purchase any Mortgage Loan sold to the Depositor by it which does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against that Seller.

     SECTION 2.03. Representations, Warranties and Covenants of the Sellers
                   and Master Servicer.

     (a) Countrywide hereby makes the representations and warranties set forth in (i) Schedule II-A and Schedule II-B hereto, and by this reference incorporated herein, to the Depositor, the Master Servicer and the Trustee, as of the Closing Date, (ii) Schedule III-A hereto, and by this reference incorporated herein, to the Depositor, the Master Servicer and the Trustee, as of the Closing Date, or if so specified therein, as of the Initial Cut-off Date with respect to all of the Initial Mortgage Loans and as of the related Supplemental Cut-off Date with respect to all of the Supplemental Mortgage Loans, and (iii) Schedule III-B hereto, and by this reference incorporated herein, to the Depositor, the Master Servicer and the Trustee, as of the Closing Date, or if so specified therein, as of the Initial Cut-off Date with respect to the Initial Mortgage Loans that are Countrywide Mortgage Loans and as of the related Supplemental Cut-off Date with respect to the Supplemental Mortgage Loans that are Countrywide Mortgage Loans. Park Granada hereby makes the representations and warranties set forth in (i) Schedule II-B hereto, and by this reference incorporated herein, to the Depositor, the Master Servicer and the Trustee, as of the Closing Date and (ii) Schedule III-C hereto, and by this reference incorporated herein, to the Depositor, the Master Servicer and the Trustee, as of the Closing Date, or if so specified therein, as of the Initial Cut-off Date with respect to the Initial Mortgage Loans that are Park Granada Mortgage Loans and as of the related Supplemental Cut-off Date with respect to the Supplemental Mortgage Loans that are Park Granada Mortgage Loans.

     (b) The Master Servicer hereby makes the representations and warranties set forth in Schedule IV hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Initial Closing Date with respect to the Initial Mortgage Loans, and the related Supplemental Transfer Date with respect to the Supplemental Mortgage Loans.

     (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty with respect to a Mortgage Loan made pursuant to
Section 2.03(a) or a breach of a representation or warranty with respect to a Supplemental Mortgage Loan under Section 2.01(e)(i) that materially and adversely affects the interests of the Certificateholders in that Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty with respect to a Mortgage Loan sold by it pursuant to Section 2.03(a) and with respect to a breach of representation and warranty with respect to a Supplemental Mortgage Loan sold by it under Section 2.01(e)(i) that materially and adversely affects the interests of the Certificateholders in that Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall,
(i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Substitute Mortgage Loan. The Seller repurchasing a Mortgage Loan pursuant to this Section 2.03(c) shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of a Seller's knowledge, if it is discovered by either the Depositor, a Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding that Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Any breach of a representation set forth in clauses (43) (to the extent such representation relates to the Freddie Mac's dollar amount limits for conforming one-to-four family mortgage loans), (45), (46), (47), (48), (49), (50), (51), (52) or (53)
of Schedule III-A with respect to a Mortgage Loan shall be deemed to materially and adversely affect the Certificateholders.

     With respect to any Substitute Mortgage Loan or Loans sold to the Depositor by a Seller, Countrywide (on its own behalf and on behalf of Park Granada) shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter that Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the related Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(a) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the related Seller and shall execute and deliver at such Seller's direction such instruments of transfer or assignment prepared by Countrywide (on its own behalf and on behalf of Park Granada), in each case without recourse, as shall be necessary to vest title in that Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

     For any month in which a Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all Substitute Mortgage Loans sold to the Depositor by that Seller as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans repurchased by that Seller (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by Countrywide (on its own behalf and on behalf of Park Granada) on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which that Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

     SECTION 2.04. Representations and Warranties of the Depositor as to the
                   Mortgage Loans.

     The Depositor hereby represents and warrants to the Trustee with respect to each Initial Mortgage Loan as of the Closing Date or such other date set forth in this Agreement, and following the transfer of the Initial Mortgage Loans to it by each Seller, the Depositor had good title to the Initial Mortgage Loans or related Supplemental Mortgage Loans, as applicable, and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

     The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Initial Mortgage Loans including, without limitation, the representations and warranties of each Seller made pursuant to
Section 2.03(a), together with all rights of the Depositor to require a Seller to cure any breach thereof or to repurchase or substitute for any affected Initial Mortgage Loan in accordance with this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

     SECTION 2.05. Delivery of Opinion of Counsel in Connection with
                   Substitutions.

     (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless Countrywide delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (b) Upon discovery by the Depositor, a Seller, the Master Servicer, or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require Countrywide (on its own behalf and on behalf of Park Granada) at its option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to Countrywide the Mortgage Loan to be released pursuant to this Section in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Execution and Delivery of Certificates.

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

     SECTION 2.07. REMIC Matters.

     The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. Each REMIC's fiscal year shall be the calendar year.

     SECTION 2.08. Covenants of the Master Servicer.

     The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

     (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

     (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

                                 ARTICLE III
                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

     SECTION 3.01. Master Servicer to Service Mortgage Loans.

     For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, subject to the terms of this Agreement (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds (which for the purpose of this Section 3.01 includes any Subsequent Recoveries), and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of any tax under section 860F(a) or section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

     In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     SECTION 3.02. Subservicing; Enforcement of the Obligations of Servicers.

     (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated under this Agreement. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

     (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Master Servicer.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the
                   Master Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

     SECTION 3.04. Trustee to Act as Master Servicer.

     In the event that the Master Servicer shall for any reason no longer be the Master Servicer under this Agreement (including by reason of an Event of Default), the Trustee or its successor shall then assume all of the rights and obligations of the Master Servicer under this Agreement arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.09 or any acts or omissions of the predecessor Master Servicer under this Agreement), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans under this Agreement including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to
Section 2.02 or 2.03, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer under this Agreement). Any such assumption shall be subject to Section 7.02. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee or its successor shall succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

     The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

     SECTION 3.05. Collection of Mortgage Loan Payments; Certificate Account;
                   Distribution Account; Carryover Reserve Fund; Supplemental Loan Account.

     (a) The Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited no later than two Business Days after receipt (or, if the current long-term credit rating of Countrywide is reduced below "A-" by S&P or "A3" by Moody's, the Master Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt), except as otherwise specifically provided in this Agreement, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited under this Agreement:

          (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee, Prepayment Interest Excess and any lender paid mortgage insurance premiums;

          (iii) all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of a Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) any amount required to be deposited by the Master Servicer or the Depositor in connection with any losses on Permitted Investments for which it is responsible;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09(c) and in respect of net monthly rental income from REO Property pursuant to Section 3.11;

          (vi) all Substitution Adjustment Amounts;

          (vii) all Advances made by the Master Servicer pursuant to Section
     4.01;

          (viii) any other amounts required to be deposited under this Agreement; and

          (ix) all Prepayment Charges collected during the related Prepayment Period.

     In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Master Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the related Master Servicing Fee.

     The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision in this Agreement to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

     (c) [Reserve];

     (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain in the Distribution Account the following:

          (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.08(a)(ix);

          (ii) any amount deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments for which it is responsible; and

          (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

     (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Supplemental Loan Account. On the Closing Date, Countrywide shall remit the Supplemental Loan Amount to the Trustee for deposit in the Supplemental Loan Account.

     On the Business day before the Distribution date following the end of the Supplemental Period, the Trustee shall (i) withdraw the amount on deposit in the Supplemental Loan Account (net of investment income), (ii) promptly deposit such amount in the Distribution Account, and (iii) distribute each amount to the Certificates on the Distribution Date pursuant to Section 4.04.

     In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision in this Agreement to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

     (f) Each institution at which the Certificate Account, the Distribution Account or the Supplemental Loan Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Certificate Account or the Supplemental Loan Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted

Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. Each institution at which the Supplemental Loan Account is maintained shall invest the funds therein in Permitted Investments that satisfy the requirements of category
(vi) of the definition thereof, which do not represent a direct issuance from the respective obligor and which mature and shall be reinvested daily. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account, or the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided in this Agreement. All income and gain net of any losses realized from any such investment of funds on deposit in the Supplemental Loan Account shall be for the benefit of Countrywide and shall be remitted to Countrywide as provided herein. The amount of any realized losses in the Certificate Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account, as applicable. The amount of any losses in the Supplemental Loan Account incurred in respect of any such investments shall promptly be deposited by the Depositor in the Supplemental Loan Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Supplemental Loan Account and made in accordance with this Section 3.05.

     (g) The Master Servicer shall give notice to the Trustee, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account, the Supplemental Loan Account or the Carryover Reserve Fund prior to any change thereof.

     (h) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Offered Certificates (other than the Notional Amount Certificates), the Supplemental Loan Account. On the Closing Date Countrywide shall remit the Supplemental Amount to the Trustee for deposit in the Supplemental Loan Account. On each Supplemental Transfer Date, upon satisfaction of the conditions for such Supplemental Transfer Date set forth in Section 2.01(e), with respect to the related Supplemental Transfer Agreement, the Trustee shall pay to each Seller selling Supplemental Mortgage Loans to the Depositor on such Supplemental Transfer Date the portion of the Aggregate Supplemental Transfer Amount held in escrow pursuant to Section 2.01(e) as payment of the purchase price for the Supplemental Mortgage Loans sold by such Seller. If at any time the Depositor becomes aware that the Cut-off Date Stated Principal Balance of Supplemental Mortgage Loans reflected on any Supplemental Transfer Agreement exceeds the actual Cut-off Date Stated Principal Balance of the relevant Supplemental Mortgage Loans, the Depositor may so notify the Trustee and the Trustee shall redeposit into the Supplemental Loan Account the excess reported to it by the Depositor.

     If any funds remain in the Supplemental Loan Account at the end of the Conveyance Period, to the extent that they represent earnings on the amounts originally deposited into the Supplemental Loan Account, the Trustee shall distribute them to the order of the Depositor. The remaining funds shall be transferred to the Distribution Account to be included as part of principal distributions to the Classes of Senior Certificates.

     (i) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Offered Certificates (other than the Notional Amount Certificates), the Carryover Reserve Fund. The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

     On each Distribution Date, the Trustee shall deposit all amounts received pursuant to the Corridor Contracts into the Carryover Reserve Fund. The Trustee shall make withdrawals from the Carryover Reserve Fund to make distributions pursuant to Section 4.02(d) exclusively (other than as expressly provided for in Section 3.08).

     Funds in the Carryover Reserve Fund may be invested in Permitted Investments at the direction of the Majority of the Holders of the Class C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Holders of the Class C Certificates. In the absence of such written direction, all funds in the Carryover Reserve Fund shall be invested by the Trustee in The Bank of New York cash reserves. Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.08. Any losses incurred in the Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Carryover Reserve Fund (or such investments) immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with this Section 3.05. The Carryover Reserve Fund will not constitute an asset of any REMIC created hereunder. The Class C Certificates shall evidence ownership of the Carryover Reserve Fund for federal tax purposes.

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow
                   Accounts.

     (a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing in this Agreement shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments and insurance premiums) and 3.09 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund.

     (c) The Master Servicer shall advance any payments referred to in Section 3.06(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     SECTION 3.07. Access to Certain Documentation and Information Regarding
                   the Mortgage Loans.

     The Master Servicer shall afford each Seller, the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

     Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder and/or Certificate Owner which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder and/or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder and/or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

     SECTION 3.08. Permitted Withdrawals from the Certificate Account, the
                   Distribution Account and the Carryover Reserve Fund.

     (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to pay to the Master Servicer (to the extent not previously retained by the Master Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14 and to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;


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


          (ii) to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse each of the Master Servicer and the Trustee for any Nonrecoverable Advance previously made by it;

          (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

          (v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
     Section 3.06 and (b) for unpaid Master Servicing Fees as provided in
     Section 3.11;

          (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
     Section 2.02, 2.03 or 3.11, all amounts received on such Mortgage Loan after the date of such purchase;

          (vii) to reimburse the Sellers, the Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03;

          (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds and the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

          (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01.

     The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

     (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:


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


          (i) to pay to itself the Trustee Fee for the related Distribution
     Date;

          (ii) to pay to the Master Servicer as additional servicing compensation earnings on or investment income with respect to funds in the Distribution Account;

          (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein;

          (iv) to reimburse the Trustee for any unreimbursed Advances made by it pursuant to Section 4.01(b) hereof, such right of reimbursement pursuant to this subclause (iv) being limited to (x) amounts received on the related Mortgage Loan(s) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to
     Section 3.08(a)(ii) hereof;

          (v) to reimburse the Trustee for any Nonrecoverable Advance previously made by the Trustee pursuant to Section 4.01(b) hereof, such right of reimbursement pursuant to this subclause (v) being limited to amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(iii) hereof; and

          (vi) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01.

     (c) The Trustee shall withdraw funds from the Carryover Reserve Fund for distribution to the LIBOR Certificates and the Class C Certificates in the manner specified in Section 4.02(d) (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Carryover Reserve Fund for the following purposes:

          (i) to withdraw any amount deposited in the Carryover Reserve Fund and not required to be deposited therein; and

          (ii) to clear and terminate the Carryover Reserve Fund upon the earlier of (i) the Corridor Contract Scheduled Termination Date and (ii) the termination of this Agreement pursuant to Section 9.01.

     SECTION 3.09. Maintenance of Hazard Insurance; Maintenance of Primary
                   Insurance Policies.

     (a) The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the


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Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds or Subsequent Recoveries to the extent permitted by Section 3.08. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

     (b) [Reserved]

     (c) The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

     Except with respect to any Lender PMI Mortgage Loans, the Master Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law. With respect to the Lender PMI Mortgage Loans, the Master Servicer shall maintain the Primary Insurance Policy for the life of such Mortgage Loans, unless otherwise provided for in the related Mortgage Note or prohibited by law.

     The Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds and Subsequent Recoveries.

     (d) In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account.


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


     SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

     (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The


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


Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

     SECTION 3.11. Realization Upon Defaulted Mortgage Loans; Repurchase of
                   Certain Mortgage Loans.

     (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds and Subsequent Recoveries with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the maintenance of such REO Property at such times as is necessary


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


to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by
Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

     In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds thereof, but in no event later than three years after its acquisition by the Trust Fund. In that event, the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to a three-year period, if applicable, will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, and that the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

     The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed,


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


for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

     The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Master Servicing Fees; second, to reimburse the Master Servicer for any unreimbursed Advances; third, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Master Servicer as additional servicing compensation pursuant to Section 3.14.

     The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 151 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right on or before the next to the last day of the calendar month in which such Mortgage Loan became 151 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased under this Section 3.11 shall be deposited in the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit N to this Agreement, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     (b) The Master Servicer may agree to a modification of any Mortgage Loan (the "Modified Mortgage Loan") if (i) the modification is in lieu of a refinancing and (ii) the Mortgage Rate on the Modified Mortgage Loan is approximately a prevailing market rate for newly-originated mortgage loans having similar terms and (iii) the Master Servicer purchases the Modified Mortgage Loan from the Trust Fund as described below. Effective immediately after the modification, and, in any event, on the same Business Day on which the modification occurs, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Master Servicer and all benefits and burdens of ownership


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


thereof, including the right to accrued interest thereon from the date of modification and the risk of default thereon, shall pass to the Master Servicer. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan. For federal income tax purposes, the Trustee shall account for such purchase as a prepayment in full of the Modified Mortgage Loan.

     The Master Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to Section 3.05 within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer any Modified Mortgage Loan previously transferred and assigned pursuant hereto. The Master Servicer covenants and agrees to indemnify the Trust Fund against any liability for any "prohibited transaction" taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (b), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by the Master Servicer (but such obligation shall not prevent the Master Servicer or any other appropriate Person from in good faith contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or the Master Servicer.

     SECTION 3.12. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit N of this Agreement. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation on the Mortgage Note. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release


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


the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

     If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     SECTION 3.13. Documents, Records and Funds in Possession of Master
                   Servicer to be Held for the Trustee.

     Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds and any Subsequent Recoveries, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

     SECTION 3.14. Servicing Compensation.

     As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee; provided, that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to such Distribution Date, but not by more than the Compensating Interest for that Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any


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


amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.01(a) and not so deposited.

     Additional servicing compensation in the form of Excess Proceeds, Prepayment Interest Excess, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

     SECTION 3.15. Access to Certain Documentation.

     The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders and/or Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     As part of its servicing activities, the Master Servicer shall furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files related to the Mortgage Loans to the nationally recognized credit bureaus on a monthly basis.

     SECTION 3.16. Annual Statement as to Compliance.

     The Master Servicer shall deliver to the Depositor and the Trustee on or before 80 days after the end of the Master Servicer's fiscal year, commencing with its 2004 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.


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


     SECTION 3.17. Annual Independent Public Accountants' Servicing Statement;
                   Financial Statements.

     On or before 80 days after the end of the Master Servicer's fiscal year, commencing with its 2004 fiscal year, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, a Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

     SECTION 3.18. Errors and Omissions Insurance; Fidelity Bonds.

     The Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     SECTION 3.19. Notification of Adjustments.

     On each Adjustment Date, the Master Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate adjustments. The Master Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Master Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the


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


Master Servicer or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Master Servicer shall be held harmless with respect to any interest rate adjustments made by any servicer prior to the Master Servicer.

     SECTION 3.20. The Corridor Contracts.

     The Master Servicer shall cause Countrywide (or its relevant affiliate) to assign all of its right, title and interest in and to each Corridor Contract to, and shall cause all of Countrywide's obligations in respect of such transaction to be assumed by, the Trustee on behalf of the Trust Fund, on the terms and conditions set forth in the Novation Agreement. Each Corridor Contract will be an asset of the Trust Fund but will not be assets of any REMIC. The Master Servicer, on behalf of the Trustee, shall cause to be deposited any amounts received from time to time with respect to any Corridor Contract into the Carryover Reserve Fund.

     The Master Servicer, on behalf of the Trustee, shall prepare and deliver any notices required to be delivered under each Corridor Contract.

     The Master Servicer, on behalf of the Trustee, shall act as calculation agent and/or shall terminate a Corridor Contract, in each case upon the occurrence of certain events of default or termination events to the extent specified thereunder. Upon any such termination, the applicable Corridor Contract Counterparty will be obligated to pay the Trustee, for the benefit of the Trust Fund, an amount in respect of such termination. Any amounts received by the Trustee for the benefit of the Trust Fund in respect of such termination shall be deposited and held in the Carryover Reserve Fund to pay the Net Rate Carryover for the LIBOR Certificates, as provided in Section 4.02(d), on the Distribution Dates following such termination, to and including the applicable Corridor Contract Scheduled Termination Date, but shall not be available for distribution to the Class C Certificates pursuant to Section 3.05(g) until such Corridor Contract Scheduled Termination Date. On the applicable Corridor Contract Scheduled Termination Date, after all other required distributions are made on such date, if any such amounts in respect of early termination of the related Corridor Contract (including any remaining investment earnings thereon) remain in the Carryover Reserve Fund, such amounts shall be distributed by the Trustee to the Class C Certificateholders on such date.

     SECTION 3.21. Prepayment Charges.

     (a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Master Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Master Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full or in part with respect to any Mortgage Loan, the Master Servicer shall


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


deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit S no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class P Certificateholders. If the Master Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Master Servicer, other than as provided above, the Master Servicer shall deliver to the Trustee, together with the Principal Prepayment in full or in part, the amount of such Prepayment Charge (or such portion thereof as had been waived) for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the immediately succeeding Master Servicer Advance Date, in the case of such Prepayment Charge) for distribution in accordance with the terms of this Agreement.

     (b) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing subsection (a), the party discovering the breach shall give prompt written notice to the other parties.


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


                                  ARTICLE IV
                               DISTRIBUTIONS AND
                        ADVANCES BY THE MASTER SERVICER

     SECTION 4.01. Advances.

     (a) The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either
(i) deposit into the Certificate Account an amount equal to the Advance or
(ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

     (b) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice a "Trustee Advance Notice"; and such notice may be given by telecopy), not later than 3:00 P.M., New York time, on the Business Day immediately preceding the related Master Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an "Advance Deficiency") and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:30 P.M., New York time on a Master Servicer Advance Date, the Trustee shall, not later than 3:00 P.M., New York time, on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency. All Advances made by the Trustee pursuant to this Section 4.01(b) shall accrue interest on behalf of the Trustee at the Trustee Advance Rate from and including the date such Advances are made to but excluding the date of repayment, with such interest being an obligation of the Master Servicer and not the Trust Fund. The Master Servicer shall reimburse the Trustee for the amount of any Advance made by the Trustee pursuant to this
Section 4.01(b) together with accrued interest, not later than the fifth day following the related Master Servicer Advance Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.04, assume all of the rights and obligations of the Master Servicer hereunder.

     (c) The Master Servicer shall, not later than the close of business on the second Business Day immediately preceding each Distribution Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

     SECTION 4.02. Priorities of Distribution.

     (a) Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date shall be allocated by the Trustee from the Distribution Account in the following order of priority:

     (i) concurrently:

          (A) from Interest Funds for Loan Group 1, concurrently, to each Class of Group 1 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and Distribution Date, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable; and

          (B) from Interest Funds for Loan Group 2, concurrently, to each Class of Group 2 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and Distribution Date, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable;

          (C) from Interest Funds for Loan Group 3, concurrently, to each Class of Group 3 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and Distribution Date, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable;

     (ii) from the remaining Interest Funds for all three Loan Groups to each Class of Senior Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (a)(i)(A), (a)(ii)(B) or
(a)(i)(C) above, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such Class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on their respective Class Certificate Balances or Notional Amounts, as applicable, will be distributed to each Class of Senior Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on their respective Class Certificate Balances or Notional Amounts, as applicable), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

     (iii) from the remaining Interest Funds from all three Loan Groups in the following order of priority:

          (A) to the Class M-1 Certificates, the Current Interest for such Class and such Distribution Date;

          (B) to the Class M-2 Certificates, the Current Interest for such Class and such Distribution Date; and

          (C) to the Class B Certificates, the Current Interest for such Class and such Distribution Date.

     (b) Distributions of Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount for such Distribution Date shall be allocated by the Trustee from the Distribution Account in the following order of priority with all distributions pursuant to this clause (b) being made first from the Principal Remittance Amount:

     (i) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

          (A) concurrently:

               (1) from the Principal Distribution Amount for Loan Group 1, sequentially:

                    (a) to the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iii) below, until their respective Class Certificate Balances are reduced to zero; and

                    (b) from any remaining Principal Distribution Amount for Loan Group 1, pro rata (based on (x) the Class Certificate Balance of the Class 2-A-1 Certificates and (y) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates)), to (I) the Class 2-A-1 Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (b)(i)(A)(2)(a) below), until the Class Certificate Balance thereof is reduced to zero, and (II) the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) (after the distribution of the Principal Distribution Amount from Loan Group 3 as provided in clause (b)(i)(A)(3)(a) below) to be allocated among such Classes of Certificates in the order and priorities described in clause
     (b)(iv) below, until their respective Class Certificate Balances are reduced to zero; and

               (2) from the Principal Distribution Amount for Loan Group 2, sequentially:

                    (a) to the Class 2-A-1 Certificates until the Class Certificate Balance thereof is reduced to zero; and

                    (b) from any remaining Principal Distribution Amount for Loan Group 2, pro rata (based on (x) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) and (y) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (other than the

     Class 3-A-IO Certificates) to (I) the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause
     (b)(i)(A)(1)(a) above), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iii) below, until their respective Class Certificate Balances are reduced to zero, and (II) the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) (after the distribution of the Principal Distribution Amount from Loan Group 3 as provided in clause
     (b)(i)(A)(3)(a) below), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iv) below, until their respective Class Certificate Balances are reduced to zero; and

          (3) from the Principal Distribution Amount for Loan Group 3, sequentially:

                    (a) to the Group 3 Certificates (other than the Class 3-A-IO Certificates), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iv) below, until their Class Certificate Balances are reduced to zero; and

                    (b) from any remaining Principal Distribution Amount for Loan Group 3, pro rata (based on (x) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) and (y) the Class Certificate Balance of the Class 2-A-1 Certificates) to (I) the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause
     (b)(i)(A)(1)(a) above), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iii) below, until their respective Class Certificate Balances are reduced to zero, and (II) the Class 2-A-1 Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause
     (b)(i)(A)(2)(a) above) until the Class Certificate Balance thereof is reduced to zero; and

          (B) from the remaining Principal Distribution Amounts for all three Loan Groups, sequentially:

               (1) to the Class M-1 Certificates, until its Class Certificate Balance is reduced to zero;

               (2) to the Class M-2 Certificates, until its Class Certificate Balance is reduced to zero; and

               (3) to the Class B Certificates, until its Class Certificate Balance is reduced to zero.

     (ii) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from all three loan groups, sequentially:


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


          (A) concurrently:

               (1) from the Group 1 Principal Distribution Amount, sequentially:

                    (a) in an amount up to the Group 1 Principal Distribution Target Amount, to the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iii) below, until their respective Class Certificate Balances are reduced to zero; and

                    (b) from any remaining Group 1 Principal Distribution Amount, pro rata (based on (x) the Class Certificate Balance of the Class 2-A-1 Certificates and (y) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates)), to (I) the Class 2-A-1 Certificates (after the distribution of the Group 2 Principal Distribution Amount as provided in clause (b)(ii)(A)(2)(a) below), until the Class Certificate Balance thereof is reduced to zero, and (II) the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) (after the distribution of the Group 3 Principal Distribution Amount as provided in clause (b)(ii)(A)(3)(a) below), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iv) below, until their respective Class Certificate Balances are reduced to zero; and

               (2) from the Group 2 Principal Distribution Amount, sequentially:

                    (a) in an amount up to the Group 2 Principal Distribution Target Amount, to the Class 2-A-1 Certificates, until the Class Certificate Balance thereof is reduced to zero; and

                    (b) from any remaining Group 2 Principal Distribution Amount, pro rata (based on (x) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) and (y) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates)) to (I) the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) (after the distribution of the Group 1 Principal Distribution Amount as provided in clause (b)(ii)(A)(1)(a) above), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iii) below, until their respective Class Certificate Balances are reduced to zero, and (II) the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) (after the distribution of the Group 3 Principal Distribution Amount as provided in clause (b)(ii)(A)(3)(a) below), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iv) below, until their respective Class Certificate Balances are reduced to zero; and

               (3) from the Group 3 Principal Distribution Amount, sequentially:

                    (a) in an amount up to the Group 3 Principal Distribution Target Amount, to the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iv) below, until their respective Class Certificate Balances are reduced to zero; and

                    (b) from any remaining Group 3 Principal Distribution Amount, pro rata (based on (x) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) and (y) the Class Certificate Balance of the Class 2-A-1 Certificates) to (I) the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) (after the distribution of the Group 1 Principal Distribution Amount as provided in clause (b)(ii)(A)(1)(a) above), to be allocated among such Classes of Certificates in the order and priorities described in clause (b)(iii) below, until their respective Class Certificate Balances are reduced to zero, and (II) the Class 2-A-1 Certificates (after the distribution of the Group 2 Principal Distribution Amount as provided in clause (b)(ii)(A)(2)(a) below), until the Class Certificate Balance thereof is reduced to zero; and

          (B) from the remaining Principal Distribution Amounts for all three Loan Groups, sequentially:

               (1) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until its Class Certificate Balance is reduced to zero;

               (2) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until its Class Certificate Balance is reduced to zero; and

               (3) to the Class B Certificates, the Class B Principal Distribution Amount, until its Class Certificate Balance is reduced to zero.

     (iii) All distributions of principal to the Group 1 Senior Certificates will be allocated in the following order of priority:

          (A) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (B) to the Class 1-A-5 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

          (C) sequentially, to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

          (D) to the Class 1-A-5 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero.

          Notwithstanding the foregoing order of priority, on any Distribution Date on which (x) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) is greater than the sum of (1) the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool and (2) any amount on deposit in the Supplemental Loan Account on such Distribution Date and (y) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the

     Class 1-A-IO Certificates) is greater than the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and (2) the amount of any remaining Group 1 Supplemental Loan Amount on deposit in the Supplemental Loan Account on such Distribution Date, any Principal Distribution Amount for Loan Group 1 that is to be distributed to the Group 1 Senior Certificates (other than the Class 1-A-IO Certificates) will be distributed pro rata (based on the Class Certificate Balances thereof) and not as described above.

     (iv) All distributions of principal to the Group 3 Senior Certificates will be allocated pro rata (based on (x) the aggregate Class Certificate Balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates and (y) the aggregate Class Certificate Balance of the Class 3-A-4 and Class 3-A-5 Certificates), and distributed concurrently, as follows:

          (A) sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

          (B) concurrently to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero.

          Notwithstanding the foregoing order of priority, on any Distribution Date on which (x) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) is greater than the sum of (1) the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool and (2) any amount on deposit in the Supplemental Loan Account on such Distribution Date and (y) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) is greater than the sum of (1) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans and (2) the amount of any remaining Group 3 Supplemental Loan Amount on deposit in the Supplemental Loan Account on such Distribution Date, any principal that is to be distributed to the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) will be distributed pro rata (based on the Class Certificate Balances thereof) and not as described above.

     (c) Distributions of Excess Cashflow. With respect to any Distribution Date, any Excess Cashflow will be paid to the Classes of Certificates in the following order of priority, in each case to the extent of remaining Excess
Cashflow:

          (i) to the Classes of Offered Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for the Loan Groups payable to such Classes of Certificates as part of the Principal Distribution Amount pursuant to Section 4.02(b) hereof

          (ii) to the Class 3-A-5 Certificateholders, in an amount equal to the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (iii) to the Class M-1 Certificateholders, in an amount equal to any Interest Carry Forward Amount for such Class and Distribution Date;

          (iv) to the Class M-1 Certificateholders, in an amount equal to the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (v) to the Class M-2 Certificateholders, in an amount equal to any Interest Carry Forward Amount for such Class and Distribution Date;

          (vi) to the Class M-2 Certificateholders, in an amount equal to the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (vii) to the Class B Certificateholders, in an amount equal to any Interest Carry Forward Amount for such Class and Distribution Date;

          (viii) to the Class B Certificateholders, in an amount equal to the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (ix) to the Carryover Reserve Fund and then from the Carryover Reserve Fund, concurrently, to the Classes of Offered Certificates (other than the Notional Amount Certificates) (in the case of the Class 2-A-1, Group 3 Senior Certificates (other than the Class 3-A-IO Certificate) and the Subordinated Certificates, after application of any amounts received under the related Corridor Contract Agreement to cover Net Rate Carryover and distributed pursuant to Section 4.02(d) hereof), pro rata based on their respective Class Certificate Balances to the extent needed to pay any unpaid Net Rate Carryover for each such Class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the Certificates will be distributed to each Class of Offered Certificates (other than the Notional Amount Certificates) with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

          (x) to the Class C Certificateholders, an amount up to the Class C Distributable Amount for such Distribution Date; and

          (xi) to the Class A-R Certificates; provided, that such amounts shall not include the $100 held in trust for the Class P Certificates.

     (d) Distributions of Amounts Received Pursuant to Corridor Contracts. On each Distribution Date on or prior to the applicable Corridor Contract Scheduled Termination Date, amounts received by the Trustee in respect of each Corridor Contract for such Distribution Date will be withdrawn from the Carryover Reserve Fund and distributed sequentially in the following order of priority:

          (i) in the case of any such amounts received on the Class 2-A-1 Corridor Contract, to the Class 2-A-1 Certificates, to the extent needed to pay any Net Rate Carryover;

          (ii) in the case of any such amounts received on the Group 3 Corridor Contract, concurrently, to each Class of Group 3 Senior Certificates (other than the Class 3-A-IO Certificates), pro rata, based on the Class Certificate Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class, provided that any


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     amounts remaining after such allocation to pay Net Rate Carryover based on the Class Certificate Balances of such Certificates will be distributed to each Class of Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Class Certificate Balances), pro rata, based on the amount of any such unpaid Net Rate Carryover;

          (iii) in the case of any such amounts received on the Subordinated Certificates Corridor Contract, concurrently, as follows:

               (A) to each Class of Subordinated Certificates, pro rata, based on the Class Certificate Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class; provided that any amounts remaining after such allocation to pay Net Rate Carryover based on the Class Certificate Balances of such Certificates will be distributed to each Class of Subordinated Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Class Certificate Balances), pro rata, based on the amount of such unpaid Net Rate Carryover; and

               (B) to the Class C Certificates, an amount equal to the product of (a) the applicable Subordinated Certificates Corridor Contract Notional Balance for such Distribution Date minus the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to such Distribution Date, (b) the excess, if any, of (x) the lesser of (I) LIBOR (as determined by the Subordinated Certificates Corridor Contract Counterparty) and (II) the applicable Subordinated Certificates Corridor Contract Ceiling Rate for such Distribution Date over (y) the Subordinated Certificates Corridor Contract Strike Rate for such Distribution Date, and (c) 100; and

          (iv) any remaining amounts to the holders of the Class C Certificates, unless a Corridor Contract is subject to early termination, in which case any early termination payments received on such Corridor Contract shall be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the Certificates entitled thereto on future Distribution Dates until the applicable Corridor Contract Scheduled Termination Date.

     To the extent that a Class of LIBOR Certificates receives interest in excess of the related Net Rate Cap, such interest shall be deemed to have been paid to the Carryover Reserve Fund and then paid by the Carryover Reserve Fund to those Certificateholders. For purposes of the Code, amounts deemed deposited in the Carryover Reserve Fund shall be deemed to have first been distributed to the Class C Certificates. In addition, any amounts paid to the Class C Certificateholders pursuant to clause (iii) above shall be deemed to be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class C Certificates.

     (e) On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.21) shall be allocated and paid to the Class P Certificates. On the Class P Principal Distribution Date, the Trustee shall make the $100.00 distribution to the Class P Certificates as specified in
Section 3.08.


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     (f) Application of Applied Realized Loss Amounts. On each Distribution
Date the Trustee shall allocate the Applied Realized Loss Amount to reduce the Class Certificate Balances of the Class of Subordinated Certificates, sequentially, to the Class B, Class M-2 and Class M-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Thereafter, on each Distribution Date on which the Class 3-A-5 Certificates are outstanding and the aggregate Class Certificate Balance of the Subordinated Certificates equals zero, the Trustee shall allocate the Applied Realized Loss Amount related to the Group 3 Mortgage Loans to reduce the Class Certificate Balance of the Class 3-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

     (g) Application of Subsequent Recoveries. If Subsequent Recoveries have been received with respect to a Liquidated Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Certificate Balance of the Class 3-A-5 Certificates and each Class of Subordinated Certificates to which Applied Realized Loss Amounts have been allocated, but in each case by not more than the amount of Unpaid Realized Loss Amounts on that Class of Certificates. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied pro rata to the Certificate Balance of each Certificate of such Class.

     SECTION 4.03. [Reserved].

     SECTION 4.04. [Reserved].

     SECTION 4.05. [Reserved].

     SECTION 4.06. Monthly Statements to Certificateholders.

     (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Master Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and Subsequent Recoveries included therein;

          (ii) the amount thereof allocable to interest, and any Interest Carry Forward Amount for each Class;

          (iii) the Class Certificate Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) with respect to the Subordinated Certificates and the Class 3-A-5 Certificates, the allocation of any Applied Realized Loss Amounts for such Distribution Date;

          (iv) the Pool Stated Principal Balance for the following Distribution Date;


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          (v) the Net Rate Carryover paid on any Class of Certificates on such
     Distribution Date and any Net Rate Carryover remaining on any Class of Certificates on such Distribution Date;

          (vi) the amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

          (vii) the Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

          (ix) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and Delinquent (1) 1 to 30 days
     (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xi) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xii) the Overcollateralized Amount for such Distribution Date;

          (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month and the aggregate amount of Subsequent Recoveries, if any, reducing the Realized Losses from the preceding calendar months in each Loan Group;

          (xiv) whether a Trigger Event is in effect;

          (xv) the amount of distribution made to the Holders of each Class of Certificates;

          (xvi) the amount due and the amount paid, respectively, under each Corridor Contract; and

          (xvii) with respect to the second Conveyance Period Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within thirty days after the Closing Date and each the remaining Supplemental Loan Amount distributed as principal.


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The Trustee may make the above information available to Certificateholders via the Trustee's website at http://www.mbsreporting.com.

     (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer.

     (c) On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule VI to this Agreement.

     (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section
4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

     SECTION 4.07. Determination of Pass-Through Rates for COFI Certificates.

     The Pass-Through Rate for each Class of COFI Certificates for each Interest Accrual Period after the initial Interest Accrual Period shall be determined by the Trustee as provided below on the basis of the Index and the applicable formulae appearing in footnotes corresponding to the COFI Certificates in the table relating to the Certificates in the Preliminary Statement.

     Except as provided below, with respect to each Interest Accrual Period following the initial Interest Accrual Period, the Trustee shall not later than two Business Days prior to such Interest Accrual Period but following the publication of the applicable Index determine the Pass-Through Rate at which interest shall accrue in respect of the COFI Certificates during the related Interest Accrual Period.

     Except as provided below, the Index to be used in determining the respective Pass-Through Rates for the COFI Certificates for a particular Interest Accrual Period shall be COFI for the second calendar month preceding the Outside Reference Date for such Interest Accrual Period. If at the Outside Reference Date for any Interest Accrual Period, COFI for the second calendar month preceding such Outside Reference Date has not been published, the Trustee shall use COFI for the third calendar month preceding such Outside Reference Date. If COFI for neither the second nor third calendar months preceding any Outside Reference Date has been published on or before the related Outside Reference Date, the Index for such Interest Accrual Period and for all subsequent Interest Accrual Periods shall be the National Cost of Funds Index for the third calendar month preceding such Interest Accrual Period (or the fourth preceding calendar month if such National Cost of Funds Index for the third preceding calendar month has not been published by such Outside Reference Date). In the event that the National Cost of Funds Index for neither the third nor fourth calendar months preceding an Interest Accrual Period has been published on or before the related Outside Reference Date, then for such Interest


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


Accrual Period and for each succeeding Interest Accrual Period, the Index shall be LIBOR, determined in the manner set forth below.

     With respect to any Interest Accrual Period for which the applicable Index is LIBOR, LIBOR for such Interest Accrual Period will be established by the Trustee on the related Interest Determination Date as provided in Section 4.08.

     In determining LIBOR and any Pass-Through Rate for the COFI Certificates or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Reuters Screen) from the Reference Banks or the New York City banks as to LIBOR or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee's selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.07.

     The establishment of LIBOR and each Pass-Through Rate for the COFI Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

     SECTION 4.08. Determination of Pass-Through Rates for LIBOR Certificates.

     (a) On each Interest Determination Date so long as any LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (formerly the Dow Jones Markets) (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     (b) If on any Interest Determination Date, LIBOR cannot be determined as provided in paragraph (A) of this Section 4.08, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available. LIBOR for the next Interest Accrual Period will be established by the Trustee on each interest Determination Date as follows:

          (i) If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next applicable Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).


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


          (ii) If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

          (iii) If on any Interest Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the related Classes of Certificates shall be LIBOR as determined on the preceding applicable Interest Determination Date.

     Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Master Servicer initially shall designate the Reference Banks. Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

     (c) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

     In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee's selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.08.


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


     The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.


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                                  ARTICLE V
                               THE CERTIFICATES

     SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

     Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Certificate Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate of the Depositor.

     The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange
                   of Certificates.

     (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.


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


     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

     (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act; provided, however, that in the case of the delivery of an Investment Letter in connection with the transfer of any Class C to a transferee that is formed with the purpose of issuing notes backed by such Class C Certificate, clause (b) and (c) of the form of Investment Letter shall not be applicable and shall be deleted by such transferee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Sellers and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and


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


in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that (x) such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer or (y) in the case of a Certificate that is an ERISA-Restricted Certificate and that has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or
(ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Residual Certificate, in the event the representation letter or Opinion of Counsel referred to in the preceding sentence is not so furnished, one of the representations in clause (i), as appropriate, shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificate. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

     (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.


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

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached to this Agreement as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

     The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Master Servicer or any Seller, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual


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Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

     (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the


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issuance and transfer of Definitive Certificates. Upon the issuance of
Definitive Certificates all references in this Agreement to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Persons Deemed Owners.

     The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, (x) provide the Depositor, the Master Servicer or such Certificateholders and/or Certificate Owners at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any, and (y) assist the Depositor, the Master Servicer or such Certificateholders and/or Certificate Owners at such recipients' expense with obtaining from the Depository a list of the related Depository Participants acting on behalf of Certificate Owners of Book Entry Certificates. The Depositor and every Certificateholder and Certificate Owner, by receiving and holding a Certificate or beneficial interest therein, agree that the Trustee shall not be held


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accountable by reason of the disclosure of any such information as to the list of the Certificateholders and/or Depository Participants hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


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                                  ARTICLE VI
                     THE DEPOSITOR AND THE MASTER SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Master
                   Servicer.

     The Depositor and the Master Servicer shall each be liable in accordance with this Agreement only to the extent of the obligations specifically and respectively imposed upon and undertaken by them in this Agreement.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Master
                   Servicer.

     The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in this Agreement to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of, FNMA or FHLMC.

     SECTION 6.03. Limitation on Liability of the Depositor, the Sellers, the
                   Master Servicer and Others.

     None of the Depositor, the Master Servicer or any Seller or any of the directors, officers, employees or agents of the Depositor, the Master Servicer or any Seller shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, any Seller or any such Person against any breach of representations or warranties made by it in this Agreement or protect the Depositor, the Master Servicer, any Seller or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, each Seller and


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


any director, officer, employee or agent of the Depositor, the Master Servicer or each Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Depositor, the Master Servicer or each Seller and any director, officer, employee or agent of the Depositor, the Master Servicer, or any Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer or any Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer or any Seller may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and each Seller shall be entitled to be reimbursed therefor out of the Certificate Account.

     SECTION 6.04. Limitation on Resignation of Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrade or withdrawal of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations under this Agreement.


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                                 ARTICLE VII
                                    DEFAULT

     SECTION 7.01. Events of Default.

     "Event of Default," wherever used in this Agreement, means any one of the following events:

          (i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, that failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the sixty day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu of delivery; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Master Servicer shall fail to reimburse in full the Trustee within five days of the Master Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b) together with accrued and unpaid interest.


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     If an Event of Default described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance which the Master Servicer failed to make subject to Section 4.01 whether or not the obligations of the Master Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article
VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans.

     Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities under this Agreement.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions of this Agreement and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the


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Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 incurred prior to termination of the Master Servicer under
Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to either Policy, as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04, act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Master Servicing Fee permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.09.

     In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Master Servicer as the servicer of such Mortgage Loan. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.


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     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.


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


                                 ARTICLE VIII
                            CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) unless an Event of Default known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) without in any way limiting the provisions of this Section 8.01 or Section 8.02, the Trustee shall be entitled to rely conclusively on the information delivered to it by the Master Servicer in a Trustee Advance Notice in determining whether it is required


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     to make an Advance under Section 4.01(b), shall have no responsibility to ascertain or confirm any information contained in any Trustee Advance Notice, and shall have no obligation to make any Advance under Section 4.01(b) in the absence of a Trustee Advance Notice or actual knowledge of a Responsible Officer of the Trustee that (A) such Advance was not made by the Master Servicer and (B) such Advance is not a Nonrecoverable Advance.

     SECTION 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

          (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

          (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);


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          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

          (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained in this Agreement and in the Certificates shall be taken as the statements of the Depositor or a Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

     The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Master Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with


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the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce or withdraw their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

     SECTION 8.07. Resignation and Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove


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the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

     The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee in this Agreement. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current ratings of the Certificates. Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or


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further act on the part of any of the parties hereto, anything in this
Agreement to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) To the extent necessary to effectuate the purposes of this
     Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and


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          (iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11. Tax Matters.

          It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including


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without limitation, the calculation of any original issue discount using the
Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the tax status of any REMIC;
(h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

          In order to enable the Trustee to perform its duties as set forth in this Agreement, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth in this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

          In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC


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hereunder pursuant to Sections 23153 and 24874 of the California Revenue and
Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer or a Seller of any of their obligations under this Agreement, (iii) any Seller, if any such tax arises out of or results from that Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or any Seller fails to honor its obligations under the preceding clauses (i),(ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

     The Trustee shall treat the Carryover Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the holders of the Class C Certificates, and that is not an asset of any REMIC created hereunder. The Trustee shall treat the rights of the holders of the LIBOR Certificates and the Class C Certificates to receive payments from the Carryover Reserve Fund as rights in an interest rate corridor contract written by the (i) applicable Corridor Contract Counterparty in respect of any Net Rate Carryover funded by the Corridor Contract and in respect of any residual payments from such Corridor Contract received by the Class C Certificates, and
(ii) the Holders of the Class C Certificates in respect of any monies distributed pursuant to Sections 4.02(c)(ix) and 4.02(d)(ii) herein, in favor of the Holders of the LIBOR Certificates. Thus, the LIBOR Certificates and the Class C Certificates shall be treated as representing ownership of not only a Master REMIC regular interest, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the Master REMIC regular interests, the Trustee shall assume that the Corridor Contracts entered into by the applicable Corridor Contract Counterparty with respect to (i) the Class 2-A-1 Certificates, (ii) the Group 3 Senior Certificates (other than the Class 3-A-IO Certificates) and (iii) the Subordinate Certificates have values of $378,000,000, $760,000,000 and $255,000,000, respectively.


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                                  ARTICLE IX
                                  TERMINATION

     SECTION 9.01. Termination upon Liquidation or Purchase of all Mortgage
                   Loans.

     Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Sellers, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate, (ii) the lesser of
(x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property and (iii) any remaining unpaid costs and damages incurred by the Trust Fund that arises out of a violation of any predatory or abusive lending law that also constitutes an actual breach of clause (45) on Schedule III-A, in all cases plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

     The Master Servicer shall have the right to purchase all Mortgage Loans and REO Properties in the Trust Fund pursuant to clause (a) in the preceding paragraph of this Section 9.01 only on or after the date on which the Pool Stated Principal Balance, at the time of any such repurchase, is less than or equal to ten percent (10%) of the sum of (x) the Initial Cut-off Date Pool Principal Balance and (y) the amount on deposit in the Supplemental Loan Account as of the Closing Date.

     SECTION 9.02. Final Distribution on the Certificates.

     If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final


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distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on or before the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause
(i) above. Notwithstanding the reduction of the Class Certificate Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, each Seller, the Master Servicer and the Trustee hereunder in accordance with Article IX.

         In the event that any affected Certificateholders shall not surrender its Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, and then the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject to this Agreement.

         SECTION 9.03. Additional Termination Requirements.

         (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section
9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any


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REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under
         Section 9.02, the Master Servicer shall prepare and the Trustee, at the expense of the "tax matters person," shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

                           (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with Section 9.01.

         (b) The Trustee, as agent for any REMIC created hereunder, hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

         (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.



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                                  ARTICLE X
                           MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision in this Agreement or to supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, (iii) to conform this Agreement to the Prospectus Supplement provided to investors in connection with the initial offering of the Certificates, (iv) to add to the duties of the Depositor, any Seller or the Master Servicer, (v) to add any other provisions with respect to matters or questions arising hereunder or (vi) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the trust created by this Agreement may be made without the consent of a Majority in Interest of each Class of Certificates affected by such amendment. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66-2/3% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         SECTION 10.02. Recordation of Agreement; Counterparts.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as in this Agreement provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE
AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the (i) Mortgage Loans by the Sellers to the Depositor and (ii) Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of each Seller or the Depositor, as the case may be, or if for any other reason this Agreement or any Supplemental Transfer Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement or any Supplemental Transfer Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and
(ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement (a) by each Seller to the Depositor or (b) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         Each Seller and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05. Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1.  Any material change or amendment to this Agreement;

         2.  The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

         4.  The repurchase or substitution of Mortgage Loans pursuant to
Section 2.03;

         5.  The final payment to Certificateholders; and

         6. Any rating action involving the long-term credit rating of Countrywide, which notice shall be made by first class mail within two Business Days after the Trustee gains actual knowledge of such a rating action.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

         1. Each report to Certificateholders described in Section 4.06;

         2. Each annual statement as to compliance described in Section 3.16;

         3. Each annual independent public accountants' servicing report described in Section 3.17; and

         4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

         (b) All directions, demands and notices under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to (a) in the case of the Depositor, CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4053, Attention: David A. Spector, (b) in the case of Countrywide, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4053, Attention: David A. Spector, or such other address as may be hereafter furnished to the Depositor and the Trustee by Countrywide in writing, (c) in the case of Park Granada, Park Granada LLC, c/o Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4041, Attention:
David A. Spector or such other address as may be hereafter furnished to the Depositor and the Trustee by Park Granada in writing, (d) in the case of the Master Servicer, Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California 93065, facsimile number (805) 520-5623, Attention:
Mark Wong, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing, (e) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, facsimile number: (212) 815-3986, Attention: Mortgage-Backed Securities Group, CWALT, Inc. Series 2004-J9, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer and (f) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders of the Certificates.

         SECTION 10.07. Assignment.

         Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

         SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created by this Agreement, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything set forth in this Agreement or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as provided in this Agreement, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit Rights.

         The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Subservicer.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.11. [Reserved].

         SECTION 10.12. Protection of Assets.

         (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

               (i) borrow money or issue debt;

              (ii) merge with another entity, reorganize, liquidate or sell assets; or

             (iii) engage in any business or activities.

         (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

                                  * * * * * *

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Sellers and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            CWALT, INC.,
                                             as Depositor



                                            By: /s/ Ruben Avilez
                                               -------------------------------
                                               Name:  Ruben Avilez
                                               Title: Vice President

                                            THE BANK OF NEW YORK,
                                             as Trustee



                                            By: /s/ Courtney Bartholomew
                                               -------------------------------
                                               Name:  Courtney Bartholomew
                                               Title: Vice President

                                            COUNTRYWIDE HOME LOANS, INC.,
                                             as a Seller



                                            By: /s/ Ruben Avilez
                                               -------------------------------
                                               Name:  Ruben Avilez
                                               Title: Vice President

                                            PARK GRANADA LLC,
                                               as a Seller



                                            By: /s/ Ruben Avilez
                                               -------------------------------
                                               Name:  Ruben Avilez
                                               Title: Vice President

                                            COUNTRYWIDE HOME LOANS SERVICING LP,
                                             as Master Servicer

                                            By: COUNTRYWIDE GP, INC.



                                            By: /s/ Ruben Avilez
                                               -------------------------------
                                               Name:  Ruben Avilez
                                               Title: Vice President



                                            Acknowledged solely with respect
                                            to the Trustee's obligations under
                                            Section 4.01(b):


                                            THE BANK OF NEW YORK, in its
                                            individual capacity



                                            By: /s/ Paul Connolly
                                               -------------------------------
                                               Name:  Paul Connolly
                                               Title: Vice President

                                  SCHEDULE I

                            Mortgage Loan Schedule

                       [Delivered at Closing to Trustee]


                                    S-I-1

                                 SCHEDULE II-A

                                  CWALT, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2004-J9

                 Representations and Warranties of Countrywide

         Countrywide Home Loans, Inc. ("Countrywide") hereby makes the representations and warranties set forth in this Schedule II-A to the Depositor, the Master Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II-A shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Countrywide, as a seller, Park Granada LLC, as a seller, CWALT, Inc., as depositor, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee.

                           (1) Countrywide is duly organized as a New York corporation and is validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by Countrywide in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

                           (2) Countrywide has the full corporate power and authority to sell and service each Countrywide Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of Countrywide the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
         (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (3) The execution and delivery of the Pooling and Servicing Agreement by Countrywide , the sale of the Countrywide Mortgage Loans by Countrywide under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Countrywide and will not (A) result in a material breach of any term or provision of the charter or by-laws of Countrywide or (B) materially conflict with, result in a material breach, violation


                                   S-II-A-1
         or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Countrywide is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Countrywide of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Countrywide's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

                           (4) Countrywide is an approved servicer of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                           (5) No litigation is pending or, to the best of Countrywide's knowledge, threatened, against Countrywide that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or the ability of Countrywide to sell the Countrywide Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

                           (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Countrywide has obtained the same.

                           (7) Countrywide intends to treat the transfer of the Countrywide Mortgage Loans to the Depositor as a sale of the Countrywide Mortgage Loans for all tax, accounting and regulatory purposes.

                           (8) Countrywide is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans in the Trust Fund for as long as such Mortgage Loans are registered with MERS.


                                   S-II-A-2

                                 SCHEDULE II-B

                                  CWALT, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2004-J9

                Representations and Warranties of Park Granada

         Park Granada LLC ("Park Granada") and Countrywide Home Loans, Inc. ("Countrywide"), each hereby makes the representations and warranties set forth in this Schedule II-B to the Depositor, the Master Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II-B shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Park Granada, as a seller, Countrywide, as a seller, Countrywide Home Loans Servicing LP, as master servicer, CWALT, Inc., as depositor, and The Bank of New York, as trustee.

         (1) Park Granada is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware.

         (2) Park Granada has the full corporate power and authority to sell each Park Granada Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of Park Granada the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Park Granada, enforceable against Park Granada in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (3) The execution and delivery of the Pooling and Servicing Agreement by Park Granada, the sale of the Park Granada Mortgage Loans by Park Granada under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Park Granada and will not (A) result in a material breach of any term or provision of the certificate of formation or the limited liability company agreement of Park Granada or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Park Granada is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Park Granada of any court, regulatory body, administrative agency or governmental body having jurisdiction over Park Granada; and Park Granada is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court,


                                   S-II-B-1
regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Park Granada's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

         (4) No litigation is pending or, to the best of Park Granada's knowledge, threatened, against Park Granada that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or the ability of Park Granada to sell the Park Granada Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

         (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Park Granada of, or compliance by Park Granada with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Park Granada has obtained the same.

         (6) Park Granada intends to treat the transfer of the Park Granada Mortgage Loans to the Depositor as a sale of the Park Granada Mortgage Loans for all tax, accounting and regulatory purposes.


                                   S-II-B-2

                                SCHEDULE III-A

                                  CWALT, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2004-J9

 Representations and Warranties of Countrywide as to all of the Mortgage Loans

         Countrywide Home Loans, Inc. ("Countrywide") hereby makes the representations and warranties set forth in this Schedule III-A to the Depositor, the Master Servicer and the Trustee, with respect to all of the Initial Mortgage Loans as of the Closing Date, or if so specified herein, as of the Initial Cut-off Date, and with respect to all of the Supplemental Mortgage Loans as of the related Supplemental Transfer Date or if so specified herein, as of the related Supplemental Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III-A shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Countrywide, as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, CWALT, Inc., as depositor, and The Bank of New York, as trustee.

         (1) The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each Initial Mortgage Loan is true and correct in all material respects as of the Closing Date and with respect to each Supplemental Mortgage Loan is true and correct in all material respects as of the related Supplemental Transfer Date.

         (2) As of the Closing Date, all payments due with respect to each Initial Mortgage Loan prior to the Initial Cut-off Date have been made; and as of the Initial Cut-off Date, no Mortgage Loan has been contractually delinquent for 30 or more days more than once during the twelve months prior to the Initial Cut-off Date. As of each Supplemental Transfer Date, all payments due with respect to each related Supplemental Mortgage Loan prior to the related Supplemental Cut-off Date will have been made; and as of each Supplemental Cut-off Date, no related Supplemental Mortgage Loan will have been contractually delinquent for 30 or more days more than once during the twelve months prior to that Supplemental Cut-off Date.

         (3) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100.00%.

         (4) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

         (5) [Reserved].


                                  S-III-A-1

         (6) There is no delinquent tax or assessment lien against any Mortgaged Property.

         (7) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

         (8) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (12) below.

         (9) As of the Closing Date with respect to the Initial Mortgage Loans and as of the related Supplemental Transfer Date with respect to the Supplemental Mortgage Loans, to the best of Countrywide's knowledge, each Mortgaged Property is free of material damage and in good repair.

         (10) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, predatory and abusive lending laws, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

         (11) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Supplemental Transfer Date with respect to the Supplemental Mortgage Loans, neither Countrywide nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

         (12) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Stated Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures Countrywide and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage subject to the exceptions set forth in paragraph (4) above and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and/or monthly payment; to the best of Countrywide's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy.


                                  S-III-A-2

         (13) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that satisfied at the time of origination the requirements of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

         (14) To the best of Countrywide's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

         (15) To the best of Countrywide's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of Countrywide's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

         (16) Each Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law. To the best of Countrywide's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

         (17) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

         (18) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

         (19) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

         (20) Each Mortgage Note and each Mortgage is in substantially one of the forms acceptable to FNMA or FHLMC, with such riders as have been acceptable to FNMA or FHLMC, as the case may be.

         (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and



                                  S-III-A-3
no escrow deposits or payments of other charges or payments due Countrywide have been capitalized under the Mortgage or the related Mortgage Note.

         (22) The origination, underwriting and collection practices used by Countrywide with respect to each Mortgage Loan have been in all respects legal, prudent and customary in the mortgage lending and servicing business.

         (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

         (24) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

         (25) Each Mortgage Loan contains a customary "due on sale" clause.

         (26) As of the Closing Date, 38.05%, 82.88% and 64.63% of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, provide for a prepayment penalty.

         (27) Each Mortgage Loan that had a Loan-to-Value Ratio at origination in excess of 80% is the subject of a Primary Insurance Policy that insures that portion of the principal balance equal to a specified percentage times the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest thereon and the related foreclosure expenses. The specified percentage is 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. Each such Primary Insurance Policy is issued by a Qualified Insurer. All provisions of any such Primary Insurance Policy have been and are being complied with, any such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates either the Mortgagor or the mortgagee thereunder to maintain such insurance and to pay all premiums and charges in connection therewith, subject, in each case, to the provisions of Section 3.09(b) of the Pooling and Servicing Agreement. The Mortgage Rate for each Mortgage Loan is net of any such insurance premium.

         (28) As of the Closing Date or the related Supplemental Transfer Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (29) below contain a standard mortgagee clause naming Countrywide or the original mortgagee, and its successors in interest, as mortgagee, and Countrywide has received no notice that any premiums due and payable thereon have not been paid; the Mortgage


                                  S-III-A-4
obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         (29) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

         (30) To the best of Countrywide's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

         (31) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of Countrywide's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and Countrywide has not waived any default, breach, violation or event of acceleration.

         (32) Each Mortgaged Property is improved by a one- to four-family residential dwelling including condominium units and dwelling units in PUDs, which, to the best of Countrywide's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law.

         (33) Each Mortgage Loan is being master serviced by the Master
Servicer.

         (34) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

         (35) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for
(A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of


                                  S-III-A-5
funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

         (36) Approximately 16.22% of the Mortgage Loans were underwritten in all material respects in accordance with Countrywide's underwriting guidelines as set forth in the Prospectus Supplement. Each of the remaining Mortgage Loans were underwritten in all material respects in accordance with the procedures set forth in the Prospectus under "The Mortgage Pool - Underwriting Process - General".

         (37) Other than with respect to any Streamlined Documentation Mortgage Loan as to which the loan-to-value ratio of the related Original Mortgage Loan was less than 90% at the time of the origination of such Original Mortgage Loan, prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

         (38) None of the Initial Mortgage Loans are graduated payment mortgage loans or growing equity mortgage loans, and none of the Initial Mortgage Loans are subject to a buydown or similar arrangement.

         (39) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

         (40) The Mortgage Loans were selected from among the outstanding adjustable-rate one- to four-family mortgage loans in the portfolios of the Sellers as to which the representations and warranties made as to the Mortgage Loans set forth in this Schedule III can be made. Such selection was not made in a manner intended to adversely affect the interests of Certificateholders.

         (41) Except for 103 Initial Mortgage Loans in Loan Group 1, 34 Initial Mortgage Loans in Loan Group 2 and 117 Initial Mortgage Loans in Loan Group 3, each Initial Mortgage Loan has a payment date on or before the Due Date in the month of the first Distribution Date.

         (42) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage Note is a Lost Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note. A "Lost Mortgage Note" is a Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         (43) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement. In addition, the original principal balance of each Mortgage Loan in Loan Group 2 is within the dollar amount limits of Freddie Mac and Fannie Mae for conforming one- to four- family mortgage loans.


                                  S-III-A-6

         (44) No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Standard & Poor's LEVELS(R) Version 5.6 Glossary Revised, Appendix E as distributed with the Standard & Poor's Issuer Alert dated May 13, 2004) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

         (45) None of the Mortgage Loans is a "high cost" loan as defined by applicable predatory and abusive lending laws.

         (46) None of the Mortgage Loans is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA").

         (47) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.).

         (48) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21a-1 et seq.).

         (49) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit; no Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of such Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

         (50) No Mortgage Loan originated prior to October 1, 2002 will impose prepayment penalties for a term in excess of five years after origination.

              The Master Servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

         (51) With respect to each Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage or the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.



                                  S-III-A-7

                                SCHEDULE III-B

                                  CWALT, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2004-J9

            Representations and Warranties of Countrywide as to the
                          Countrywide Mortgage Loans

         Countrywide Home Loans, Inc. ("Countrywide") hereby makes the representations and warranties set forth in this Schedule III-B to the Depositor, the Master Servicer and the Trustee, with respect to the Countrywide Mortgage Loans that are Initial Mortgage Loans as of the Closing Date, or if so specified herein, as of the Initial Cut-off Date, and with respect to the Countrywide Mortgage Loans that are Supplemental Mortgage Loans as of the related Supplemental Transfer Date or if so specified herein, as of the related Supplemental Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III-B shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Countrywide, as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, CWALT, Inc., as depositor, and The Bank of New York, as trustee.

         Immediately prior to the assignment of each Countrywide Mortgage Loan to the Depositor, Countrywide had good title to, and was the sole owner of, such Countrywide Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.


                                  S-III-B-1

                                SCHEDULE III-C

                                  CWALT, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2004-J9

           Representations and Warranties of Park Granada as to the
                         Park Granada Mortgage Loans

         Park Granada LLC ("Park Granada") hereby makes the representations and warranties set forth in this Schedule III-C to the Depositor, the Master Servicer and the Trustee, with respect to the Park Granada Mortgage Loans that are Initial Mortgage Loans as of the Closing Date, or if so specified herein, as of the Initial Cut-off Date, and with respect to the Park Granada Mortgage Loans that are Supplemental Mortgage Loans as of the related Supplemental Transfer Date or if so specified herein, as of the related Supplemental Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule III-C shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Countrywide Home Loans, Inc., as a seller, Park Granada, as a seller, Countrywide Home Loans Servicing LP, as master servicer, CWALT, Inc., as depositor, and The Bank of New York, as trustee.

         (1) Immediately prior to the assignment of each Park Granada Mortgage Loan to the Depositor, Park Granada had good title to, and was the sole owner of, such Park Granada Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.



                                  S-III-C-1

                                  SCHEDULE IV

                                  CWALT, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2004-J9

             Representations and Warranties of the Master Servicer

         Countrywide Home Loans Servicing LP ("Countrywide Servicing") hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Sellers and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, CWALT, Inc., as depositor, and The Bank of New York, as trustee.

         (1) Countrywide Servicing is duly organized as a limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by Countrywide Servicing in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

         (2) Countrywide Servicing has the full partnership power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary partnership action on the part of Countrywide Servicing the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Countrywide Servicing, enforceable against Countrywide Servicing in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (3) The execution and delivery of the Pooling and Servicing Agreement by Countrywide Servicing, the servicing of the Mortgage Loans by Countrywide Servicing under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Countrywide Servicing and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of Countrywide Servicing or


                                    S-IV-1

(B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Countrywide Servicing is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Countrywide Servicing of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide Servicing; and Countrywide Servicing is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the ability of Countrywide Servicing to perform or meet any of its obligations under the Pooling and Servicing Agreement.

         (4) Countrywide Servicing is an approved servicer of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

         (5) No litigation is pending or, to the best of Countrywide Servicing's knowledge, threatened, against Countrywide Servicing that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or the ability of Countrywide Servicing to service the Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

         (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide Servicing of, or compliance by Countrywide Servicing with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Countrywide Servicing has obtained the same.

         (7) Countrywide Servicing is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.


                                    S-IV-2

                                  SCHEDULE V

                          Principal Balances Schedule


             *[Attached to Prospectus Supplement, if applicable.]



                                    S-V-1


                                  SCHEDULE VI
                    Form of Monthly Master Servicer Report

===============================================================================================================
                          LOAN LEVEL REPORTING SYSTEM
---------------------------------------------------------------------------------------------------------------
                              DATABASE STRUCTURE
---------------------------------------------------------------------------------------------------------------
                                 [MONTH, YEAR]
--------------------------- ----------------------- -------------------- -------------------- -----------------
       Field Number            Field Name              Field Type            Field Width            Dec
--------------------------- ----------------------- -------------------- -------------------- -----------------
        1                   INVNUM                  Numeric                         4
--------------------------- ----------------------- -------------------- -------------------- -----------------
        2                   INVBLK                  Numeric                         4
--------------------------- ----------------------- -------------------- -------------------- -----------------
        3                   INACNU                  Character                       8
--------------------------- ----------------------- -------------------- -------------------- -----------------
        4                   BEGSCH                  Numeric                        15                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        5                   SCHPRN                  Numeric                        13                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        6                   TADPRN                  Numeric                        11                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        7                   LIQEPB                  Numeric                        11                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        8                   ACTCOD                  Numeric                        11
--------------------------- ----------------------- -------------------- -------------------- -----------------
        9                   ACTDAT                  Numeric                         4
--------------------------- ----------------------- -------------------- -------------------- -----------------
        10                  INTPMT                  Numeric                         8
--------------------------- ----------------------- -------------------- -------------------- -----------------
        11                  PRNPMT                  Numeric                        13                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        12                  ENDSCH                  Numeric                        13                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        13                  SCHNOT                  Numeric                        13                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        14                  SCHPAS                  Numeric                         7                3
--------------------------- ----------------------- -------------------- -------------------- -----------------
        15                  PRINPT                  Numeric                         7                3
--------------------------- ----------------------- -------------------- -------------------- -----------------
        16                  PRIBAL                  Numeric                        11                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        17                  LPIDTE                  Numeric                        13                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        18                  DELPRN                  Numeric                         7
--------------------------- ----------------------- -------------------- -------------------- -----------------
        19                  PPDPRN                  Numeric                        11                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        20                  DELPRN                  Numeric                        11                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        21                  NXTCHG                  Numeric                         8
--------------------------- ----------------------- -------------------- -------------------- -----------------
        22                  ARMNOT                  Numeric                         7                3
--------------------------- ----------------------- -------------------- -------------------- -----------------
        23                  ARMPAS                  Numeric                         7                3
--------------------------- ----------------------- -------------------- -------------------- -----------------
        24                  ARMPMT                  Numeric                        11                2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        25                  ZZTYPE                  Character                       2
--------------------------- ----------------------- -------------------- -------------------- -----------------
        26                  ISSUID                  Character                       1
--------------------------- ----------------------- -------------------- -------------------- -----------------
        27                  KEYNAME                 Character                       8
--------------------------- ----------------------- -------------------- -------------------- -----------------
TOTAL                                                                             240
--------------------------- ----------------------- -------------------- -------------------- -----------------
    Suggested Format:       DBASE file
                            Modem transmission
=========================== ======================= ==================== ==================== =================




                                    S-VI-1

                                   EXHIBIT A

                         [FORM OF SENIOR CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").]

[UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                          :

Cut-off Date                             :

First Distribution Date                  :

Initial Certificate Balance
of this Certificate
("Denomination")                         :        $

Initial Certificate Balance
of all Certificates of
this Class                               :        $


CUSIP                                    :


ISIN                                     :


Interest Rate                            :


Maturity Date                            :


                                  CWALT, INC.
                      Alternative Loan Trust 200____-____
            Mortgage Pass-Through Certificates, Series 200____-____
                                   Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWALT, Inc., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWALT, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Countrywide Home Loans, Inc., as a seller ("CHL"), Park Granada LLC, as a seller ("Park Granada" and, together with CHL, the "Sellers"), Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [Until this certificate has been the subject of an ERISA-Qualifying Underwriting, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class. Notwithstanding anything else to the contrary herein, until such certificate has been the subject of an ERISA-Qualifying Underwriting, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                *    *    *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By
                                         ----------------------

Countersigned:

By
   ---------------------------
     Authorized Signatory of
     THE BANK OF NEW YORK,
     as Trustee

                                   EXHIBIT B

                      [FORM OF SUBORDINATED CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR IF SUCH CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATES SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTION I AND III OF PTCE 95-60

OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.   :

Cut-off Date                             :

First Distribution Date                  :

Initial Certificate Balance
of this Certificate
("Denomination")                         :        $

Initial Certificate Balance
of all Certificates of
this Class                               :        $


CUSIP                                    :


ISIN                                     :


Interest Rate                            :


Maturity Date                            :


                                  CWALT, INC.
                      Alternative Loan Trust 200____-____
            Mortgage Pass-Through Certificates, Series 200____-____
                                   Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWALT, Inc., as Depositor


     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWALT, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Countrywide Home Loans, Inc., as a seller ("CHL"), Park Granada LLC, as a seller ("Park Granada" and, together with CHL, the "Sellers"), Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Sellers, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (ii) if such certificate has been the subject of an ERISA Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     * * *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By
                                         ----------------------

Countersigned:

By
  ---------------------------
    Authorized Signatory of
    THE BANK OF NEW YORK,
    as Trustee

                                  EXHIBIT C-1

                        [FORM OF CLASS A-R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATES SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER
SECTION I AND III OF PTCE 95-60 OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]



                                    C-1-1

Certificate No.                          :

Cut-off  Date                            :

First Distribution Date                  :

Initial Certificate Balance
of this Certificate
("Denomination")                         :        $

Initial Certificate Balance
of all Certificates of
this Class                               :        $


CUSIP                                    :


ISIN                                     :


Interest Rate                            :


Maturity Date                            :


                                  CWALT, INC.
                      Alternative Loan Trust 200____-____
            Mortgage Pass-Through Certificates, Series 200____-____
                                   Class A-R

         evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWALT, Inc., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.



                                    C-1-2

     This certifies that _________________ is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by CWALT, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Countrywide Home Loans, Inc., as a seller ("CHL"), Park Granada LLC, as a seller ("Park Granada" and together with CHL, the "Sellers"), Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

     No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (ii) or that such Transferee is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Class A-R Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the



                                    C-1-3

Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     * * *


                                     C-1-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By
                                         ----------------------


Countersigned:

By
   ---------------------------
     Authorized Signatory of
     THE BANK OF NEW YORK,
     as Trustee



                                    C-1-5

                                  EXHIBIT C-2

                         [FORM OF CLASS C CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS C CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS C CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS C CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF THAT PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO
SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    C-2-1

Certificate No.                          :

Initial Certificate Balance
of this Certificate
("Denomination")                         :        $

Initial Certificate Balance
of all Certificates of
this Class                               :        $


CUSIP                                    :


ISIN                                     :


Interest Rate                            :


Maturity Date                            :



                                    C-2-2

                                  CWALT, INC.
                      Alternative Loan Trust 200____-____
            Mortgage Pass-Through Certificates, Series 200____-____

         evidencing a percentage interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, credit blemished mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties

                           CWALT, Inc., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Notional Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWALT, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Countrywide Home Loans, Inc., as a seller ("CHL"), Park Granada LLC, as a seller ("Park Granada" and, together with CHL, the "Sellers"), Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class C Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold 100% of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Balance of



                                    C-2-3

$1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of a Class C Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under the Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within two years from the date of the initial issuance of Certificates, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Regulations promulgated pursuant to the Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Class C Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any Class C Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of or investing plan assets of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class C Certificate will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Class C Certificate to or on behalf of an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     This Class C Certificate may not be pledged or used as collateral for any other obligation if it would cause any portion of the Trust Fund to be treated as a taxable mortgage pool under Section 7701(i) of the Code.



                                    C-2-4

     Each Holder of this Class C Certificate will be deemed to have agreed to be bound by the transfer restrictions set forth in the Agreement and all other terms and provisions of the Agreement.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                     * * *


                                     C-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By
                                         ----------------------
                                         Name:
                                         Title:




Countersigned:

By
   ---------------------------
     Authorized Signatory of
     THE BANK OF NEW YORK,
     as Trustee



                                    C-2-6

                                  EXHIBIT C-3

                         [FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS P CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS P CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF THAT PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO
SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    C-3-1

Certificate No.                          :

Initial Certificate Balance
of this Certificate
("Denomination")                         :        $

Initial Certificate Balance
of all Certificates of
this Class                               :        $


CUSIP                                    :


ISIN                                     :


Interest Rate                            :


Maturity Date                            :



                                    C-3-2

                                  CWALT, INC.
                      Alternative Loan Trust 200____-____
            Mortgage Pass-Through Certificates, Series 200____-____

         evidencing a percentage interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, credit blemished mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties

                           CWALT, Inc., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Notional Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWALT, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Countrywide Home Loans, Inc., as a seller ("CHL"), Park Granada LLC, as a seller ("Park Granada" and, together with CHL, the "Sellers"), Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class P Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold 100% of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Balance of



                                    C-3-3

$1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of a Class P Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under the Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within two years from the date of the initial issuance of Certificates, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Regulations promulgated pursuant to the Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Class P Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of or investing plan assets of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class P Certificate will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Class P Certificate to or on behalf of an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     This Class P Certificate may not be pledged or used as collateral for any other obligation if it would cause any portion of the Trust Fund to be treated as a taxable mortgage pool under Section 7701(i) of the Code.



                                    C-3-4

     Each Holder of this Class P Certificate will be deemed to have agreed to be bound by the transfer restrictions set forth in the Agreement and all other terms and provisions of the Agreement.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                     * * *



                                     C-3-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By
                                         ----------------------
                                         Name:
                                         Title:





Countersigned:

By
   ---------------------------
     Authorized Signatory of
     THE BANK OF NEW YORK,
     as Trustee



                                    C-3-6

                                   EXHIBIT D

                     [FORM OF NOTIONAL AMOUNT CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTION IN RESPECT OF PRINCIPAL.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                          :

Cut-off Date                             :

First Distribution Date                  :

Initial Notional Amount
of this Certificate
("Denomination")                         :        $

Initial Notional Amount
of all Certificates
of this Class                            :        $

CUSIP                                    :


Interest Rate                            :        Interest Only


Maturity Date                            :


                                  CWALT, INC.
            Mortgage Pass-Through Certificates, Series 200____-____
                                   Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWALT, Inc., as Depositor


     The Notional Amount of this certificate at any time, may be less than the Notional Amount as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Notional Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWALT, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Countrywide Home Loans, Inc., as a seller ("CHL"), Park Granada LLC, as a seller ("Park Granada" and, together with CHL, the "Sellers"), Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [Until this certificate has been the subject of an ERISA-Qualifying Underwriting, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class. Notwithstanding anything else to the contrary herein, until such certificate has been the subject of an ERISA-Qualifying Underwriting, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     * * *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By
                                        ------------------------------


Countersigned:

By
   --------------------------------
     Authorized Signatory of
     THE BANK OF NEW YORK,
     as Trustee

                                   EXHIBIT E

                       [FORM OF REVERSE OF CERTIFICATES]

                                  CWALT, INC.
                      Mortgage Pass-Through Certificates

     This Certificate is one of a duly authorized issue of Certificates designated as CWALT, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Sellers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the Pool Stated Principal Balance is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer will have the option, subject to the limitations set forth in the Agreement, to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
     -------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

             -----------------------------------------------------------------

Dated:

                                      ----------------------------------------
                                      Signature by or on behalf of assignor



                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in
immediately available funds to                                                ,
                               -----------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
for the account of                                                            ,
                  ------------------------------------------------------------
account number                    , or, if mailed by check, to                .
               -------------------                             ---------------
Applicable statements should be mailed to                                     ,
                                          ------------------------------------
------------------------------------------------------------------------------
-----------------------------------------------------------------------------.


     This information is provided by                                          ,
                                     -----------------------------------------
the assignee named above, or                                                  ,
                             -------------------------------------------------
as its agent.

STATE OF                 )
                         )  ss.:
COUNTY OF                )


     On the _____day of ___________________, 20__ before me, a notary public in and for said State, personally appeared
_____________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                      -------------------------------------
                                                 Notary Public



                                [Notarial Seal]

                                  EXHIBIT F-1

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE
                           (INITIAL MORTGAGE LOANS)

                                    [date]


[Depositor]

[Master Servicer]

[Countrywide]

-------------------
-------------------

          Re:    Pooling and Servicing Agreement among
                 CWALT, Inc., as Depositor, Countrywide
                 Home Loans, Inc. ("Countrywide"), as a
                 Seller, Park Granada LLC, as a Seller,
                 Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 200_-_
                 -------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or listed on the attached schedule) it has received:

     (i) (a) the original Mortgage Note endorsed in the following form: "Pay to the order of __________, without recourse" or (b) with respect to any Lost Mortgage Note, a lost note affidavit from Countrywide stating that the original Mortgage Note was lost or destroyed; and

     (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.


                                    F-1-1

The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Initial Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Initial Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      THE BANK OF NEW YORK,
                                        as Trustee


                                      By:
                                         ------------------------------
                                      Name:
                                      Title:


                                    F-1-2

                                  EXHIBIT F-2

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE
                         (SUPPLEMENTAL MORTGAGE LOANS)


                                    [date]

[Depositor]

[Master Servicer]

[Countrywide]

-------------------
-------------------


            Re:    Pooling and Servicing Agreement among
                   CWALT, Inc., as Depositor, Countrywide
                   Home Loans, Inc. ("Countrywide"), as a
                   Seller, Park Granada LLC, as a Seller,
                   Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 200_-_
                   -------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") and the Supplemental Transfer Agreement, dated as of [month] ____, 200_, the undersigned, as Trustee, hereby certifies that, as to each Supplemental Mortgage Loan listed in the Mortgage Loan Schedule (other than any Supplemental Mortgage Loan paid in full or listed on the attached schedule) it has received:

     (i) (a) the original Mortgage Note endorsed in the following form: "Pay to the order of __________, without recourse" or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed; and

     (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability


                                     F-2-1
or genuineness of any of the documents contained in each Mortgage File of any of the Supplemental Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Supplemental Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      THE BANK OF NEW YORK,
                                        as Trustee


                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:


                                    F-2-1

                                  EXHIBIT G-1

                     FORM OF DELAY DELIVERY CERTIFICATION
                           (INITIAL MORTGAGE LOANS)

                                    [date]

[Depositor]

[Master Servicer]

[Countrywide]

---------------------

---------------------


        Re:      Pooling and Servicing Agreement among
                 CWALT, Inc., as Depositor, Countrywide
                 Home Loans, Inc., as a Seller ("Countrywide"), Park Granada LLC, as a Seller, Countrywide
                 Home Loans Servicing LP, as Master
                 Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 200_-_
                 -------------------------------------------------

Gentlemen:

     Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto (the "Schedule A"), delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). The undersigned hereby certifies that, as to each Delay Delivery Initial Mortgage Loan listed on Schedule A attached hereto (other than any Initial Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

     (i) the original Mortgage Note, endorsed by Countrywide or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to Countrywide, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from Countrywide, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

     (ii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Initial Mortgage Loan and language indicating that the Initial Mortgage Loan is a MOM Loan if the Initial Mortgage Loan is a MOM Loan,


                                    G-1-1
          with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

    (iii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2005, without recourse", or, in the case of each Initial Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

     (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each MERS Mortgage
          Loan)];

     (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

     (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

     In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan Countrywide cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by Countrywide, the applicable title company, escrow agent or attorney, or the originator of such Initial Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

     Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv),
(v), (vi), (viii), (xi) and (xiv) of the definition of the "Mortgage Loan Schedule" in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage


                                    G-1-2

File of any of the Initial Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      THE BANK OF NEW YORK,
                                       as Trustee


                                      By:
                                         -------------------------------
                                      Name:
                                      Title:


                                    G-1-3

                                  EXHIBIT G-2


                     FORM OF DELAY DELIVERY CERTIFICATION
                         (SUPPLEMENTAL MORTGAGE LOANS)

                                    [date]


[Depositor]

[Master Servicer]

[Countrywide]


            Re:    Pooling and Servicing Agreement among
                   CWALT, Inc., as Depositor, Countrywide
                   Home Loans, Inc. ("Countrywide"), as a
                   Seller, Park Granada LLC, as a Seller,
                   Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 200_-_
                   -------------------------------------------------

Gentlemen:

     Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto (the "Schedule A"), delivered by the undersigned, as Trustee, on [month] __, 200_ (such date being the related "Supplemental Transfer Date" in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). The undersigned hereby certifies that, as to each Delay Delivery Supplemental Mortgage Loan listed on Schedule A attached hereto (other than any Supplemental Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

     (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

     (ii) in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Supplemental


                                    G-2-1

          Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Supplemental Mortgage Loan and language indicating that the Supplemental Mortgage Loan is a MOM Loan if the Supplemental Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

    (iii) in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2005, without recourse", or, in the case of each Supplemental Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

     (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each MERS Mortgage
          Loan)];

     (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

     (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

     In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Supplemental Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

     Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Supplemental Mortgage Loan, and (ii) the information set forth in items (i),
(iv), (v), (vi), (viii), (xi) and (xiv) of the definition of the



                                    G-2-2

"Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Supplemental Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      THE BANK OF NEW YORK,
                                       as Trustee


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:


                                    G-2-3

                                  EXHIBIT H-1


                    FORM OF FINAL CERTIFICATION OF TRUSTEE
                           (INITIAL MORTGAGE LOANS)

                                    [date]


[Depositor]

[Master Servicer]

[Countrywide]

-------------------
-------------------

        Re:       Pooling and Servicing Agreement among
                  CWALT, Inc., as Depositor, Countrywide
                  Home Loans, Inc., as Seller ("Countrywide"),
                  Park Granada LLC, as a Seller, Countrywide
                  Home Loans Servicing LP, as Master
                  Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 200_-_
                  -------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) the original Mortgage Note, endorsed by Countrywide or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to Countrywide, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from Countrywide, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

     (ii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of


                                    H-1-1
          the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

    (iii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2005, without recourse", or, in the case of each Initial Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

     (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan)];

     (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

     (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

     In the event that in connection with any Initial Mortgage Loan that is not a MERS Mortgage Loan Countrywide cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by Countrywide, the applicable title company, escrow agent or attorney, or the originator of such Initial Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

     Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv),
(v), (vi), (viii), (xi) and (xiv) of the definition of the "Mortgage Loan Schedule" in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.


                                    H-1-2

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Initial Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Initial Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      THE BANK OF NEW YORK,
                                        as Trustee


                                      By :
                                          -------------------------------
                                      Name:
                                      Title:


                                    H-1-3

                                  EXHIBIT H-2

                    FORM OF FINAL CERTIFICATION OF TRUSTEE
                         (SUPPLEMENTAL MORTGAGE LOANS)

                                    [date]


[Depositor]

[Master Servicer]

[Countrywide]

------------------
------------------

           Re:    Pooling and Servicing Agreement among
                  CWALT, Inc., as Depositor, Countrywide
                  Home Loans, Inc. ("Countrywide"), as a
                  Seller, Park Granada LLC, as a Seller,
                  Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 200_-_
                  -------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Supplemental Mortgage Loan listed in the Mortgage Loan Schedule (other than any Supplemental Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

     (ii) in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Supplemental Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating


                                    H-2-1
          that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

    (iii) in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2005, without recourse", or, in the case of each Supplemental Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

     (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each Supplemental Mortgage Loan that is a MERS Mortgage Loan)];

     (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

     (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

     In the event that in connection with any Supplemental Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Supplemental Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

     Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Supplemental Mortgage Loan, and (ii) the information set forth in items (i),
(iv), (v), (vi), (viii), (xi) and (xiv) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.


                                    H-2-2

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Supplemental Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such Supplemental Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      THE BANK OF NEW YORK,
                                       as Trustee


                                      By :
                                          ----------------------------
                                      Name:
                                      Title:


                                    H-2-3

                                   EXHIBIT I

                              TRANSFER AFFIDAVIT

                                  CWALT, Inc.
                      Mortgage Pass-Through Certificates
                                 Series 200_-_

STATE OF            )
                    ) ss.:
COUNTY OF           )


     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of _______________________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among CWALT, Inc., as depositor (the "Depositor"), Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account or as the nominee, trustee or agent of another Person, in which case the Transferee has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8. The Transferee's taxpayer identification number is .

     9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

     10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     11. The Transferee anticipates that it will, so long as it holders the Class A-R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class A-R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class A-R Certificates that the Transferee intends to pay taxes associated with holding such Class A-R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificates. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class A-R Certificates to permit the Transferor to assess the financial capability of the Transferee to pay such taxes. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

     12. Either (i) the Transferee is not an employee benefit plan subject to
Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of such plan to effect such acquisition, or, (ii) the source of funds for the purchase of such Class A-R Certificate is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 (PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the terms and conditions of Sections I and III of PTCE 95-60 are applicable to the acquisition and holding of such Class A-R Certificate.

                                     * * *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______________, 20__.


                                      -------------------------------------
                                      PRINT NAME OF TRANSFEREE


                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:

[Corporate Seal]

ATTEST:


-------------------------------
[Assistant] Secretary

     Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this _____ day of _____, 20__.



                                      ------------------------------------
                                      NOTARY PUBLIC


                                      My Commission expires the
                                      ___ day of ____________, 20__

                                                                     EXHIBIT 1
                                                                  to EXHIBIT I


                              Certain Definitions
                              -------------------


     "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, (v) an "electing large partnership" within the meaning of Section 775 of the Code, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

     "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                                     EXHIBIT 2
                                                                  to EXHIBIT I


                       Section 5.02(c) of the Agreement
                       --------------------------------


     (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R

     Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

                                  EXHIBIT J-1


                        FORM OF TRANSFEROR CERTIFICATE
                                  (RESIDUAL)


                                                         ---------------------
                                                         Date


CWALT, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:     David A. Spector

The Bank of New York
101 Barclay Street - 8W
New York, New York  10286

Attention:  Mortgage-Backed Securities Group
            Series 200_-_
            Re:CWALT, Inc. Mortgage Pass-Through Certificates,
            Series 200_-_, Class
            -----------------------------------

Ladies and Gentlemen:

          In connection with our disposition of the above Certificates we certify that to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                      Very truly yours,



                                      ------------------------------
                                      Print Name of Transferor


                                      By:
                                         -----------------------------------
                                                Authorized Officer


                                    J-1-1

                                  EXHIBIT J-2


                        FORM OF TRANSFEROR CERTIFICATE
                                   (PRIVATE)


                                                         ---------------------
                                                         Date


CWALT, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:     David A. Spector

The Bank of New York
101 Barclay Street - 8W
New York, New York  10286

Attention:  Mortgage-Backed Securities Group
            Series 200_-_
            Re:CWALT, Inc. Mortgage Pass-Through Certificates,
            Series 200_-_, Class
            -------------------------------------


Ladies and Gentlemen:

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                      Very truly yours,


                                      -------------------------------
                                      Print Name of Transferor


                                      By:
                                         -------------------------------------
                                                   Authorized Officer


                                     J-2-1

                                   EXHIBIT K

                   FORM OF INVESTMENT LETTER (NON-RULE 144A)


                                                   ---------------------------
                                                   Date


CWALT, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:     David A. Spector

The Bank of New York
101 Barclay Street - 8W
New York, New York  10286

Attention:   Mortgage-Backed Securities Group
             Series 200_-_


     Re:   CWALT, Inc. Mortgage Pass-Through Certificates,
           Series 200_-_, Class
           ----------------------------------

Ladies and Gentlemen:

          In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and we are an insurance company, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and
(g) we will not sell, transfer or otherwise dispose of any Certificates unless
(1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                      Very truly yours,

                                      -------------------------------
                                      Print Name of Transferee


                                      By:
                                         ------------------------
                                      Authorized Officer

                                   EXHIBIT L

                           FORM OF RULE 144A LETTER



                                                      -------------------------
                                                      Date


CWALT, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:     David A. Spector

The Bank of New York
101 Barclay Street - 8W
New York, New York  10286

Attention:   Mortgage-Backed Securities Group
             Series 200_-_


     Re:    CWALT, Inc. Mortgage Pass-Through Certificates,
            Series 200_-_, Class
            --------------------------------------

Ladies and Gentlemen:

          In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and we are an insurance company, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.



                                      Very truly yours,


                                      --------------------------------
                                      Print Name of Transferee


                                      By:
                                         -------------------------
                                         Authorized Officer

                                                          ANNEX 1 TO EXHIBIT L
                                                          --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___  Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                      ----------------------------------------
                                                 Print Name of Buyer


                                      By:
                                         -------------------------------------
                                      Name:
                                      Title:

                                      Date:
                                           -----------------------------------

                                                          ANNEX 2 TO EXHIBIT L
                                                          --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
(ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      -------------------------------------
                                          Print Name of Buyer or Adviser


                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:


                                      IF AN ADVISER:


                                      -------------------------------------
                                                Print Name of Buyer


                                      Date:
                                           --------------------------------

                                   EXHIBIT M

                              REQUEST FOR RELEASE
                                 (for Trustee)

CWALT, Inc.
Mortgage Pass-Through Certificates
Series 200_-_

Loan Information
----------------

         Name of Mortgagor:         ___________________________________________

         Servicer Loan No.:         ___________________________________________

Trustee
-------

         Name:                      ___________________________________________

         Address:                   ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

         Trustee
         Mortgage File No.:         ___________________________________________

     The undersigned Master Servicer hereby acknowledges that it has received from The Bank of New York, as Trustee for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among the Trustee, Countrywide Home Loans, Inc., as a Seller, Park Granada LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer and CWALT, Inc., as Depositor.

( ) Mortgage Note dated _______________, 20__, in the original principal sum of $___________, made by ____________________________, payable to, or endorsed to the order of, the Trustee.

(  ) Mortgage recorded on __________________ as instrument no.
     ______________________ in the County Recorder's Office of the County of
     _________________________, State of _______________________ in
     book/reel/docket _________________________ of official records at page/image _________________________.

(  ) Deed of Trust recorded on ______________________ as instrument no.
     ___________ in the County Recorder's Office of the County of
     __________________________, State of _____________________ in
     book/reel/docket _________________________ of official records at page/image ____________________________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _____________________ as instrument no. __________________ in the County
     Recorder's Office of the County of _____________________, State of ___________________ in book/reel/docket ________________ of official records at page/image _________________________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     (  )
         ----------------------------------------------------------------------

     (  )
         ----------------------------------------------------------------------

     (  )
         ----------------------------------------------------------------------

     (  )
         ----------------------------------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                      COUNTRYWIDE HOME LOANS
                                      SERVICING LP



                                      By
                                         --------------------------------------

                                      Its
                                          -------------------------------------

Date:_________________, 20__

                                   EXHIBIT N

                       REQUEST FOR RELEASE OF DOCUMENTS

To:  The Bank of New York                               Attn:  Mortgage Custody
                                                        Services

     Re: The Pooling & Servicing Agreement dated [month] 1, 2004, among Countrywide Home Loans, Inc., as a Seller, Park Granada LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, CWALT, Inc. and The Bank of New York, as Trustee
          -----------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Loans held by you as Trustee for CWALT, Inc., we request the release of the Mortgage Loan File for the Mortgage Loan(s) described below, for the reason indicated.

FT Account #:                                    Pool #:

Mortgagor's Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

     1. Mortgage Loan paid in full (Countrywide Home Loans, Inc. hereby certifies that all amounts have been received).

     2. Mortgage Loan Liquidated (Countrywide Home Loans, Inc. hereby certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received).

     3.   Mortgage Loan in Foreclosure.

     4.   Other (explain):

     If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above-specified Mortgage Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

COUNTRYWIDE HOME LOANS, INC.
4500 Park Granada
Calabasas, California  91302


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------
Date:
     -------------------------------


TRUSTEE CONSENT TO RELEASE AND
ACKNOWLEDGEMENT OF RECEIPT


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------
Date:
     -------------------------------

                                   EXHIBIT O

                                  [RESERVED]

                                   EXHIBIT P
                    FORM OF SUPPLEMENTAL TRANSFER AGREEMENT


          THIS SUPPLEMENTAL TRANSFER AGREEMENT, dated as of ____________, 200_ (this "Supplemental Transfer Agreement"), among CWALT, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC. ("CHL"), a New York corporation, as a seller, PARK GRANADA LLC, a Delaware limited liability company, as a seller ("Park Granada" and, together with CHL, the Sellers") under the Pooling and Servicing Agreement referred to below, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee");

          WHEREAS, the Depositor, the Sellers, the Trustee and Countrywide Home Loans Servicing LP, as Master Servicer, have entered in the Pooling and Servicing Agreement, dated as of [month] 1, 2003 (the "Pooling and Servicing Agreement"), in relation to the CHL Mortgage Pass-Through Trust 200_-_, Mortgage Pass-Through Certificates, Series 200_-_;

          WHEREAS, Section 2.01(e) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Supplemental Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

     (a) The "Supplemental Transfer Date" with respect to this Supplemental Transfer Agreement shall be ________, 200_.

     (b) The "Aggregate Supplemental Purchase Amount" with respect to this Supplemental Transfer Agreement shall be $________; provided, however, that such amount shall not exceed the amount on deposit in the Supplemental Loan Account.

     (c) The "Capitalized Interest Requirement" with respect to this Supplemental Transfer Agreement shall be $________; provided, however, that such amount shall not exceed the amount on deposit in the Capitalized Interest Account.

     (d) [Reserved]

     (e) In case any provision of this Supplemental Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

     (f) In the event of any conflict between the provisions of this Supplemental Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

     (g) This Supplemental Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

     (h) The Supplemental Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties to this Supplemental Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                      CWALT, INC.,
                                       as Depositor


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                      COUNTRYWIDE HOME LOANS, INC.,
                                       as Seller


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      PARK GRANADA LLC,
                                       as a Seller


                                      By:
                                         -------------------------------------
                                         Name:  Darren Bigby
                                         Title:  Senior Vice President


                                      THE BANK OF NEW YORK,
                                       not in its individual capacity,
                                       but solely as Trustee


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

Acknowledged and Agreed:


COUNTRYWIDE HOME LOANS SERVICING LP,
  as Master Servicer


By:  COUNTRYWIDE GP, INC.


By:
    ------------------------------
    Name:
    Title

                                  EXHIBIT Q-1


DATE:                               ___________, 20___

TO:
ATTENTION:
TELEPHONE:
FACSIMILE:

FROM:
TELEPHONE:
FACSIMILE:

SUBJECT:

REFERENCE NUMBER:

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between ________ (the "Cap Provider") and __________, ("Counterparty"). This Agreement, which evidences a complete and binding agreement between the Cap Provider and Counterparty to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). The Cap Provider and Counterparty have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement"). An ISDA Form Master Agreement shall be deemed to have been executed by the Cap Provider and Counterparty on the date we entered into the Transaction. All provisions contained in, or incorporated by reference to, the ISDA Form Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:                     Rate Cap

     Notional Amount:                         Shall equal:


                                    Q-1-1

                                              (i) USD ______ for the initial
                                              Calculation Period, and


                                              (ii) the amount as detailed in
                                              the Schedule of Notional Amounts
                                              and Cap Rates attached hereto.

     Trade Date:                              ________, 20___

     Effective Date:                          ________, 20___

     Termination Date:                        ______, 20___, subject to
                                              adjustment in accordance with
                                              the Business Day Convention.

     Fixed Amount (Premium):

              Fixed Rate Payer:               Counterparty

              Fixed Rate Payer
              Payment Date:                   ______, 20__

              Fixed Amount:                   USD _____

     Floating Amounts:

              Floating Rate Payer:            The Cap Provider

              Cap Rate I:                     As set forth in the Schedule of
                                              Notional Amounts and Cap Rates
                                              attached hereto.

              Floating Rate Payer             The 25th calendar day of each
              Period End Dates:               month during the Term of this
                                              Transaction, commencing ______,
                                              20___ and ending on the
                                              Termination Date, subject to
                                              adjustment in accordance with
                                              the Business Day Convention.

              Floating Rate Payer             Early Payment shall be
              Payment Dates:                  applicable. One Business Day
                                              preceding each Floating Rate
                                              Payer Period End Date.

              Floating Rate Option:           USD-LIBOR-BBA, provided,
                                              however, that if the Floating
                                              Rate determined from such
                                              Floating Rate Option for any
                                              Calculation Period is greater
                                              than Cap Rate II (set forth in
                                              the Schedule of Notional Amounts
                                              and Cap Rates attached hereto)
                                              then the Floating Rate for such
                                              Calculation Period shall be
                                              deemed equal to Cap Rate II.

              Designated Maturity:            One month


                                    Q-1-2

              Floating Rate Day Count
              Fraction:                       Actual/360

              Reset Dates:                    The first day of each
                                              Calculation Period.

              Compounding:                    Inapplicable

     Business Days for payments:              New York and London

     Business Day Convention:                 Modified Following

3.   Additional Provisions:                   1) Each party hereto is hereby
                                              advised and acknowledges that
                                              the other party has engaged in
                                              (or refrained from engaging in)
                                              substantial financial
                                              transactions and has taken (or
                                              refrained from taking) other
                                              material actions in reliance
                                              upon the entry by the parties
                                              into the Transaction being
                                              entered into on the terms and
                                              conditions set forth herein and
                                              in the Confirmation relating to
                                              such Transaction, as applicable.
                                              This paragraph (1) shall be
                                              deemed repeated on the trade
                                              date of each Transaction.

4.   Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)   Termination Provisions. For purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to the Cap Provider or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to the Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to the Cap Provider or Counterparty.

(c) The "Cross Default" provisions of Section 5(a)(vi) will not apply to the Cap Provider or to Counterparty.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to the Cap Provider or to Counterparty.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to the Cap Provider or to Counterparty.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:


                                    Q-1-3

         (i) Market Quotation will apply.

         (ii) The Second Method will apply.

(g)  "Termination Currency" means United States Dollars.

3)   Tax Representations. Not applicable

4) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless the Cap Provider is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) the Cap Provider shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to the Cap Provider as the Affected Party.

5) Documents to be Delivered. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:


Party required to deliver       Form/Document/                 Date by which to
document                        Certificate                    be delivered

The Cap Provider and the        Any document required or       Promptly after the earlier of
Counterparty                    reasonably requested to        (i) reasonable demand by either
                                allow the other party to       party or (ii) learning that
                                make payments under this       such form or document is required
                                Agreement without any
                                deduction or withholding for
                                or on the account of any Tax
                                or with such deduction or
                                withholding at a reduced rate


                                    Q-1-4


(2) Other documents to be delivered are:

Party required             Form/Document/                    Date by which to be          Covered by Section 3(d)
to deliver                 Certificate                       delivered                    Representation
document

The Cap Provider           Any documents required by the     Upon the execution and       Yes
and the                    receiving party to evidence the   delivery of this
Counterparty               authority of the delivering       Agreement
                           party or its Credit Support       and such Confirmation
                           Provider, if any, for it to
                           execute and deliver this
                           Agreement, any Confirmation,
                           and any Credit Support
                           Documents to which it is a
                           party, and to evidence the
                           authority of the delivering
                           party or its Credit Support
                           Provider to perform its
                           obligations under this
                           Agreement, such Confirmation
                           and/or Credit Support Document,
                           as the case may be

The Cap Provider           A certificate of an authorized    Upon the execution and       Yes
and the                    officer of the party, as to the   delivery of this
Counterparty               incumbency and authority          Agreement and such
                           of the respective officers of     Confirmation
                           the party signing this
                           Agreement, any relevant Credit
                           Support Document, or any
                           Confirmation, as the case
                           may be

6)   Miscellaneous. Miscellaneous

(a)  Address for Notices: For the purposes of Section 12(a) of this Agreement:

     Address for notices or communications to the Cap Provider:

          Address:
          Attention:


                                    Q-1-5

          Facsimile:

     with a copy to:

          Address:
          Attention:
          Facsimile:

          (For all purposes)

Address for notices or communications to the Counterparty:

          Address:
          Attention:
          Facsimile:
          Phone:

(b) Process Agent. For the purpose of Section 13(c):

          The Cap Provider appoints
          as its
          Process Agent:          Not Applicable

          The Counterparty appoints as its
          Process Agent:          Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither the Cap Provider nor the Counterparty have any Offices other than as set forth in the Notices Section and the Cap Provider agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     The Cap Provider is not a Multibranch Party.

     The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is the Cap Provider; provided, however, that if an Event of Default occurs with respect to the Cap Provider, then the Counterparty shall be entitled to appoint a financial institution which would qualify as a Reference Market-maker to act as Calculation Agent.

(f) Credit Support Document. Not applicable for either the Cap Provider or the Counterparty.

(g)  Credit Support Provider.



                                    Q-1-6

     The Cap Provider: Not Applicable

     The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) The Cap Provider will not unreasonably withhold or delay its consent to an assignment of this Agreement to any other third party.

(m) Set-off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Cap Provider shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of
Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.


                                    Q-1-7

          Each party represents to the other party on each date when it enters into a Transaction that:--

          (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) Evaluation and Understanding.

          (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

          (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

          (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

Principal. It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.

5.    Account Details and
      Settlement Information:    Payments to the Cap Provider:
                                 [   ]


                                 Payments to Counterparty:
                                 [   ]

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to the Cap Provider a facsimile of the fully-executed Confirmation to ____________. For inquiries regarding U.S. Transactions, please contact __________ by telephone at _________. For all other inquiries please contact Derivatives Documentation by telephone at __________. Originals will be provided for your execution upon your request.


                                    Q-1-8

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

[   ]



By: ___________________________________
    Name:
    Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

[   ]

By: ___________________________________
    Name:
    Title:


                                    Q-1-9

                  SCHEDULE OF NOTIONAL AMOUNTS AND CAP RATES
     (all such dates subject to adjustment in accordance with the Business
                               Day Convention)

From and including   To but excluding   Notional Amount   Cap Rate I (%)   Cap Rate II (%)
------------------   ----------------       (USD)         --------------   ---------------
                                            ----


                                    Q-1-10

                                  EXHIBIT Q-2


DATE:                          ___________, 20___

TO:
ATTENTION:
TELEPHONE:
FACSIMILE:

FROM:
TELEPHONE:
FACSIMILE:

SUBJECT:

REFERENCE NUMBER:

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between ________ (the "Cap Provider") and __________, ("Counterparty"). This Agreement, which evidences a complete and binding agreement between the Cap Provider and Counterparty to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). The Cap Provider and Counterparty have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement"). An ISDA Form Master Agreement shall be deemed to have been executed by the Cap Provider and Counterparty on the date we entered into the Transaction. All provisions contained in, or incorporated by reference to, the ISDA Form Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:          Rate Cap

     Notional Amount:              Shall equal:


                                    Q-2-1

                                   (i) USD ______ for the initial Calculation
                                   Period, and

                                   (ii) the amount as detailed in the Schedule of Notional Amounts and Cap Rates attached hereto.

     Trade Date:                   ________, 20___

     Effective Date:               ________, 20___

     Termination Date:             ______, 20___, subject to adjustment in
                                   accordance with the Business Day
                                   Convention.

     Fixed Amount (Premium):

          Fixed Rate Payer:        Counterparty

          Fixed Rate Payer
          Payment Date:            ______, 20__

          Fixed Amount:            USD _____

     Floating Amounts:

          Floating Rate Payer:     The Cap Provider

          Cap Rate I:              As set forth in the Schedule of Notional
                                   Amounts and Cap Rates attached hereto.

          Floating Rate Payer      The 25th calendar day of each month during
          Period End Dates:        the Term of this Transaction, commencing
                                   ______, 20___ and ending on the Termination
                                   Date, subject to adjustment in accordance with the Business Day Convention.

          Floating Rate Payer      Early Payment shall be applicable. One
          Payment Dates:           Business Day preceding each Floating Rate
                                   Payer Period End Date.

          Floating Rate Option:    USD-LIBOR-BBA, provided, however, that if
                                   the Floating Rate determined from such
                                   Floating Rate Option for any Calculation
                                   Period is greater than Cap Rate II (set
                                   forth in the Schedule of Notional Amounts and Cap Rates attached hereto) then the Floating Rate for such Calculation Period shall be deemed equal to Cap Rate II.

          Designated Maturity:     One month


                                    Q-2-2

          Floating Rate Day
          Count Fraction:          Actual/360

          Reset Dates:             The first day of each Calculation Period.

          Compounding:             Inapplicable

     Business Days for payments:   New York and London

     Business Day Convention:      Modified Following

3.   Additional Provisions:        1) Each party hereto is hereby advised and
                                   acknowledges that the other party has
                                   engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.   Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)   Termination Provisions. For purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to the Cap Provider or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to the Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to the Cap Provider or Counterparty.

(c) The "Cross Default" provisions of Section 5(a)(vi) will not apply to the Cap Provider or to Counterparty.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to the Cap Provider or to Counterparty.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to the Cap Provider or to Counterparty.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:


                                    Q-2-3

     (i) Market Quotation will apply.

     (ii) The Second Method will apply.

(g)  "Termination Currency" means United States Dollars.

3)   Tax Representations. Not applicable

4) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless the Cap Provider is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) the Cap Provider shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to the Cap Provider as the Affected Party.

5)   Documents to be Delivered. For the purpose of Section 4(a):

(1)  Tax forms, documents, or certificates to be delivered are:



Party required to deliver    Form/Document/                   Date by which to
document                     Certificate                      be delivered

The Cap Provider and the     Any document required or         Promptly after the earlier of
Counterparty                 reasonably requested to          (i) reasonable demand by either
                             allow the other party to         party or (ii) learning that
                             make payments under this         such form or document is required
                             Agreement without any
                             deduction or withholding for
                             or on the account of any Tax
                             or with such deduction or
                             withholding at a reduced rate


                                    Q-2-4

(2) Other documents to be delivered are:


Party required             Form/Document/                    Date by which to be          Covered by Section 3(d)
to deliver                 Certificate                       delivered                    Representation
document

The Cap Provider and the   Any documents required by the     Upon the execution and       Yes
Counterparty               receiving party to evidence the   delivery of this
                           authority of the delivering       Agreement and such
                           party or its Credit Support       Confirmation
                           Provider, if any, for it to
                           execute and deliver this
                           Agreement, any Confirmation,
                           and any Credit Support
                           Documents to which it is a
                           party, and to evidence the
                           authority of the delivering
                           party or its Credit Support
                           Provider to perform its
                           obligations under this
                           Agreement, such Confirmation
                           and/or Credit Support Document,
                           as the case may be

The Cap Provider           A certificate of an authorized    Upon the execution and       Yes
and the                    officer of the party, as to the   delivery of this
Counterparty               incumbency and authority of the   Agreement and such
                           Confirmation respective officers
                           of the party signing this
                           Agreement, any relevant Credit
                           Support Document, or any
                           Confirmation, as the case may be

6)   Miscellaneous. Miscellaneous

(a)  Address for Notices: For the purposes of Section 12(a) of this Agreement:

     Address for notices or communications to the Cap Provider:

          Address:
          Attention:


                                    Q-2-5

          Facsimile:

     with a copy to:

          Address:
          Attention:
          Facsimile:

          (For all purposes)

Address for notices or communications to the Counterparty:

          Address:
          Attention:
          Facsimile:
          Phone:

(b) Process Agent. For the purpose of Section 13(c):

          The Cap Provider appoints
          as its
          Process Agent:            Not Applicable

          The Counterparty appoints as its
          Process Agent:            Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither the Cap Provider nor the Counterparty have any Offices other than as set forth in the Notices Section and the Cap Provider agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     The Cap Provider is not a Multibranch Party.

     The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is the Cap Provider; provided, however, that if an Event of Default occurs with respect to the Cap Provider, then the Counterparty shall be entitled to appoint a financial institution which would qualify as a Reference Market-maker to act as Calculation Agent.

(f) Credit Support Document. Not applicable for either the Cap Provider or the Counterparty.

(g)  Credit Support Provider.


                                    Q-2-6

     The Cap Provider:   Not Applicable

     The Counterparty:   Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) The Cap Provider will not unreasonably withhold or delay its consent to an assignment of this Agreement to any other third party.

(m) Set-off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Cap Provider shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of
Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.


                                    Q-2-7

          Each party represents to the other party on each date when it enters into a Transaction that:--

          (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) Evaluation and Understanding.

          (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

          (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

          (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

Principal. It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.

5.   Account Details and
     Settlement Information:    Payments to the Cap Provider:
                                [   ]


                                Payments to Counterparty:
                                [   ]

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to the Cap Provider a facsimile of the fully-executed Confirmation to ____________. For inquiries regarding U.S. Transactions, please contact __________ by telephone at _________. For all other inquiries please contact Derivatives Documentation by telephone at __________. Originals will be provided for your execution upon your request.


                                    Q-2-8

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

[   ]



By: ___________________________________
    Name:
    Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

[   ]

By: ___________________________________
    Name:
    Title:


                                    Q-2-9

                  SCHEDULE OF NOTIONAL AMOUNTS AND CAP RATES
     (all such dates subject to adjustment in accordance with the Business
                                Day Convention)


From and including    To but excluding    Notional Amount     Cap Rate I (%)     Cap Rate II (%)
------------------    ----------------        (USD)           --------------     ---------------
                                              ----


                                    Q-2-10

                                  EXHIBIT Q-3

DATE:                               ___________, 20___

TO:
ATTN:
TEL:
FAX:
Date:
Our Reference No.
Internal Tracking Nos.

THIS CONFIRMATION SUPERSEDES AND REPLACES ANY AND ALL CONFIRMATIONS PREVIOUSLY SENT TO YOU IN RESPECT OF THIS CONFIRMATION


Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between __________________________________and _____________________ (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreemetn dated as of 11th April 1996, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation "Party A" means ____________________ and "Party B" means
______________________.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form


                                    Q-3-1

Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

          Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligation to the contrary for that Transaction):

     (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors ad it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party as assurance or guarantee as to the expected results of this Transaction.

     (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

     (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2. General Terms:

Notional Amount:                     As per Schedule A attached hereto.

Trade Date:                          __th _____________   20___

Effective Date:                      __th _____________   20___

Termination Date:                    __th _____________ 20___, subject to
                                     adjustment in accordance with the
                                     Modified Following Business Day
                                     Convention.

Fixed Amounts:

Fixed Rate Payer:                    Party B

Fixed Rate Payer
Payment Dates:                       __th _____________ 20___, subject to
                                     adjustment in accordance with the
                                     Modified Following Business


                                    Q-3-2

                                     Day Convention.

Fixed Amount:                        USD ________________

Floating Amounts I:

Floating Rate Payer:                 Party A

Cap Rate I:                          See Schedule A attached hereto

Floating Rate Payer Payment
Dates: Early payments shall be applicable - 1 Business Day prior to each Floating Rate Payer Period End Date

Floating Rate Payer
Period End Dates:                    The 25th of each Month, commencing on
                                     25th __________ and ending on the
                                     Termination Date, subject to adjustment
                                     in accordance with the Modified Following
                                     Business Day Convention.

Floating Rate for initial
Calculation Period:                  to be determined

Floating Rate Option:                USD-LIBOR-BBA, provided, however, that if
                                     the Floating Rate determined from such
                                     Floating Rate Option for any Calculation
                                     Period is greater than Cap Rate II (set
                                     forth in Schedule A attached hereto) then the Floating Rate for such Calculation
                                     Period shall be deemed equal to Cap Rate
                                     II.

Designated Maturity:                 1 month

Spread:                              None

Floating Rate Day
Count Fraction:                      Actual/360

Reset Dates:                         First day of each Calculation Period>

Business Days for Payments:          New York

Business Days for Period End Dates:  New York

Calculation Agent:                   Party A, provided however, that if an
                                     Event of Default occurs with respect to
                                     Party A, then Party B shall be entitled
                                     to appoint a financial institution which would


                                    Q-3-3
                                     qualify as a Reference Market-Maker to
                                     act as Calculation Agent (such financial institution subject to Party A's consent).

3.   Form Master Agreement.

     (a) "Specified Entity" means, in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

     (b) "Specified Entity" means, in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(viii) and Section 5(b)(iv): Not Applicable.

     (c) "Specified Transaction" is not applicable to Party A or Party B for any purpose, and accordingly, Section 5(a)(v) shall not apply to Party A or Party B.

     (d) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

     (e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Form Master Agreement will not apply to Party A or Party B.

     (f) The "Automatic Early Termination" provision of Section 6(a) of the Form Master Agreement will not apply to Party A or Party B.

     (g) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Section 5-1401 and 5-1402 of the New York General Obligations Law).

     (h) The phrase "Termination Currency" means United States Dollars.

     (i) For the purpose of Section 6(e) of the Form Master Agreement, Market Quotation and Second Method will apply.

4.   Recording of Conversation.

     Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5.   Credit Support Document.

     In relation to Party A: Not Applicable.
     In relation to Party B: Not Applicable.

6.   Credit Support Provider.


                                    Q-3-4

     In relation to Party A: Not Applicable
     In relation to Party B: Not Applicable

7.   Account Details:

     Account Payments for Party A:

     NAME:
     CITY:
     ABA#:
     ATTN:
     NAME:
     CITY:
     ACCT:
     ATTN:
     ATTN:

     Account Payments to Party B:

     NAME:
     CITY:
     ABA#:
     ATTN:
     NAME:
     CITY:
     ACCT:
     ATTN:
     ATTN:

8.   Offices:

     The Office of Party A for this
     Transaction is:                  _______________________

     Please send reset notices to fax no. (__________________)

     The Office of Party B for this
     Transaction is:                  _______________________


9.   Additional Provisions.

     Fully-Paid Transactions. Not withstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as Party B shall have satisfied in full all its payment and delivery obligations under Section 2(a)(I) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B r otherwise returns to Party B (upon demand of Party B, or otherwise) any portion of any such payment or delivery: (i) the occurrence of any event described in Section 5(a)(I) of the


                                    Q-3-5

Form Master Agreement with respect to Party B shall not constitute an Event of Default or a Potential Event of Default with respect to Party B as the Defaulting Party; and (ii) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either
Section 5(b)(i) or 5(b)(ii) of the Form Master Agreement with respect to Party A as the Affected Party or (ii) Section 5(b)(iii) of the Form Master Agreement with respect to Party A as the Burdened Party.

10.  Waiver of Rights to Trial by Jury.

     EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

11.  Eligible Contract Participant.

     Each Party represents to the other party that it is any "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

12.  Notice by Facsimile Transmission.

     Section 12(a) of the Form Master Agreement is hereby amended deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

13.  Multibranch Party.

     For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York or London, England Office: and Party B is not a Multibranch Party.

14.  Other Provisions.

     (a) Addresses for notices. As set forth on page 1 hereof, and with respect to Party A, the fax no. set forth in Section 8 hereof.

     (b) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

     (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

     (d) Documents to be Delivered. For the purpose of Section 4(a) of the Form Master Agreement:


                                    Q-3-6


Party required to deliver    Form/Document/               Date by which to be     Covered by Section 3(d)
document                     Certificate                  delivered               Representation

Party A and Party B          A certificate of an          Upon the execution      Yes
                             authorized officer of        and delivery of this
                             the party, as to the         Conformation
                             incumbency and authority
                             of the respective
                             officers of the party
                             signing this Confirmation


Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement returning via telecopier an executed copy of this
Confirmation to the attention of Global Derivative Operations (fax no.(      ).




                                      Accepted and as of the date first
                                      written:


                                    Q-3-7

                        SCHEDULE A TO THE CONFIRMATION
                        Our Ref. Nos.: _______________

------------------- ----------------- ----------------------- ---------------------- ----------------------
 Notional Amount       Start Date            End Date               Cap Rate I            Cap Rate II
    (USD)              ----------            --------               ----------            -----------
    -----

------------------- ----------------- ----------------------- ---------------------- ----------------------


                                    Q-3-8

                                   EXHIBIT R


                             ASSIGNMENT AGREEMENT


ASSIGNMENT AGREEMENT, dated as of _______, 20______ ("Assignment Agreement"), among COUNTRYWIDE HOME LOANS, INC. ("Assignor"), THE BANK OF NEW YORK, NOT IN AN INDIVIDUAL CAPACITY, BUT AS TRUSTEE FOR CWALT, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200___-____ ("Assignee"), pursuant to a Pooling and Servicing Agreement dated as of _____, 20___ (the "Pooling and Servicing Agreement") among CWALT, Inc., as depositor, Assignor, as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and Assignee, as trustee, and ___________ ("Remaining Party").

                             W I T N E S S E T H:

WHEREAS, effective as of _____, 20___, Assignor desires to assign all of its rights and delegate all of its duties and obligations to Assignee under those certain Transactions (the "Assigned Transactions") as evidenced by those certain confirmations with a Trade Date of _____, 20___ whose __________________ reference number[s] [are/is] [________ and ________, respectively,] ([each, a "Confirmation" and collectively, the "Confirmations"]), [a copy/copies] of which [are/is] attached hereto as
Exhibit I;

WHEREAS, Assignor and Remaining Party executed and delivered the Confirmations in connection with an ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement");

WHEREAS, Assignee desires to accept the assignment of rights and assume the delegation of duties and obligations of the Assignor under the Assigned Transactions and the Confirmations, including any modifications that may be agreed to by Assignee and Remaining Party; and

WHEREAS, Assignor desires to obtain the written consent of Remaining Party to the assignment, delegation, and assumption and Remaining Party desires to grant such consent in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Assignment and Assumption. Effective as of and from ___________, 20___ (the "Effective Date"), Assignor hereby assigns all of its rights and delegates all of its duties and obligations to Assignee and Assignee hereby assumes all Assignor's rights, duties, and obligations under the Assigned Transactions and the Confirmations arising on or after the Effective Date.

Release. Effective as of and from the Effective Date, Remaining Party and Assignor hereby release one another from all duties and obligations owed under and in respect of the Assigned Transactions and the Confirmations, and Assignor hereby terminates its rights under and in respect of the Assigned Transactions; provided, that such release shall not affect Assignor's obligation to pay each Fixed Amount (Premium) in accordance with the terms of the Assigned Transactions and the Confirmations.

Amendment to the Confirmations. Assignee and Remaining Party agree that each of the Confirmations and thus each of the Assigned Transactions shall be amended so that with respect to the Business Days for Payments section, the words "New York and London" shall be deleted and replaced with the words "New York".

Limitation on Liability. Assignor and Remaining Party agree to the following:
(a) the sole recourse in respect of the obligations of Assignee hereunder and under the Assigned Transactions shall be to the Trust Fund (as defined in the Pooling and Servicing Agreement); (b) The Bank of New York ("BNY") is entering into this Assignment Agreement solely in its capacity as trustee and not in its individual capacity under the Pooling and Servicing Agreement; and (c) in no case shall BNY (or any person acting as successor trustee under the Pooling and Servicing Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignor under the terms of the Assigned Transactions, all such liability, if any, being expressly waived by Assignor and Remaining Party and any person claiming by, through or under either such party.

Consent and Acknowledgment of Remaining Party. Remaining Party hereby consents to the assignment and delegation by Assignor to Assignee of all the rights, duties, and obligations of Assignor under the Assigned Transactions pursuant to this Assignment Agreement. In addition, Remaining Party hereby acknowledges that the responsibilities of Assignee under the Assigned Transactions and the Confirmations will be performed on its behalf by Countrywide Home Loans Servicing LP, as master servicer under the Pooling and Servicing Agreement.

Governing Agreement. The Assigned Transactions and the Confirmations shall form a part of, and be subject to, the Master Agreement (Multicurrency - Cross Border) (the "ISDA Form") in the form published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as if Assignee and Remaining Party had executed such an agreement (but without any Schedule except for the election of the laws of the State of New York as the governing law and United States Dollars as the Termination Currency) on the trade date of the first Transaction between Assignee and Remaining Party (the "Assignee Agreement"). The Confirmations, together with all other documents referring to the ISDA Form confirming transactions entered into between Assignee and Remaining Party, shall form a part of, and be subject to, the Assignee Agreement. For the purposes of this paragraph, capitalized terms used herein and not otherwise defined shall have the meanings assigned in the ISDA Form.

Representations. Each party hereby represents and warrants to the other parties as follows:

     It is duly organized, validly existing and in good standing under the laws of its organization or incorporation;

     It has the power to execute and deliver this Assignment Agreement; and

     Its obligations under this Assignment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

Each of Assignor and Remaining Party represents that no event or condition has occurred that constitutes an Event of Default, a Potential Event of Default or, to the party's knowledge, a Termination Event (as such terms are defined in the Confirmations and Assignee Agreement), with respect to the party, and no such event would occur as a result of the party's entering into or performing its obligations under this Assignment Agreement.

Indemnity. Each of Assignor and Remaining Party hereby agrees to indemnify and hold harmless Assignee with respect to any and all claims arising under the Assigned Transactions prior to the Effective Date. Each of Assignee (subject to the limitations set forth in paragraph 4 above) and Remaining Party hereby agrees to indemnify and hold harmless Assignor with respect to any and all claims arising under the Assigned Transactions on or after the Effective Date.

Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Notices. For the purposes of this Assignment Agreement and Section 12(a) of the ISDA Form Master Agreement of the Assigned Transactions, the addresses for notices or communications are as follows: (i) in the case of Assignor, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Josh Adler, with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished in writing to Assignee and Remaining Party; (ii) in the case of Assignee, The Bank of New York, 101 Barclay, New York, New York 10286, Attention: Corporate Trust MBS Administration, CWALT, Series 20____-___ or such other address as may be hereafter furnished in writing to Assignor and Remaining Party; and (iii) in the case of Remaining Party,

     Address:       [   ]
     Attention:     [   ]
     Telex No.      [   ]

     copy to:       One Metrotech Center North, Brooklyn, New York, 11201
     Attention:     Derivative Operations - 7th Floor
     Telex No:      212-272-1634

such other address as may be hereafter furnished in writing to Assignor and Assignee.

Payments. All payments remitted by Remaining Party under the Assigned Transactions shall be made by wire transfer according to the following instructions:

     The Bank of New York
     New York, NY
     ABA # [   ]
     GLA # [   ]
     For Further Credit:  [   ]
     Attn: [   ]

Counterparts. This Assignment Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                      COUNTRYWIDE HOME LOANS, INC.



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      THE BANK OF NEW YORK, NOT IN AN
                                      INDIVIDUAL CAPACITY, BUT AS TRUSTEE FOR
                                      CWALT, INC. MORTGAGE PASS-THROUGH
                                      CERTIFICATES, SERIES 20____-___



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      [                            ]
                                       ----------------------------


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------